UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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The Procter & Gamble Company

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THE PROCTER & GAMBLE COMPANY

P.O. Box 599

Cincinnati, Ohio 45201-0599

August 29, 2014

Fellow Procter & Gamble Shareholders:

It is my pleasure to invite you to this year’s annual meeting of shareholders, which will be held on Tuesday, October 14, 2014, at 9:00 a.m. Eastern Daylight Time.

At last year’s annual meeting, I mentioned that we were investigating alternative venues to host this very important event. I am delighted to inform you of some changes for this year:

•

The meeting will be held at The Duke Energy Convention Center, Grand Ballroom A, 525 Elm Street, Cincinnati, OH 45202. A map and directions are printed on the inside back cover page, including parking options.

•

We also have new admission procedures. If you would like to attend the meeting in person, you should pre-register. Please carefully review the Notice of Annual Meeting to Shareholders information on the following page for detailed instructions on how to register for admission. Instructions on how to vote your proxy can be found on page 1.

•	The meeting will begin at 9:00 a.m. For those attending in person, the doors will open at 8:00 a.m.

We appreciate your continued confidence in our Company and look forward to seeing you at the Duke Energy Convention Center on October 14.

Sincerely,

A.G. LAFLEY CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

THE PROCTER & GAMBLE COMPANY

P.O. Box 599

Cincinnati, Ohio 45201-0599

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

August 29, 2014

Date:	Tuesday, October 14, 2014
Time:	9:00 a.m. Eastern Daylight Time
Place:	Duke Energy Convention Center, Grand Ballroom A
525 Elm Street, Cincinnati, Ohio

Purposes of the Meeting:

•	To review the minutes of the 2013 annual meeting of shareholders;

•	To receive officer reports;

•	To elect as members of the Board of Directors (“Board”) the 11 persons named in the accompanying proxy statement;

•	To vote on a Board proposal to ratify appointment of the independent registered public accounting firm;

•	To vote on a Board proposal to approve The Procter & Gamble 2014 Stock and Incentive Compensation Plan;

•	To provide an advisory vote on a Board proposal to approve the Company’s executive compensation (the “Say on Pay” vote);

•	To vote on two shareholder proposals; and

•	To consider any other matters properly brought before the meeting.

New Procedures for Attending the Annual Meeting in Person:

If you plan to attend the meeting, you must be a shareholder of The Procter & Gamble Company as of August 15, 2014, the record date. In order to expedite your admission process, we encourage you to register for admission before 11:59 p.m. on Monday, October 13. You may register for admission for yourself and one guest by:

•	Visiting www.proxyvote.com and following the instructions provided, or calling 1-888-796-3713 . You will need the control number included on your proxy card, voter instruction form, or notice.

•	At the entrance to the meeting, we will verify your registration and request to see a valid form of photo identification, such as a driver’s license or passport.

If you do not register for admission in advance of the meeting, we will request to see your photo identification at the entrance to the meeting. We will then determine if you owned common stock on the record date by:

•	Verifying your name and stock ownership against our list of registered stockholders; or

•

Asking to review evidence of your stock ownership as of August 15, 2014, such as your brokerage statement. You must bring such evidence with you in order to be admitted to the meeting. If you are acting as a proxy, we will need to review a valid written legal proxy signed by the owner of the common stock granting you the required authority to vote the owner’s shares.

Audiocast of the Annual Meeting:

If you are not able to attend the meeting in person, you may join a live audiocast of the meeting on the Internet by visiting www.pginvestor.com at 9:00 a.m. Eastern Daylight Time on October 14, 2014.

Record Date:

August 15, 2014 is the record date for the meeting. This means that owners of Procter & Gamble stock at the close of business on that date are entitled to:

•	receive notice of the meeting; and

•	vote at the meeting and any adjournments or postponements of the meeting.

Information About the Notice of Internet Availability of Proxy Materials:

On August 29, 2014, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record as of August 15, 2014, and we posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, shareholders may choose to access our proxy materials at www.proxyvote.com or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those who previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you requested.

Householding Information:

Shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notices for all shareholders having that address. The Notice for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, please call us toll-free at 1-800-742-6253 in the U.S., or inform us in writing at: The Procter & Gamble Company Shareholder Services, c/o Computershare, Inc., P.O. Box 43078, Providence, RI 02940, or by email at P&G@computershare.com. We will respond promptly to such requests.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that they wish to receive a printed copy for each shareholder at that address.

Beneficial shareholders can request information about householding from their banks, brokers, or other holders of record.

Proxy Voting:

Your vote is important. Please vote your proxy promptly so your shares can be represented, even if you plan to attend the annual meeting. You can vote by Internet, by telephone, or by requesting a printed copy of the proxy materials and using the enclosed proxy card.

Our proxy tabulator, Broadridge Financial Solutions, must receive any proxy that will not be delivered in person to the annual meeting by 11:59 p.m., Eastern Daylight Time on Monday, October 13, 2014.

By order of the Board of Directors,

DEBORAH P. MAJORAS

Chief Legal Officer and Secretary

2014 Annual Meeting of Shareholders

Date:	Tuesday, October 14, 2014

Time:	9:00 a.m. Eastern Daylight Time

Place:	Duke Energy Convention Center, Grand Ballroom A 525 Elm Street, Cincinnati, Ohio

Meeting Audiocast:	www.pginvestor.com

Voting Matter	Board Vote Recommendation	See Page Number for more information

Item 1 - Election of Directors	FOR each nominee	5

Item 2 - Ratification of Independent Registered Public Accounting Firm	FOR	56

Item 3 - Proposal to Adopt The Procter & Gamble 2014 Stock and Incentive Compensation Plan	FOR	56

Item 4 - Advisory Approval of Executive Compensation	FOR	63

Item 5 - Shareholder Proposal for Report on Unrecyclable Packaging	AGAINST	64

Item 6 - Shareholder Proposal for Report on Alignment Between Corporate Values and Political Contributions	AGAINST	65

This summary contains highlights of certain information in this proxy statement. However, because it is only a summary, it does not contain all the information that you may wish to consider prior to voting. Please review the complete proxy statement and the Company’s Annual Report on Form 10-K for more detailed information.

i

Our Director Nominees

You are being asked to vote on the election of these 11 Directors. Additional information about each Director’s background, skills, and experience can be found on pages 5-9.

Name	Age	Board Tenure	Position	Independent	Committee Memberships*
Angela F. Braly	53	4 years	Former Chair of the Board, President and Chief Executive Officer of Wellpoint, Inc.	Yes	Audit G&PR
Kenneth I. Chenault	63	6 years	Chairman and Chief Executive Officer of the American Express Company	Yes	Audit C&LD
Scott D. Cook	62	13 years	Chairman of the Executive Committee of the Board of Intuit Inc.	Yes	C&LD+ I&T
Susan Desmond-Hellmann	57	3 years	Chief Executive Officer of the Bill & Melinda Gates Foundation	Yes	Audit I&T
A.G. Lafley	67	1 year	Chairman of the Board, President and Chief Executive Officer of the Company	No
Terry J. Lundgren	62	1 year	Chairman and Chief Executive Officer of Macy’s, Inc.	Yes	G&PR I&T
W. James McNerney, Jr. (Presiding Director)	65	11 years	Chairman of the Board and Chief Executive Officer of The Boeing Company	Yes	C&LD+ G&PR
Margaret C. Whitman	58	3 years	President & Chief Executive Officer of Hewlett-Packard	Yes	C&LD I&T
Mary Agnes Wilderotter	59	5 years	Chairman of the Board and Chief Executive Officer of Frontier Communications	Yes	Audit C&LD I&T
Patricia A. Woertz	61	6 years	Chairman and Chief Executive Officer, of Archer Daniels Midland Company	Yes	Audit+ G&PR
Ernesto Zedillo	62	13 years	Director of the Center for the Study of Globalization and Professor in the field of International Economics and Politics at Yale University and former President of Mexico	Yes	G&PR+ I&T
* C&LD = Compensation & Leadership Development G&PR = Governance & Public Responsibility I&T = Innovation & Technology + Indicates Committee Chair

Governance Highlights

Board Composition

•  11 Director nominees; 10 are independent

•  7 of 11 nominees are women or ethnically diverse

•  Average age of Director nominees is 61

•  5 new Directors in the last 5 years

•  Highly qualified Directors with a diversity of skills and experiences:

Member	Leadership, Strategy & Risk Management	Consumer Industry	International	Marketing	Finance & Financial Reporting	Government	Technology & Innovation
Angela F. Braly	✓	✓		✓	✓	✓
Kenneth I. Chenault	✓	✓	✓	✓	✓		✓
Scott D. Cook	✓	✓		✓	✓		✓
Susan Desmond-Hellmann	✓				✓		✓
A.G. Lafley	✓	✓	✓	✓	✓	✓	✓
Terry J. Lundgren	✓	✓		✓	✓		✓
W. James McNerney Jr.	✓		✓	✓	✓	✓	✓
Margaret C. Whitman	✓	✓		✓	✓		✓
Mary Agnes Wilderotter	✓	✓		✓	✓		✓
Patricia A. Woertz	✓		✓	✓	✓	✓	✓
Ernesto Zedillo	✓		✓		✓	✓	✓

Corporate Governance

•  4 fully independent Committees of the Board: Audit, Compensation & Leadership Development, Governance & Public Responsibility, and Innovation & Technology

•  Specified retirement age and term limits

•  Independent Directors met in Executive Session 6 times

•  Directors attended > 96% of Board and committee meetings in FY 2013-14

•  Annual Board and Committee self-assessments

•  Annual independent Director evaluation of Chairman and CEO

•  Annual assessment and determination of Board leadership structure

•  Annual election of independent Presiding Director (when Chair/CEO roles are combined)

•  Presiding Director has strong role and significant governance duties

•  Board policy limits Director membership on other public company boards

•  Declassified Board—annual election of all Directors

•  Majority voting standard for uncontested Director elections

•  Shareholder right to call special meeting

•  Clawback and no-hedging policies

•  Significant share ownership requirements for senior executives

•  Annual advisory vote on executive compensation

Executive Compensation Highlights

We Emphasize Pay for Performance by aligning incentives with business strategies to reward executives who achieve or exceed Company, business unit and individual goals, while discouraging excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of others.

Average Mix of Key Components of NEO Compensation by Type, Length, and Form

We Pay Competitively by setting target compensation opportunities to be competitive with other multinational corporations of similar size, value, and complexity.

We Focus on Long-Term Success by including equity as a cornerstone of our executive pay programs and by using a combination of short-term and long-term incentives to ensure a strong connection between Company performance and actual compensation realized.

NEO Compensation for FY 2013-14
Compensation Element	% of Total	Description	Cash	Equity
Salary	12.0	Annual Base Pay	✓
STAR Bonus[1]	17.7	Annual Performance-Based Bonus Based on 1-year Results	✓
Performance Stock Program	30.6	Performance-Based Stock Program Based on 3-year Results		✓
Key Manager Stock Grant	27.1	Annual Long-Term Equity Award		✓
Retirement, Expatriate Allowances & Other	12.6	Retirement Plan Value, Expatriate Costs, and Benefits	✓

1 The STAR Bonus is considered a cash program. However, participants may elect to receive their bonus in equity instead of cash.

In connection with The Procter & Gamble Company’s (“the Company”) 2014 annual meeting of shareholders, which will take place on October 14, 2014, the Board of Directors has provided these materials to you, either over the Internet or via mail. The Notice was mailed to Company shareholders beginning August 29, 2014, and our proxy materials were posted on the website referenced in the Notice on that same date. The Company, on behalf of its Board, is soliciting your proxy to vote your shares at the 2014 annual meeting of shareholders. We solicit proxies to give shareholders of record an opportunity to vote on matters that will be presented at the annual meeting. In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares.

Who can vote?

You can vote if, as of the close of business on Friday, August 15, 2014, you were a shareholder of record of the Company’s:

•	Common Stock (“Common Stock”);

•	Series A ESOP Convertible Class A Preferred Stock; or

•	Series B ESOP Convertible Class A Preferred Stock.

Each share of Company stock gets one vote. On August 15, 2014, there were issued and outstanding:

•	2,706,984,263 shares of Common Stock;

•	52,508,017 shares of Series A ESOP Convertible Class A Preferred Stock; and

•	57,838,477 shares of Series B ESOP Convertible Class A Preferred Stock.

For participants in The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan and/or The Procter & Gamble Savings Plan:

If you are a participant in The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan and/or The Procter & Gamble Savings Plan, you can instruct the Trustees how to vote the shares of stock that are allocated to your account. If you do not vote your shares, the Trustees will vote them in proportion to those shares for which they have received voting instructions. Likewise, the Trustees will vote shares held by the trust that have not been allocated to any account in the same manner.

For participants in The Procter & Gamble Shareholder Investment Program and/or The Procter & Gamble International Stock Ownership Program:

If you are a participant in The Procter & Gamble Shareholder Investment Program and/or The Procter & Gamble International Stock Ownership Program, you can vote the shares of common stock held for your account through one of the proxy voting options set forth under “How do I vote by proxy?” below.

How do I vote by proxy?

Most shareholders can vote by proxy in three ways:

•	By Internet—You can vote via the Internet by following the instructions in the Notice or by accessing the Internet at www.proxyvote.com and following the instructions contained on that website;

•	By Telephone—In the United States and Canada, you can vote by telephone by following the instructions in the Notice or by calling 1-800-690-6903 (toll-free) and following the instructions; or

•

By Mail—You can vote by mail by requesting a full packet of proxy materials be sent to your home address. Upon receipt of the materials, you may fill out the enclosed proxy card and return it per the instructions on the card.

Please see the Notice or the information your bank, broker, or other holder of record provided you for more information on these options.

If you authorize a proxy to vote your shares over the Internet or by telephone, you should not return a proxy card by mail (unless you are revoking your proxy).

If you vote by proxy, your shares will be voted at the annual meeting in the manner you indicate on your proxy card. If you sign your proxy card but do not specify how you want your shares to be voted, they will be voted as the Board recommends.

Can I change or revoke my vote after I return my proxy card?

Yes. You can change or revoke your proxy by Internet, telephone, or mail prior to 11:59 p.m. Eastern Daylight Time on Monday, October 13, 2014, or by attending the annual meeting and voting in person.

Can I vote in person at the annual meeting instead of voting by proxy?

Yes. However, we encourage you to vote your proxy by Internet, telephone, or mail prior to the meeting.

Voting Procedures

Election of Directors—As provided in the Company’sAmended Articles of Incorporation, each of the 11 nominees for Director who receives a majority of votes cast will be elected as a member of the Board. A “majority of votes cast” means that the number of shares cast “for” a nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes will have no effect. Pursuant to the By Laws of the Board of Directors, if a non-incumbent nominee for Director receives a greater number of votes cast “against” than votes cast “for,” such nominee shall not be elected as a member of the Board. Any incumbent nominee for Director who receives a greater number of votes cast “against” than votes cast “for” shall continue to serve on the Board pursuant to Ohio law, but shall immediately tender his or her resignation as a Director to the Board. Within 90 days, the Board will decide, after taking into account the recommendation of the Governance & Public Responsibility Committee (in each case excluding the nominee in question), whether to accept the resignation. Absent a compelling reason for the Director to remain on the Board, the Board shall accept the resignation. The Board’s explanation of its decision shall be promptly disclosed on a Form 8-K submitted to the Securities and Exchange Commission (“SEC”).

The proposal to adopt The Procter & Gamble 2014 Stock and Incentive Compensation Plan and all other proposals require the affirmative vote of a majority of shares participating in the voting on each proposal for approval. Abstentions and broker non-votes will not be counted as participating in the voting and will therefore have no effect.

Who pays for this proxy solicitation?

The Company does. We have hired Phoenix Advisory Partners, a proxy solicitation firm, to assist us in soliciting proxies for a fee of $17,500 plus reasonable expenses. In addition, Phoenix Advisory Partners and the Company’s Directors, officers, and employees may also solicit proxies by mail, telephone, personal contact, email, or other online methods. We will reimburse their expenses for doing this.

We will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of Company stock. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning, and tabulating the proxies.

Director Experiences, Skills, and Qualifications

The composition of the Board is intended to reflect an appropriate mix of skill sets, experience, and qualifications that are relevant to the business and governance of the Company over time. Each individual Director should epitomize the Company’s Purpose, Values and Principles, possess the highest ethics and integrity, and demonstrate commitment to representing the long-term interests of the Company’s shareholders. Each Director should also have an inquisitive and objective mind and individual experiences that provide practical wisdom and foster mature judgment. These experiences, at policy-making levels, may include business, government, technology, international, marketing, and other areas that are relevant to the Company’s global operations. In addition, the evaluation of Director nominees by the Governance & Public Responsibility Committee takes into account diversity, including with respect to age, gender, international background, and race.

Below we identify and describe specific experiences, skills, and qualifications our Directors bring to the Board. Each of our current Directors is a highly qualified, recognized leader in his or her respective industry or field. Each of the Director’s specific experiences, skills, and qualifications considered by the Board in their re-nomination are included in their individual biographies and the accompanying table on page 9 of this proxy statement. The fact that we do not list a particular experience, skill, or qualification for a Director does not mean that Director does not possess that particular experience, skill, or qualification.

Leadership, strategy, and risk management experience. Directors with significant leadership experience over an extended period, including current and former chief executive officers, provide the Company with special insights. These individuals demonstrate a practical understanding of how large organizations operate, including the importance of talent management and how employee and executive compensation are set. They understand strategy and risk management, and how these factors impact the Company’s operations and controls. They possess extraordinary leadership qualities and are able to identify and develop leadership qualities in others. And, through their various leadership positions, they have access to important information and relationships that benefit the Company.

Consumer industry experience. Directors with experience in dealing with consumers, particularly in the areas of marketing and selling products or services to consumers, provide valuable insights to the Company. They understand consumer needs, recognize products and marketing campaigns that might resonate with consumers, and identify potential changes in consumer trends and buying habits.

International experience. Directors with experience in markets outside of the United States bring valuable knowledge to the Company, including exposure to different cultural perspectives and practices. Because we do business in over 180 countries, and business in international markets accounts for approximately 65% of the Company’s revenue, having Directors on our Board with this experience is critical.

Marketing experience. Directors with experience identifying, developing, and marketing new products, as well as identifying new areas for existing products, can add significant positive impact to the Company’s operational results. As one of the world’s largest advertisers, this is a particularly important attribute.

Finance experience. Directors with an understanding of accounting and financial reporting processes, particularly as they relate to a large, complex, global business, provide an important oversight role. The Company employs a number of financial targets to measure its performance, and accurate financial reporting is critical to the Company’s success. Directors with financial experience are essential for ensuring effective oversight of the Company’s financial measures and processes.

Government experience. Directors with government experience, whether as members of the government or through extensive interactions with government and government agencies, are able to recognize, identify, and understand the key issues that the Company faces in an economy increasingly affected by the role of governments around the world.

Technology and innovation experience. Directors with an understanding of technology and innovation help the Company focus its efforts in these important areas, as well as track progress against strategic goals and benchmarks. As one of the few companies with an Innovation & Technology Committee of the Board, this is particularly important to the Company’s overall success.

Director Diversity

The Board considers diversity to be an important criterion in the selection and nomination of candidates for Director. As a global company, the Board seeks Directors with international backgrounds and global experience, among other factors. This is reflected in the Corporate Governance Guidelines, which set forth the minimum qualifications for Board members and note that the Board “seeks to achieve a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, international background, race, and specialized experience.”

Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the Director nomination process. For this year’s election, the Board has nominated 11 individuals; all are incumbent nominees who currently bring tremendous diversity to the Board. Each nominee is a strategic thinker and has varying, specialized experience in areas that are relevant to the Company and its businesses. Moreover, their collective experience covers a wide range of countries, geographies, and industries, including consumer products, technology, financial services, national retail, agriculture, aerospace, and health care, as well as roles in consulting and government. These 11 Director nominees range in age from 53 to 67, and five of these 11 Directors, or 45% of our current Board, are women; one is African-American; and one is Mexican. The Board views this diversity as a clear strength.

The Board assesses the effectiveness of its diversity policy every year as part of the nomination process for the annual election of Directors by the Company’s shareholders. The Board’s Governance & Public Responsibility Committee, responsible for making recommendations for Director nominations to the full Board, reviews the Director nominees (including shareholder nominees) and ascertains whether, as a whole, the group meets the Board’s policy in this regard. Having reviewed the collective background and experience of the 11 nominees, the Board has concluded that they provide significant diversity and clearly meet the Board’s policy.

All of the Board’s nominees for Director are incumbent nominees who will be elected for a one-year term. Angela F. Braly, Kenneth I. Chenault, Scott D. Cook, Susan Desmond-Hellmann, A.G. Lafley, Terry J. Lundgren, W. James McNerney, Jr., Margaret C. Whitman, Mary Agnes Wilderotter, Patricia A. Woertz, and Ernesto Zedillo were elected for one-year terms at the 2013 annual meeting. The current terms of all nominees for Director will expire at the 2014 annual meeting. The Board has nominated each of these individuals for a new term that will expire at the 2015 annual meeting.

Each of the nominees for Director has accepted the nomination and agreed to serve as a Director if elected by the Company’s shareholders. If any nominee becomes unable or unwilling to serve between the date of the proxy statement and the annual meeting, the Board may designate a new nominee, and the persons named as proxies will vote on that substitute nominee.

The Board of Directors recommends a vote FOR Angela F. Braly, Kenneth I. Chenault, Scott D. Cook, Susan Desmond-Hellmann, A.G. Lafley, Terry J. Lundgren, W. James McNerney, Jr., Margaret C. Whitman, Mary Agnes Wilderotter, Patricia A. Woertz, and Ernesto Zedillo as Directors to hold office until the 2015 annual meeting of shareholders and until their successors are elected.

Nominees for Election as Directors with Terms Expiring in 2015

Angela F. Braly	Director since 2009, Age 53

Ms. Braly is the former Chair of the Board, President and Chief Executive Officer of WellPoint, Inc. (a healthcare insurance company). She served as Chair of the Board from March 2010 until August 2012 and President and Chief Executive Officer from 2007 through August 2012. She previously served as Executive Vice President, General Counsel, and Chief Public Affairs Officer of WellPoint from 2005 to 2007, and President and Chief Executive Officer of Blue Cross Blue Shield of Missouri from 2003 to 2005. Ms. Braly has been a Director of Lowe’s Companies, Inc. since November 2013.

As the former Chief Executive Officer of a major health benefits company that interacts directly with consumers, Ms. Braly has a vast amount of leadership, consumer industry, and marketing experience. Ms. Braly also brings a significant amount of government experience, given her prior role as General Counsel and Chief Public Affairs Officer for WellPoint, where she was responsible for the company’s government relations efforts, among other areas.

Member of the Audit and Governance & Public Responsibility Committees.

Kenneth I. Chenault	Director since 2008, Age 63

Mr. Chenault is Chairman and Chief Executive Officer of the American Express Company (a global services, payments, and travel company), where he has served in various roles of increasing responsibility since joining the company in 1981. Mr. Chenault assumed his current responsibilities as Chairman and Chief Executive Officer in 2001. He has been a Director of International Business Machines Corporation since 1998.

As Chairman and Chief Executive Officer of American Express, Mr. Chenault has significant leadership and financial experience. With more than 30 years of experience delivering products and services to consumers and businesses all across the world, Mr. Chenault brings consumer and business insights, marketing and digital expertise, as well as a global perspective to the Board.

Member of the Audit and Compensation & Leadership Development Committees.

Scott D. Cook	Director since 2000, Age 62

Mr. Cook is Chairman of the Executive Committee of the Board of Intuit Inc. (a software and web services company), which he co-founded in 1983. He served as President and Chief Executive Officer of Intuit from 1983 to 1994 and as Chairman of the Board of Intuit from 1993 through 1998. He has been a Director of eBay Inc. since 1998.

As a co-founder and former Chief Executive Officer of Intuit, whose software is marketed and sold directly to consumers, and a current Director of eBay, Mr. Cook has a wealth of leadership, technology, consumer industry, and marketing experience that he brings to the Board.

Chair of the Innovation & Technology Committee and member of the Compensation & Leadership Development Committee.

Susan Desmond-Hellmann	Director since 2010, Age 57

Dr. Desmond-Hellmann is the Chief Executive Officer of the Bill & Melinda Gates Foundation (a private foundation supporting U.S. education, global health and development, and community giving in the Pacific Northwest), a position she has held since May 1, 2014. Prior to this role, she served as Chancellor and Arthur and Toni Rembe Rock Distinguished Professor, University of California, San Francisco (“UCSF”), from August 2009 to March 2014. From 2004 through 2009, Dr. Desmond-Hellmann served as president of product development at Genentech (a biotechnology company), where she was responsible for pre-clinical and clinical development, business development, and product portfolio management. Prior to joining Genentech in 1995, Dr. Desmond-Hellmann was associate director of clinical cancer research at Bristol-Myers Squibb Pharmaceutical Research Institute. She has been a Director of Facebook Inc. since March 2013.

As Chief Executive Officer of the Bill & Melinda Gates Foundation, Dr. Desmond-Hellmann brings leadership experience and global perspectives on important social responsibility issues. As Facebook Director, prior Chancellor of UCSF, and past president of product development at Genentech, Dr. Desmond-Hellmann has extensive leadership and technology experience. As a former member of the Federal Reserve Bank of San Francisco’s Economic Advisory Council, she also brings finance experience to the Board.

Member of the Audit and Innovation & Technology Committees.

A.G. Lafley	Director since 2013, Age 67

Mr. Lafley is Chairman of the Board, President and Chief Executive Officer of the Company and was appointed to this position on May 23, 2013. Mr. Lafley originally joined the Company in 1977 and held positions of increasing responsibility, in the U.S. and internationally, until he was elected President and Chief Executive Officer in 2000, a position he held until June 30, 2009. On July 1, 2002, Mr. Lafley was elected Chairman of the Board, a position he held until January 2010. During the past five years, in addition to his roles as a Company employee, Mr. Lafley served as a consultant to the Company and as a member of the boards of directors of public companies Dell, Inc. and General Electric Company. He no longer serves on these boards. Since his retirement from the Company, he served as a Senior Advisor at Clayton, Dubilier & Rice, LLC, a private equity partnership, and was appointed by President Obama to serve on The President’s Council on Jobs and Competitiveness. Mr. Lafley consulted with a number of Fortune 50 companies on business and innovation strategy. He also advised on CEO succession and executive leadership development, and coached experienced, new and potential CEOs. He currently serves on the board of directors of Legendary Pictures, LLC (a film production company).

As a long-tenured employee, Director and previous Chairman of the Board, President and Chief Executive Officer, Mr. Lafley brings extensive leadership experience and a vast understanding of the Company to the Board. In addition, Mr. Lafley’s experiences outside of the Company provide him with new perspective. Mr. Lafley has significant leadership, strategy, risk management, consumer industry, marketing and international experience.

Terry J. Lundgren	Director since 2013, Age 62

Mr. Lundgren is Chairman and Chief Executive Officer of Macy’s, Inc. (a national retailer), where he has served in various roles of increasing responsibility since joining Federated Department Stores in 1975. Mr. Lundgren held the title of President of Macy’s until April 2014. Mr. Lundgren assumed his current responsibilities as Chairman in 2004 and Chief Executive Officer in 2003. He has been a Director of Kraft Foods Group since 2012.

As Chairman and Chief Executive Officer of Macy’s, Inc. and a director on the board of the Federal Reserve Bank of New York, Mr. Lundgren brings extensive leadership, strategy, and risk management experience to the Board. With over thirty years in the retail industry, Mr. Lundgren contributes his deep knowledge of the consumer industry and dynamic marketing practices, including digital marketing, to the Board.

Member of the Governance & Public Responsibility and Innovation & Technology Committees.

W. James McNerney, Jr.	Director since 2003, Age 65

Mr. McNerney is Chairman of the Board and Chief Executive Officer of The Boeing Company (an aerospace, commercial jetliners, and military defense systems company), a position he has held since 2005. Mr. McNerney held the title of President of Boeing from July 2005 until December 2013. From 2001 to 2005, Mr. McNerney was CEO of 3M Company (a global technology company). Prior to his appointment as CEO of 3M Company, Mr. McNerney was employed by General Electric for nearly twenty years, where he held positions of increasing importance. He has been a Director of International Business Machines Corporation since 2009.

As the Chief Executive Officer of Boeing, former Chief Executive Officer of 3M, and former executive of General Electric, Mr. McNerney brings a wealth of leadership, global, and technology experience. His extensive experience managing large, global manufacturing companies, as well as his insight into government affairs, enable him to advise the Board on a variety of strategic and business matters.

Presiding Director, Chair of the Compensation & Leadership Development Committee, and member of the Governance & Public Responsibility Committee.

Margaret C. Whitman	Director since 2011, Age 58

Ms. Whitman was elected President & Chief Executive Officer of Hewlett-Packard (a computer software, hardware, and IT services company) in September 2011. She served as President and Chief Executive Officer of eBay Inc. from 1998 to March 2008. Prior to joining eBay, Ms. Whitman held executive level positions at Hasbro Inc., FTD, Inc., The Stride Rite Corporation, The Walt Disney Company, and Bain & Company. She also served as a Director of the Company from 2003 to 2008, having resigned in preparation for her 2010 California gubernatorial bid. She served as a Director of Zipcar, Inc. from 2011 to March 2013.

As the President & Chief Executive Officer of Hewlett-Packard, former President and Chief Executive Officer of eBay, and previously as a senior officer of a number of consumer products companies, Ms. Whitman has extensive leadership and consumer industry experience. Her current and prior management roles also provide her with significant marketing and technology experience.

Member of the Compensation & Leadership Development and Innovation & Technology Committees.

Mary Agnes Wilderotter	Director since 2009, Age 59

Mrs. Wilderotter is Chairman of the Board and Chief Executive Officer of Frontier Communications Corporation (a communications company specializing in providing services to rural areas and small and medium-sized towns and cities), which she joined as President and Chief Executive Officer in 2004. Mrs. Wilderotter held the title of President of Frontier until April 2012. Mrs. Wilderotter previously held positions as Senior Vice President of Worldwide Public Sector at Microsoft, President and Chief Executive Officer of Wink Communications, Inc., and Executive Vice President of National Operations for AT&T’s Wireless Service, Inc. She has been a Director of Xerox Corporation since 2006. Mrs. Wilderotter was a Director of The McClatchy Company from 2001 to 2007, and she was a Director of Yahoo! Inc. from 2007 to 2009.

As Chief Executive Officer of Frontier Communications, and previously as Chief Executive Officer of Wink Communications, Mrs. Wilderotter has significant leadership experience. Her current role, along with her prior roles at Microsoft, Wink Communications, and AT&T, also give her a vast amount of consumer industry, marketing, and technology experience.

Member of the Audit, Compensation & Leadership Development and Innovation & Technology Committees.

Patricia A. Woertz	Director since 2008, Age 61

Ms. Woertz is Chairman and Chief Executive Officer of Archer Daniels Midland Company (agricultural processors of oilseeds, corn, wheat, and cocoa, etc.), a company she joined in 2006. Ms. Woertz was named Chief Executive Officer in 2006 and Chairman in 2007. Ms. Woertz held the title of President of Archer Daniels Midland Company from 2006 until February 2014. Prior to joining Archer Daniels Midland, Ms. Woertz held positions of increasing importance at Chevron Corporation and its predecessor companies. She began her career as a certified public accountant with Ernst & Ernst. Ms. Woertz has been a Director of Royal Dutch Shell plc since June 2014.

As Chief Executive Officer of Archer Daniels Midland, Ms. Woertz has significant leadership experience. Having started her career as a certified public accountant, and with a broad range of executive roles at Chevron Corporation and its predecessor companies, Ms. Woertz also brings a significant amount of international, marketing, government relations, and finance experience.

Chair of the Audit Committee and member of the Governance & Public Responsibility Committee.

Ernesto Zedillo	Director since 2001, Age 62

Dr. Zedillo served as President of Mexico from 1994 to 2000 and currently serves as Director of the Center for the Study of Globalization and Professor in the field of International Economics and Politics at Yale University. He has been a Director of Alcoa, Inc. since 2002 and Citigroup, Inc. and Promotora de Informaciones S.A. since 2010. Dr. Zedillo was also a Director of Union Pacific Corporation from 2001 to 2006.

Dr. Zedillo’s prior service as President of Mexico provides him with significant government and leadership experience. His current role as Director of the Center for the Study of Globalization and Professor in the field of International Economics and Politics at Yale University provides him with a wealth of international experience. He also has significant financial experience, having previously served on the Audit Committee of Union Pacific and as the Secretary of Economic Programming and the Budget for Mexico, as well as having held various positions at the Banco de Mexico.

Chair of the Governance & Public Responsibility Committee and member of the Innovation & Technology Committee.

Director Nominees’ Experience

As described on pages 5-8 of this proxy statement, our Board is highly qualified and each Director brings a diversity of skills and experiences to the Board. The list below is a summary; it does not include all of the skills, experiences, qualifications, and diversity that each Director nominee offers, and the fact that a particular experience, skill, or qualification is not listed does not mean that a Director does not possess it.

Member	Leadership, Strategy & Risk Management	Consumer Industry	International	Marketing	Finance & Financial Reporting	Government	Technology & Innovation
Angela F. Braly	✓	✓		✓	✓	✓
Kenneth I. Chenault	✓	✓	✓	✓	✓		✓
Scott D. Cook	✓	✓		✓	✓		✓
Susan Desmond-Hellmann	✓				✓		✓
A.G. Lafley	✓	✓	✓	✓	✓	✓	✓
Terry J. Lundgren	✓	✓		✓	✓		✓
W. James McNerney, Jr.	✓		✓	✓	✓	✓	✓
Margaret C. Whitman	✓	✓		✓	✓		✓
Mary Agnes Wilderotter	✓	✓		✓	✓		✓
Patricia A. Woertz	✓		✓	✓	✓	✓	✓
Ernesto Zedillo	✓		✓		✓	✓	✓

The Board’s Purpose

The Board has general oversight responsibility for the Company’s affairs pursuant to Ohio’s General Corporation Law, the Company’s Amended Articles of Incorporation, the Code of Regulations, and the By Laws of the Board of Directors. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s shareholders and is committed to strong corporate governance, as revealed through its policies and practices. Although the Board does not have responsibility for the day-to-day management of the Company, it stays informed about the Company’s business and provides guidance to Company management through periodic meetings, site visits, and other interactions. The Board is deeply involved in the Company’s strategic planning process, leadership development, succession planning, and oversight of risk management. The Board has established committees to assist in fulfilling its oversight responsibilities. Additional details concerning the Board’s commitments and principles guiding its overall governance practices are contained in the Corporate Governance Guidelines, which can be found in the corporate governance section of the Company’s website at www.pginvestor.com.

The Board’s Leadership Structure

The Board regularly considers the appropriate leadership structure for the Company and has concluded that the Company and its shareholders are best served by the Board retaining discretion to determine whether the same individual should serve as both Chief Executive Officer (“CEO”) and Chairman of the Board, or whether the roles should be separated. The Board believes that it is important to retain the flexibility to make this determination at any given point in time based on what it believes will provide the best leadership structure for the Company. This approach allows the Board to utilize its considerable experience and knowledge to elect the most qualified Director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and CEO roles when necessary. Accordingly, at some points in the Company’s history, the CEO and Chairman of the Board roles were held by the same person. At other times, the roles were held by different individuals. In each instance, the decision on whether to combine or separate the roles was made in the best interests of the Company’s shareholders, based on the circumstances at the time.

Further, in the event that the Board determines that the same individual should hold the positions of CEO and Chairman of the Board, the independent Directors of the Board annually elect a Presiding Director from among the independent Directors. The Presiding Director role is a significant one, with responsibilities consistent with accepted best practices, including:

•	preside at all meetings of the Board in the absence of, or upon the request of, the Chairman of the Board, including executive sessions of the independent members of the Board;
•	approve meeting agendas for the Board and information sent to the Board;
•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	advise the Chairman of the Board and/or the Secretary regarding the agendas for the Board meetings;
•	call meetings of the non-employee and/or independent members of the Board, with appropriate notice;
•	advise the Governance & Public Responsibility Committee and the Chairman of the Board on the membership of the various Board committees and the selection of committee chairpersons;
•	advise the Chairman of the Board on the retention of advisors and consultants who report directly to the Board;
•	advise the Chairman of the Board and Chief Executive Officer, as appropriate, on issues discussed at executive sessions of non-employee and/or independent members;
•	with the Chair of the Compensation & Leadership Development Committee, review with the Chief Executive Officer the non-employee members’ annual evaluation of his performance;
•	serve as principal liaison between the non-employee and/or independent members, as a group, and the Chairman of the Board, as necessary;
•	serve when necessary and appropriate, after consultation with the Chief Executive Officer, as the liaison between the Board and the Company’s shareholders; and
•	select an interim Presiding Director to preside over meetings at which he or she cannot be present.

Mr. McNerney serves as the Board’s current Presiding Director and has been annually re-elected to that role since August 14, 2007. Mr. McNerney is a strong, independent Presiding Director, who fulfilled each of these duties during the past year. As the current Chairman of the Board and Chief Executive Officer of The Boeing Company, and former CEO of 3M Company, he brings a wealth of diverse experiences and outside perspective to his role as Presiding Director. In FY 2013-14, the independent Directors met 6 times in regularly scheduled executive sessions, without Mr. Lafley present. Mr.

McNerney led those sessions and following each, he advised Mr. Lafley on the Board’s discussions, including performance feedback.

During the Board’s annual evaluation of its leadership structure, and upon recommendation of the Governance & Public Responsibility Committee, the non-employee Directors of the Board concluded that the current leadership structure continues to be the right leadership structure for the Company at this time, and it is not in the best interests of the shareholders to separate the role of Chairman of the Board and CEO and require an independent Chairman. The non-employee Directors then reappointed Mr. McNerney to serve as Presiding Director for FY 2014-15.

The Board reached this decision because the current leadership structure, with Mr. Lafley serving as both Chairman of the Board and CEO, provides unified leadership and direction for the Company and gives clear focus for management to execute the Company’s strategy, business plans and productivity efforts. Mr. Lafley’s proven leadership and extensive knowledge of the Company, its people and its business are key attributes for the Chairman of the Board. Mr. Lafley as Chairman and CEO, and Mr. McNerney work well together, and the Board is confident that the appropriate balance of power will be maintained. The Board will continue to periodically evaluate the Company’s leadership structure to ensure that the Board’s structure is right and appropriate at all times.

The Board’s Oversight of Risk

It is the responsibility of the Company’s senior management to develop and implement the Company’s strategic plans, and to identify, evaluate, manage, and mitigate the risks inherent in those plans. It is the responsibility of the Board to understand and oversee the Company’s strategic plans, the associated risks, and the steps that senior management is taking to manage and mitigate those risks. The Board takes an active approach to its role in overseeing the development and execution of the Company’s business strategies as well as its risk oversight role. This approach is bolstered by the Board’s leadership and committee structure, which ensures proper consideration and evaluation of potential enterprise risks by the full Board under the auspices of the Chairman of the Board and Presiding Director, and further consideration and evaluation of discrete risks at the committee level.

To ensure proper oversight of the Company’s management and the potential risks that the Company faces, at any time when the Chairman of the Board and CEO roles are held by the same individual, the non-employee members of the Board annually elect a Presiding Director from the Board’s independent Directors. The Presiding Director’s duties include helping to ensure that the Board’s agenda and executive sessions are appropriately focused on risk. In addition, the Board is comprised of all independent Directors, except for Mr. Lafley, the Chairman and CEO; all members of the key committees of the Board (Audit, Compensation & Leadership Development, and Governance & Public Responsibility) are independent. This system ensures that key decisions made by the Company’s most senior management, up to and including the CEO, are reviewed and overseen by the non-employee Directors of the Board, each of whom is independent.

Risk management oversight by the full Board includes a comprehensive annual review of the Company’s overall strategic plan, typically conducted in June. The Board also devotes significant time to reviewing the strategic plans for each of the Company’s business sectors, including the risks associated with these strategic plans, at Board meetings during the year. The Board also conducts reviews of other strategic focus areas for the Company. The Board annually reviews the conclusions and recommendations generated by management’s enterprise risk management process. This process involves a cross-functional group of the Company’s senior management which, on a continual basis, identifies current and future potential risks facing the Company and ensures that actions are taken to manage and mitigate those potential risks. The Board also has overall responsibility for leadership succession for the Company’s most senior officers, including the CEO, and reviews succession plans on an ongoing basis.

In addition, the Board has delegated certain risk management oversight responsibilities to specific Board committees, each of which reports regularly to the full Board. In performing these oversight responsibilities, each committee has full access to management, as well as the ability to engage independent advisors. The Audit Committee oversees the Company’s compliance with legal and regulatory requirements and its overall risk management process. It also regularly receives reports regarding the Company’s most significant internal controls, compliance risks, and potential legal and regulatory risks, along with management’s plans for managing and mitigating those risks, and processes for maintaining compliance within a strong internal controls environment. Representatives from the Company’s independent auditor attend Audit Committee meetings, regularly make presentations to the Audit Committee, and comment on management presentations. In addition, the Company’s Chief Financial Officer (“CFO”), Chief Legal Officer, chief audit executive, and representatives of the Company’s independent auditor individually meet in private session with the Audit Committee to raise any concerns they might have with the Company’s risk management practices.

The Board’s C&LD Committee employs an independent compensation consultant, Frederic W. Cook & Co., Inc., who does not work for management and, among other tasks, reviews, and reports on all of the Company’s executive compensation programs, including the potential risks and other impacts of incentives created by the programs. For more details on the arrangement with Frederic W. Cook & Co., Inc., please see the section entitled “Engagement of Independent Adviser” found on page 33 of this proxy statement.

The independent compensation consultant’s review included an analysis of the Company’s short-, medium-, and long-term compensation programs covering key program details, performance factors for each program, target award ranges, maximum funding levels, and plan administrative oversight and control requirements. Key program elements assessed relating to potential compensation risks were pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, severance packages, equity incentives, stock ownership requirements, and trading policies. Simultaneously, members of management performed a similar review of the Company’s other compensation programs. The results of the consultant’s analysis of the Company’s executive compensation programs, as well as management’s review of the Company’s other compensation programs, were shared with the C&LD Committee, which concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company as a whole.

In reaching its conclusion, the C&LD Committee noted that the Company’s compensation programs include a mix of cash and equity, as well as annual, medium-term, and long-term incentives. This mix of compensation, the design features of these programs, and the Company’s respective oversight and control requirements mitigate the potential of any individual inclination toward taking unnecessary risks. The C&LD Committee also acknowledged various other features of the Company’s compensation programs, policies, and practices designed to mitigate unwarranted risk. For example, the Company’s annual cash bonus program, the Short-Term Achievement Reward (“STAR”), provides the C&LD Committee with discretion to reduce or eliminate any award that would otherwise be payable. In addition, the performance metrics under STAR include both quantitative measures (e.g., top-line growth, bottom-line profits, free cash flow, etc.) and qualitative measures (e.g., relative performance, internal collaboration, strategic strength, innovation, etc.). These non-metric features mitigate the risk of an executive focusing too much on the specific financial metrics under STAR. Moreover, the performance metrics associated with the STAR Company Factor (core earnings per share growth and organic sales growth) are aligned with the Company’s business plans and strategic objectives.

Further, the C&LD Committee recognized that the Company’s longer-term incentives include a balanced portfolio of options, restricted stock units, and performance-vested stock (under the Performance Stock Plan). These longer-term incentives incorporate a variety of payout horizons that focus executives on long-term performance: 10-year terms with three-year cliff vesting for stock options, restricted stock units with five-year cliff vesting, and a three-year performance period for performance-vested stock. The C&LD Committee also noted that the design of the Performance Stock Plan reduces the likelihood that an executive will focus too much on a single performance measure by including four different performance categories, each of which is equally weighted: organic sales growth, before-tax operating profit growth, core earnings per share growth, and free cash flow productivity. In addition, each of these factors range from a minimum of 0% to a maximum of 200%. Using this sliding scale approach, versus an all-or-nothing approach, discourages participants from taking unnecessary risks. Each of the financial measures are defined and further explained on page 31 of this proxy statement.

Finally, the C&LD Committee acknowledged that the Company has adopted several policies intended to mitigate inappropriate risk taking, including stock ownership guidelines for senior executives, a recoupment policy that can be applied in the event of any significant financial restatement, and an insider trading policy that prohibits margin and hedging transactions by senior executives.

Committees of the Board

To facilitate deeper penetration into certain key areas of oversight, the Board has established four committees. Membership on these Committees, as of August 15, 2014, is shown in the following chart:

Audit	Compensation & Leadership Development	Governance & Public Responsibility	Innovation & Technology
Ms. Woertz+	Mr. McNerney+	Dr. Zedillo+	Mr. Cook+
Ms. Braly	Mr. Chenault	Ms. Braly	Dr. Desmond-Hellmann
Mr. Chenault	Mr. Cook	Mr. Lundgren	Mr. Lundgren
Dr. Desmond-Hellmann	Ms. Whitman	Mr. McNerney	Ms. Whitman
Mrs. Wilderotter	Mrs. Wilderotter	Ms. Woertz	Mrs. Wilderotter
Dr. Zedillo
+ Committee Chair

All Directors served on the respective committees listed above, including committee chairs for the Company’s entire fiscal year.

The Audit Committee met 8 times during the fiscal year ended June 30, 2014, to carry out its responsibilities under its charter. At each meeting, representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, and financial management were present to review accounting, control, auditing, and financial reporting matters. During certain of these meetings, the Audit Committee also held private sessions with the Company’s CFO, Chief Legal Officer, chief audit executive, and representatives of Deloitte & Touche LLP. All members of this Committee are independent under the New York Stock Exchange (“NYSE”) listing standards and the Board of Directors’ Guidelines for Determining the Independence of its Members (the “Independence Guidelines”), which can be found in the corporate governance section of the Company’s website at www.pginvestor.com. The Audit Committee has the responsibilities set forth in its charter with respect to accounting, financial reporting and disclosure processes, and adequacy of systems of disclosure and internal control established by management; the quality and integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the Company’s overall risk management profile; the independent registered public accounting firm’s qualifications and independence; the performance of the Company’s internal audit function and the independent registered public accounting firm; the performance of the Company’s ethics and compliance function; and preparing the annual Report of the Audit Committee to be included in the Company’s proxy statement. The Audit Committee’s charter can be found in the corporate governance section of the Company’s website at www.pginvestor.com.

The Compensation & Leadership Development Committee met 5 times during the fiscal year ended June 30, 2014, during which it held 5 executive sessions with no member of management present. All members of this Committee are independent under the NYSE listing standards and the Independence Guidelines. The C&LD Committee has a charter, under which it has full authority and responsibility for the Company’ soverall compensation policies, including base pay, short- and long-term pay, retirement benefits, perquisites, severance arrangements, recoupment, stock ownership requirements, and stock option holding requirements, if any, and their specific application to principal officers elected by the Board and to members of the Board. This Committee assists the Board in the leadership development and evaluation of principal officers and also has the responsibility to periodically review organizational diversity. As a practical matter, the CEO makes recommendations to the C&LD Committee regarding the compensation elements of the principal officers (other than his own compensation) based on Company performance, individual performance, and input from Company management and the C&LD Committee’s independent compensation consultant. All final decisions regarding compensation for principal officers are made by this Committee, and this Committee makes a recommendation to the Board regarding the shareholder votes related to executive compensation. For more details regarding principal officer compensation or this Committee’s process for making decisions regarding the compensation of principal officers, please see the Compensation Discussion & Analysis section found on pages 21-35 of this proxy statement. This Committee also approves all stock-based equity grants made under The Procter & Gamble 2009 Stock and Incentive Compensation Plan, but the Committee has delegated to the CEO the authority to make certain equity grants to non-principal officers, subject to the specific terms and conditions determined by the C&LD Committee. This Committee retains an independent compensation consultant, hired directly by the C&LD Committee, to advise it regarding executive compensation matters. The C&LD Committee’s charter can be found in the corporate governance section of the Company’s website at www.pginvestor.com.

The Governance & Public Responsibility Committee met 5 times during the fiscal year ended June 30, 2014. All members of the Governance & Public Responsibility Committee are independent under the NYSE listing standards and the Independence Guidelines. The Governance & Public Responsibility Committee has governance responsibilities set forth in its charter with respect to identifying individuals qualified to become members of the Board; recommending when new members should be added to the Board and individuals to fill vacant Board positions; recommending to the Board the Director nominees for the next annual meeting of shareholders and whether to accept the resignation of any incumbent Director nominee who received a greater number of “against” votes than “for” votes in a non-contested election; recommending Board committees and committee assignments; periodically reviewing and recommending updates to the Corporate Governance Guidelines; educating the Board and the Company in applicable governance laws and regulations; assisting the Board and the Company in interpreting and applying the Corporate Governance Guidelines and other issues related to Board governance; and evaluating the Board and its members. The Committee also covers public responsibility topics, such as overseeing the Company’s social investments and commitment to making a meaningful impact around the world, by reviewing strategies and plans for improving lives in ways that enable people to thrive and that increase their quality of living; overseeing the Company’s commitment to, and efforts regarding, environmental sustainability; overseeing the Company’s community and government relations; overseeing the Company’s product quality and quality assurance systems; overseeing protection of the Company’s corporate reputation; and other matters of importance to the Company and its stakeholders (including employees, consumers, customers, suppliers, shareholders, governments, local communities, and the general public). The Governance & Public Responsibility Committee’s charter can be found in the corporate governance section of the Company’s website at www.pginvestor.com.

The Innovation & Technology Committee met 2 times during the fiscal year ended June 30, 2014. All members of the Innovation & Technology Committee are independent under the NYSE listing standards and the Independence Guidelines. The Innovation & Technology Committee has the responsibilities set forth in its charter with respect to overseeing and providing counsel on matters of innovation and technology. Topics considered by this Committee include the Company’s approach to technical and commercial innovation; the innovation and technology acquisition process; and tracking systems important to successful innovation. The Innovation & Technology Committee’s charter can be found in the corporate governance section of the Company’s website at www.pginvestor.com.

Board Engagement and Attendance

Our Directors are active and engaged. Board agendas are set in advance by the Chairman of the Board and Presiding Director, to ensure that appropriate subjects are covered and that there is sufficient time for discussion. Directors are provided with comprehensive materials in advance of Board and Committee meetings and are expected to review and reflect on these materials before each meeting, to ensure that time in Board and Committee meetings is focused on robust and active discussions versus lengthy presentations. During the fiscal year ended June 30, 2014, the Board held 10 meetings, and the Committees of the Board held 20 meetings, for a total of 30 meetings. Average attendance at these meetings by members of the Board during the past year exceeded 96%, and all Directors attended greater than 76% of the meetings of the Board and the Committees on which they serve. The Board expects all of its members to attend the annual meeting of shareholders; all Directors attended the October 8, 2013 annual meeting.

The non-employee members of the Board met 6 times during FY 2013-14 in executive session (without the presence of Mr. Lafley or other employees of the Company) to discuss various matters related to the oversight of the Company, the management of Board affairs, succession planning for the Company’s top management (including the CEO position), and the CEO’s performance.

The Board believes that service on the boards of other public companies provides valuable governance and leadership experience that ultimately benefits the Company. The Board also recognizes that outside public board service requires a significant commitment of time and attention, and therefore, in accordance with best governance practices, limits Director participation on other public boards. Under the Corporate Governance Guidelines, Directors who are active CEOs of other public companies may sit on no more than two additional outside public boards, and other non-employee Directors may sit on no more than three additional outside public boards. All Directors are in compliance with this policy. This practice helps ensure that our Directors can give appropriate levels of time and attention to the affairs of the Company. In addition, when nominating a Director for service on the Board, the Governance & Public Responsibility Committee considers whether the nominee will have adequate time to serve as a Director of the Company. Each Director demonstrates their strong engagement and high attendance, and has adequate time to devote to the affairs of the Company.

Director Independence

The Board has determined that the following Directors are independent under the NYSE listing standards and the Independence Guidelines because they have only immaterial relationships with the Company: Angela F. Braly, Kenneth I. Chenault, Scott D. Cook, Susan Desmond-Hellmann, Terry J. Lundgren, W. James McNerney, Jr., Margaret C. Whitman, Mary Agnes Wilderotter, Patricia A. Woertz, and Ernesto Zedillo. All members of the Board’s Audit, Compensation & Leadership Development, Governance & Public Responsibility, and Innovation & Technology Committees are independent.

In making these independence determinations, the Board applied the NYSE listing standards and the categorical independence standards contained in the Independence Guidelines. Under the Independence Guidelines, certain relationships were considered immaterial and, therefore, were not considered by the Board in determining independence, but were reported to the Chair of the Governance & Public Responsibility Committee. Applying the NYSE listing standards and the Independence Guidelines, the Board determined that there are no transactions, relationships, or arrangements that would impair the independence or judgment of any of the Directors deemed independent by the Board.

Mr. Lafley is Chairman of the Board, President and CEO of the Company. As such, he cannot be deemed independent under the NYSE listing standards or the Independence Guidelines.

Code of Ethics

The Company has a code of ethics for its Directors, officers, and employees. The most recent version of this code of ethics, which is consistent with Securities & Exchange Commission (“SEC”) regulations and NYSE listing standards, is contained in the Worldwide Business Conduct Manual. The Worldwide Business Conduct Manual is reviewed each year for appropriate updates, and employees are asked to annually certify their understanding of, and compliance with, its requirements. The Worldwide Business Conduct Manual is firmly rooted in the Company’s long-standing Purpose, Values and Principles, which is made available to employees in 28 different languages and can be found on the Company’s website at www.pg.com.

Review and Approval of Transactions with Related Persons

The Worldwide Business Conduct Manual requires that all employees and Directors disclose all potential conflicts of interest and promptly take actions to eliminate any such conflict when the Company requests. In addition, the Company has adopted a written Related Person Transaction Policy that prohibits any of the Company’s executive officers, Directors, or any of their immediate family members from entering into a transaction with the Company, except in accordance with the policy.

Under our Related Person Transaction Policy, the Chief Legal Officer is charged with primary responsibility for determining whether, based on the facts and circumstances, a related person has a direct or indirect material interest in a proposed or existing transaction. To assist the Chief Legal Officer in making this determination, the policy sets forth certain categories of transactions that are deemed not to involve a direct or indirect material interest on behalf of the related person. If, after applying these categorical standards and weighing all of the facts and circumstances, the Chief Legal Officer determines that the related person would have a direct or indirect material interest in the transaction, the Chief Legal Officer must present the transaction to the Audit Committee for review or, if impracticable under the circumstances, to the Chair of the Audit Committee. The Audit Committee must then either approve or reject the transaction in accordance with the terms of the policy. In the course of making this determination, the Audit Committee shall consider all relevant information available to it and, as appropriate, must take into consideration the following:

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the transaction was initiated by the Company or the related person;

•	whether the transaction contains terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the transaction;

•	the approximate dollar value of the transaction, particularly as it involves the related person;

•	the related person’s interest in the transaction; and

•	any other information regarding the related person’s interest in the transaction that would be material to investors under the circumstances.

The Audit Committee may only approve the transaction if it determines that the transaction is not inconsistent with the best interests of the Company as a whole. Further, in approving any such transaction, the Audit Committee has the authority to impose any terms or conditions it deems appropriate on the Company or the related person. Absent this approval, no such transaction may be entered into by the Company with any related person.

Jon R. Moeller, the Company’s CFO, is married to Lisa Sauer, a long-tenured employee of the Company who currently holds the position of Vice President–Product Supply, Global Home Care. Her total compensation in the last year was approximately $855,000, consisting of salary, bonus, equity grants, and retirement benefits. Her compensation is consistent with the Company’s overall compensation principles based on her years of experience, performance, and position within the Company. Prior to Mr. Moeller becoming CFO, the Audit Committee approved the continued employment of Ms. Sauer with the Company under the Company’s Related Person Transaction Policy, concluding that her continued employment was not inconsistent with the best interests of the Company as a whole.

Deborah P. Majoras, the Company’s Chief Legal Officer and Secretary, is married to John M. Majoras, one of over 800 partners in the law firm of Jones Day. The Company has hired Jones Day, in the ordinary course of business, to perform legal services. The Company’s relationship with Jones Day dates back more than 25 years and significantly precedes Ms. Majoras joining the Company as Vice President and General Counsel in 2008 from the Federal Trade Commission, where she served as Chairman. Mr. Majoras does not receive any direct compensation from the fees paid to Jones Day by the Company, his ownership in the Jones Day law firm is significantly less than 1%, and the fees paid by the Company to Jones Day in the last fiscal year were significantly less than 1% of their annual revenues. Under the Company’s Related Person Transaction Policy, the Audit Committee reviewed and approved the continued use of Jones Day as a provider of legal services to the Company, but required the Company’s CEO to approve any recommendations by Ms. Majoras to hire Jones Day for a specific legal matter. In doing so, the Committee concluded that the Majorases did not have a direct or indirect material interest in the Company’s hiring of Jones Day and that the relationship is not inconsistent with the best interests of the Company as a whole.

Mark Biegger, the Company’s Chief Human Resources Officer (“CHRO”), has a brother, Brian Biegger, who is employed by the Company. Brian Biegger has been employed by the Company since 1983, well before Mark Biegger’s appointment as CHRO in 2012, and is currently an Associate Director–Global eBusiness in the SMO organization. Brian Biegger’s total annual compensation in the last year, consisting of salary, bonus, equity grants, and retirement benefits was approximately $365,000. His compensation is consistent with the Company’s overall compensation principles based on his years of experience, performance, and positions within the Company. The Committee determined that Brian has a direct material interest in his annual compensation but approved this transaction because it is not inconsistent with the best interests of the Company as a whole, and appropriate controls are in place to avoid any potential conflicts of interest.

Other than as noted above, there were no transactions, in which the Company or any of its subsidiaries was a participant, the amount involved exceeded $120,000, and any Director, Director nominee, executive officer, or any of their immediate family members had a direct or indirect material interest reportable under applicable SEC rules or that required approval of the Audit Committee under the Company’s Related Person Transaction Policy, nor are there any currently proposed.

Communication with Directors and Executive Officers

Shareholders and others who wish to communicate with the Board or any particular Director, including the Presiding Director, or with any executive officer of the Company, may do so by email at boardofdirectors.im@pg.com or by writing to the following address:

[Name of Director(s)/Executive Officer or “Board of Directors”]

The Procter & Gamble Company

c/o The Corporate Secretary’s Office

One Procter & Gamble Plaza

Cincinnati, OH 45202-3315

All such correspondence is reviewed by the Corporate Secretary’s office, which logs the material for tracking purposes. The Board has asked the Corporate Secretary’s office to forward to the appropriate Director(s) all correspondence, except for personal grievances, items unrelated to the functions of the Board, business solicitations, advertisements, and materials that are profane.

Shareholder Recommendations of Board Nominees and Committee Process for Recommending Board Nominees

The Governance & Public Responsibility Committee will consider shareholder recommendations for candidates for the Board, which should be submitted to:

Chair of the Governance & Public Responsibility Committee

The Procter & Gamble Company

c/o The Corporate Secretary’s Office

One Procter & Gamble Plaza

Cincinnati, OH 45202-3315

The minimum qualifications and preferred specific qualities and skills required for Directors are set forth in Article II, Sections B through E of the Corporate Governance Guidelines. The Committee considers all candidates using these criteria, regardless of the source of the recommendation. The Committee’s process for evaluating candidates also includes the considerations set forth in Article II, Section B of the Committee’s Charter. After initial screening for minimum qualifications, the Committee determines appropriate next steps, including requests for additional information, reference checks, and interviews with potential candidates. In addition to shareholder recommendations, the Committee also relies on recommendations from current Directors, Company personnel, and others. From time to time, the Committee may engage the services of outside search firms to help identify candidates. During the fiscal year ended June 30, 2014, no such engagement existed (and none currently exists), and no funds were paid to outside parties in connection with the identification of nominees. All nominees for election as Directors who currently serve on the Board are known to the Committee and were recommended by the Committee to the Board as Director nominees.

Pursuant to the Company’s Code of Regulations, a shareholder wishing to nominate a candidate for election to the Board at an annual meeting of shareholders is required to give written notice to the Secretary of the Company of his or her intention to make such nomination. The notice of nomination must be received at the Company’s principal executive offices not less than 140 days nor more than 240 days prior to the one-year anniversary of the preceding year’s annual shareholder meeting. Certain other notice periods apply if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date. Based on the one-year anniversary of the 2014 annual meeting, a shareholder wishing to nominate a candidate for election to the Board at the 2015 annual meeting must provide such notice no earlier than February 16, 2015, and no later than May 27, 2015.

As set forth in the Company’s Code of Regulations, the notice of nomination is required to contain information about both the nominee and the shareholder making the nomination, including information sufficient to allow the Governance & Public Responsibility Committee to determine if the candidate meets certain criteria. A nomination that does not comply with the requirements set forth in the Company’s Code of Regulations will not be considered for presentation at the annual meeting.

Availability of Corporate Governance Documents

In addition to their availability on the Company’s website at www.pg.com, copies of the Company’s Amended Articles of Incorporation, the Company’s Code of Regulations, all Committee Charters, the Corporate Governance Guidelines (including Independence Guidelines, Confidentiality Policy and Financial Literacy and Expertise Guidelines), the Worldwide Business Conduct Manual, the Company’s Purpose, Values, and Principles and the Related Person Transaction Policy are available in print upon request by writing to the Corporate Secretary at One Procter & Gamble Plaza, Cincinnati, OH 45202-3315.

The objective of the C&LD Committee is to provide non-employee members of the Board a compensation package consistent with the size-adjusted median of the Peer Group. Directors can elect to receive any part of their fees or retainer (other than the grant of Restricted Stock Units (“RSUs”)) as cash, retirement restricted stock or unrestricted stock. Consistent with the practice of the past several years, the Company did not grant any stock options to Directors in FY 2013-14. Effective October 8, 2013, non-employee members of the Board receive the following compensation:

•

a grant of RSUs following election to the Board at the Company’s October 8, 2013 annual meeting of shareholders, with a grant date fair value of $175,000. These units are forfeited if the Director resigns during the year, do not deliver in shares until at least one year after the Director leaves the Board, and cannot be sold or traded until delivered in shares, thus encouraging alignment with the Company’s long-term interests and the interests of shareholders. These RSUs will earn dividend equivalents at the same rate as dividends paid to shareholders;

•	an annual retainer fee of $110,000 paid in quarterly increments; and

•

an additional annual retainer paid to the Presiding Director and Chair of each committee as follows: Presiding Director, $30,000; Chair of the Audit Committee, $25,000; Chair of the C&LD Committee, $20,000; Chairs of the Governance & Public Responsibility and Innovation & Technology Committees, $15,000.

At its June 10, 2014 meeting, the Board of Directors, upon the recommendation of the C&LD Committee, agreed to maintain the current Director compensation package.

Non-employee members of the Board must own Company stock and/or RSUs worth six times their annual cash retainer. A number of the non-employee Directors were appointed or elected to the Board within the last few years. However, all non-employee Directors either meet or are on track to meet the ownership requirements within the five-year period established by the C&LD Committee.

The following table and footnotes provide information regarding the compensation paid to the Company’s non-employee Directors in FY 2013-14. Directors who are employees of the Company receive no compensation for their service as Directors.

Director Compensation Table
		Fees
Name	Annual Retainer	Committee Chair & Presiding Director Fees	Total Fees Earned or Paid in Cash[1]	Stock Awards[2]	All Other Compensation[3]	Total
	($)	($)	($)	($)	($)	($)
Angela F. Braly	110,000	0	110,000	175,000	222	285,222
Kenneth I. Chenault	110,000	0	110,000	175,000	222	285,222
Scott D. Cook	110,000	15,000	125,000	175,000	222	300,222
Susan Desmond-Hellmann	110,000	0	110,000	175,000	222	285,222
Terry J. Lundgren	110,000	0	110,000	175,000	222	285,222
W. James McNerney, Jr.	110,000	50,000	160,000	175,000	222	335,222
Johnathan A. Rodgers	27,500	0	27,500	0	0	27,500
Margaret C. Whitman	110,000	0	110,000	175,000	222	285,222
Mary Agnes Wilderotter	110,000	0	110,000	175,000	222	285,222
Patricia A. Woertz	110,000	25,000	135,000	175,000	222	310,222
Ernesto Zedillo	110,000	15,000	125,000	175,000	222	300,222

1 Director fees are paid quarterly. Each director may elect to take these fees in cash, unrestricted stock, retirement restricted stock or a combination of the three. Restricted stock earns cash dividends that are paid quarterly with the option of reinvesting in Company stock. Ms. Braly elected to take $5,000 in cash, and the remaining $105,000 in unrestricted stock, which had a grant date fair value of $105,110. Mr. Chenault took $57,500 of his fees in cash, and the remainder in retirement restricted stock, which had a grant date fair value of $52,531. Mr. Cook took $5,000 of his fees in cash. He took $62,500 of his fees in retirement restricted stock, which had a grant date fair value of $62,543, and he took the remainder of his fees in unrestricted stock, which had a grant date fair value of $57,549. Mr. Lundgren took $5,000 of his fees in cash. He also elected to take $55,000 of his fees in unrestricted stock, which had a grant date fair value of $55,037, and he took the remainder of his fees in retirement restricted stock, which had a grant date fair value of $50,072. Mr. McNerney took his fees in unrestricted stock, which had a grant date fair value of $160,237. The remaining Directors took their fees in cash. Mr. Rodgers retired from the Board on October 8, 2013, and his retainer was prorated accordingly.

2 Each year, upon election at the Company’s annual meeting of shareholders, every Director is awarded a grant of RSUs with a grant date fair value of $175,000. These RSUs vest after one year as long as the Director remains on the Board, and earn dividend equivalents that are subject to the same vesting provision as the underlying RSUs and are accrued in the form of additional RSUs each quarter and credited to each Director’s holdings. The RSUs are ultimately deliverable in shares. Due to Mr. Rodgers’ impending retirement, he did not stand for election at the 2013 meeting, and was therefore not entitled to the 2013-14 award. In addition to 2,346 RSUs (representing the grant on October 8, 2013 and subsequent dividend equivalents), the following Directors have shares of retirement restricted stock outstanding as of June 30, 2014: Ms. Braly (4,992 shares); Mr. Chenault (5,093 shares); Mr. Cook (9,948 shares); Mr. Lundgren (629 shares); Mr. McNerney (3,972 shares); and Mr. Zedillo (3,883 shares). Also, Messrs. Cook, Rodgers and Zedillo have 7,790, 3,760, and 3,760 option awards outstanding, respectively.

3 For one of the Board meetings during the year, the Company incurred cost associated with providing a minor commemorative item valued at $222. For all Board meetings throughout the fiscal year, Directors were entitled to bring a guest so long as the Director used the Company aircraft to attend the meeting and the guest’s attendance did not result in any incremental aircraft costs. Directors and their guests are also covered under the same insurance policy as all Company employees for accidental death while traveling on Company business (coverage is $750,000 for each Director and $300,000 for a guest). The incremental cost to the Company for this benefit is $2,469. In addition, the Company maintains a Charitable Awards Program for current and retired Directors who were participants prior to July 1, 2003. Under this program, at their death, the Company donates $1,000,000 per Director to up to five qualifying charitable organizations selected by each Director. Directors derive no financial benefit from the program because the charitable deductions accrue solely to the Company. The Company funds this contribution from general corporate assets and made no payments during FY 2013-14. This program was discontinued for any new Director effective July 1, 2003. In FY 2013-14, the Company made a $500 donation on behalf of each Director to the Children’s Safe Drinking Water Program or to a different charity of their choice. These donations were also funded from general corporate assets, and the Directors derive no financial benefit from these donations because the charitable deductions accrue solely to the Company. As an employee Director, Mr. Lafley did not receive a retainer, fees, or a stock award. Mr. Lafley attended Board meetings and activities as described above, and, in conjunction with those meetings, received the minor commemorative item.

Report of the Compensation & Leadership Development Committee

The Compensation & Leadership Development Committee of the Board of Directors has reviewed and discussed the following section of this proxy statement entitled “Compensation Discussion & Analysis” with management. Based on this review and discussion, the Committee has recommended to the Board that the section entitled “Compensation Discussion & Analysis,” as it appears on the following pages, be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

W. James McNerney, Jr., Chair
Kenneth I. Chenault
Scott D. Cook
Margaret C. Whitman
Mary Agnes Wilderotter

August 12, 2014

Introduction

This compensation discussion and analysis explains the Company’s compensation philosophies and programs. The focus of the analysis is on the Company’s named executive officers (“NEOs”) for FY 2013-14: A.G. Lafley, Chairman of the Board, President and Chief Executive Officer; Jon R. Moeller, Chief Financial Officer; Werner Geissler, Vice Chairman–Global Operations; Martin Riant, Group President–Global Baby, Feminine and Family Care; and Giovanni Ciserani, Group President –Global Fabric and Home Care.

Effective July 1, 2014, Mr. Geissler, formerly Vice Chairman—Global Operations, was named Vice Chairman–Advisor to the Chairman of the Board, President and Chief Executive Officer. In this capacity, he will continue to report to Mr. Lafley until his future retirement date, which is expected to occur no later than June 30, 2015 and will be based on business need and mutual agreement.

Executive Summary

Our fundamental business objective is to create value for shareholders at leadership levels, on a consistent long-term basis. Our primary compensation principle, Pay for Performance, supports this objective. We align the compensation for our senior executives with the delivery of balanced, consistent, and sustainable growth and value creation.

We use a combination of three programs that incent executives to achieve results in a balanced way over the short-, medium-, and long-term.

•	First, we use an annual bonus program, the Short Term Achievement Award (“STAR”), which rewards executives for the achievement of one-year business goals.

•	Second, we have a three-year Performance Stock Plan (“PSP”), which is tied to the achievement of four specific business metrics that are the drivers of Total Shareholder Return.

•

Finally, our Key Manager Program incents leaders to perform over an even longer period by tying their compensation to the Company’s long-term value. This program uses Restricted Stock Units (“RSUs”) that vest in five years and stock options with ten-year terms.

The portion of compensation tied to each of these programs is balanced proportionately with the business goals we are trying to achieve, so that our executives remain focused on the right priorities. In total, about 75% of NEO compensation is tied to Company performance via these programs. The remainder, about 25%, is in base salary, retirement, expatriate allowances, and other benefits. This allocation ensures that executives make decisions that are appropriately focused on the long-term health and success of the Company.

NEO Compensation for FY 2013-14
Compensation Element	% of Total	Description	Cash	Equity
Salary	12.0	Annual Base Pay	✓
STAR Bonus[1]	17.7	Annual Performance-Based Bonus Based on 1-year Results	✓
Performance Stock Program	30.6	Performance-Based Stock Program
		Based on 3-year Results		✓
Key Manager Stock Grant	27.1	Annual Long-Term Equity Award		✓
Retirement, Expatriate Allowances & Other	12.6	Retirement Plan Value, Expatriate Costs, and Benefits	✓

1 The STAR Bonus is considered a cash program. However, participants may elect to receive their bonus in equity instead of cash.

We are disciplined in implementing this compensation strategy as evidenced by our track record over many years. While we strive to deliver or over-deliver our targets each year, if results fall short of our goals, this is reflected in the compensation paid. For example, in the last 15 years, the average STAR payout has been below target 40% of the time, which reflected the business results versus our goals in those years. The strength of our pay-for-performance alignment is also evidenced by the payouts under our PSP program. In FY 2012-13, PSP delivered shares at only 20% of target. This year, PSP paid out at 26% of target. This is consistent with our three-year results, which are below target.

In addition to the discipline we exercise in the design and execution of compensation programs that are tightly aligned to business results, our executives exhibit strong ownership behavior, which is indicative of the culture of ownership at Procter & Gamble. Our executives are required to own shares valued at a minimum of four to eight times their salary. Each of our NEOs exceeds these requirements. We are proud of this ownership behavior and believe it further aligns the interest of our executives with the long-term interests of our shareholders. These investors typically do not invest in our stock looking for only a short-term gain, but are looking for longer-term returns. The majority of our investors hold our stock for longer periods versus our peer group, and investors in consumer goods have a tendency to hold longer than in other industries. Again, our fundamental business objective is to create value for shareholders, at leadership levels, on a consistent long-term basis.

Company Results

The Company’s focus for FY 2013-14 was on the execution of four key strategic priorities to drive value creation: strengthen core developed market business, maintain developing-market momentum, build a strong innovation program, and drive cost savings and productivity improvements. We delivered at target on all key financial metrics.

	FY 2013-14 Targets	FY 2013-14 Actual

Core EPS Growth[1]	5% to 7%	5%

Organic Sales Growth	3% to 4%	3%

Adjusted Free Cash Flow Productivity	About 90%	86%

1 Please see Exhibit A for a reconciliation of non-GAAP measures, including Core EPS Growth, Organic Sales Growth, and Adjusted Free Cash Flow Productivity.

Organic Sales Growth was 3%. This was at the low end of the target range, as market growth softened. Market share was about flat versus prior year. Core EPS Growth was 5%. This was at the low end of the target range due to the negative impact of foreign exchange (-9% or -$1.0 billion), the second largest foreign exchange impact in Company history.

The Company took two broad steps to address the challenges faced from foreign exchange and slower market growth. First, where feasible, the Company increased prices. Second, the Company accelerated work on cost savings across all elements of cost – cost of goods sold, non-manufacturing overhead, and marketing. The Company delivered $1.6 billion in cost of goods savings, spanning materials, logistics, and manufacturing. This exceeded the going-in plan by $200 million, and the committed target by $400 million.

The Company continued to accelerate overhead reduction. In February 2012, we announced a targeted 10% reduction of non-manufacturing enrollment by June 2016. As of July 1, 2014, we have reduced roles by 16%, more than 50% ahead of the original objective, two years sooner.

Adjusted Free Cash Flow Productivity was 86%, consistent with target. These cash results enabled a 7% increase in quarterly dividend and $6 billion in share repurchase. For the fiscal year, the Company effectively returned nearly $13 billion to shareholders.

CEO Compensation for FY 2013-14

The Chief Executive Officer’s compensation is determined by the C&LD Committee with objective input from the C&LD Committee’s independent compensation consultant, Frederic W. Cook & Co. The C&LD Committee reviews and considers the following when making compensation decisions for the Chief Executive Officer:

•	benchmarked data and compensation opportunities for chief executive officers in the Peer Group (defined on page 26);

•	Company financial results and total shareholder returns;

•	executive leadership development;

•	personal contributions and leadership; and

•	the total compensation package, including the cost to the Company of all retirement programs, benefits, and executive benefits.

Mr. Lafley’s FY 2013-14 Compensation Highlights

The C&LD Committee set Mr. Lafley’s compensation for FY 2013-14 when he was re-hired in May 2013 and has periodically reviewed those compensation decisions during the fiscal year. When setting Mr. Lafley’s compensation, the C&LD Committee reviewed the total compensation opportunity for chief executive officers in the Peer Group (as defined on page 26). They determined that Mr. Lafley’s total compensation opportunity for FY 2012-13 would have been $19,000,000, reflecting his considerable experience and demonstrated results as the Company’s previous Chief Executive Officer, as well as the relative size and value of the Company within the Peer Group. Of that $19,000,000, $2,000,000 was allocated to annual salary, $5,000,000 to annual cash bonus opportunity, and $12,000,000 to long-term incentive opportunity.

•	Salary. Mr. Lafley’s base salary remained at $2,000,000.

•

STAR Annual Bonus Program. Mr. Lafley’s STAR Target was set at 250% of salary when he assumed his position as CEO in May 2013. His STAR payout was $4,400,000, which is 88% of Target based on the one- year company results as shown above.

•

Long-Term Incentive Programs. The C&LD Committee approved a long-term incentive opportunity comprised of a Key Manager Stock Grant and a PSP award for Mr. Lafley, with a total grant date fair value of $12,230,582. Approximately 50% of the total long-term incentive value is in the PSP, with payout for the grant made in FY 2013-14 to be made in August 2016 and based on achievement of the performance goals described on page 31. The compensation to be realized from the Key Manager Stock Grant will depend on the Company’s future stock price.

Executive Compensation Practices

Our executive compensation practices support good governance and mitigate excessive risk-taking.

What We Do:

Significant share ownership and share holding requirements are in place for senior executives.

Multiple performance metrics under STAR and PSP discourage excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of the Company.

Appropriate balance between short-term and long-term compensation discourages short-term risk taking at the expense of long-term results.

Double Trigger. Time-based equity awards do not vest solely on account of a change-in-control (requires a qualifying termination following a change-in-control).

Engagement of an Independent Advisor. Our C&LD Committee engages an independent compensation consultant, who performs no other work for the Company, to advise on executive compensation matters.

Clawback policy permits the C&LD Committee to recoup certain compensation payments in the event of a significant restatement of financial results for any reason. Additionally, the stock plan allows recovery of proceeds from stock transactions if a participant violates certain plan provisions.

What We Do Not Do:

No employment contracts with executives containing special severance payments such as golden parachutes.

No special executive retirement programs and no severance programs that are specific to executive officers.

No gross-up payments to cover personal income taxes or excise taxes that pertain to executive or severance benefits.

No excessive perquisites for executives.

No hedging or engaging in the following transactions that include shares of Common Stock: pledging, collars, short sales, and other derivative transactions.

No re-pricing or backdating stock options.

2013 Say on Pay Advisory Vote Outcome

In October 2013, shareholders approved the Company’s Say on Pay proposal, with 96.39% of votes cast in favor of the compensation paid to the NEOs. The Company considers this vote a positive endorsement of its executive compensation practices and decisions. The shareholders’ overwhelming support of the Company’s executive compensation program is one factor that contributed to the C&LD Committee’s decision not to make significant changes to the Company’s current executive compensation programs, principles, and policies. In addition, the Company routinely engages with investors to understand their issues and perspectives on the Company, including executive compensation practices. The C&LD Committee will continue to consider results from the annual shareholder advisory votes, including the next vote on October 14, 2014, as well as other shareholder input, when reviewing executive compensation programs, principles, and policies.

We design compensation programs to motivate executives to achieve the Company’s fundamental and overriding objective – to create value for our shareholders at leadership levels on a consistent long-term basis. As such, we encourage shareholders to support the Company’s advisory Say on Pay resolution, which can be found on page 63 of this proxy statement.

End of Executive Summary

Our Compensation Objectives

Our fundamental and overriding objective is to create value for our shareholders at leadership levels on a consistent long-term basis. To accomplish this goal, the C&LD Committee designs executive compensation programs that:

•

Emphasize Pay for Performance by aligning incentives with business strategies to reward executives who achieve or exceed Company, business unit, and individual goals, while discouraging excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of others.

•	Pay Competitively by setting target compensation opportunities to be competitive with other multinational corporations of similar size, value, and complexity.

•

Focus on Long-Term Success by including equity as a cornerstone of our executive pay programs and by using a combination of short-term and long-term incentives to ensure a strong connection between Company performance and actual compensation realized.

Emphasizing Pay for Performance

Our executive compensation program consists of four key components: salary, STAR, and two long-term incentive equity programs – PSP and the Key Manager Stock Grant. These four components constitute approximately 87% on average of each NEO’s total compensation. The remaining 13% consists of retirement and other benefits.

We design our programs so that NEO compensation varies by type (fixed versus performance-based), length of performance period (short-term versus long-term), and form (cash versus equity). We believe that such variation is necessary to: (1) strike the appropriate balance between short- and long-term business goals; (2) encourage appropriate behaviors and discourage excessive risk-taking; and (3) align the interests of the Company’s executives with our shareholders.

While salary is considered fixed, salary progression over time is based on individual performance. The remaining compensation components vary based on the performance of the individual, the performance of the individual’s business unit, and the performance of the Company as a whole. This mix of components is designed to incent both individual accountability and collaboration to build long-term shareholder value. The charts below show the average mix of the key components of FY 2013-14 NEO compensation by type, length, and form.

Consistent with our design principles, performance-based programs pay out at 100% when goals are achieved. Payouts below 100% occur when goals are not achieved, and payouts above 100% are possible when goals are exceeded. For example, over the previous 10 years, the average STAR payout for NEOs ranged from a low of 84% of target to a high of 147% of target, and the Company’s long-term performance program payout ranged from a low of 20% of target to a high of 200% of target. These payouts were based on the results achieved as compared to the pre-established performance targets, highlighting the clear link between pay and performance that underlies our compensation programs.

Paying Competitively

The C&LD Committee structures executive compensation so that total targeted annual cash and long-term compensation opportunities are competitive with the targets for comparable positions at 25 companies considered to be our peers, based on criteria described below (“Peer Group”). The C&LD Committee sets targets for each element of compensation considering the same elements of compensation paid to those holding similar jobs at companies in our Peer Group, focusing on positions with similar management and revenue responsibility. The C&LD Committee makes appropriate adjustments for differences in revenue size within the Peer Group. For the CEO’s compensation analysis, the C&LD Committee considers the Company’s revenue and market capitalization compared to our Peer Group.

The Peer Group is objectively determined and consists of global companies that generally meet the following criteria:

•	Have revenue comparable to the Company ($84 billion in FY 2012-13) and/or market capitalization comparable to the Company (approximately $211 billion as of June 30, 2013);

▪	Peer Group revenues range from $17 billion to $467 billion with a median of $67 billion; and

▪	Peer Group market capitalization ranges from $40 billion to $442 billion with a median of $116 billion.

•	Compete with the Company in the marketplace for business and investment capital;

•	Compete with the Company for executive talent; and

•

Have generally similar pay models. We do not compare with companies in the financial services or insurance industries, where the mix of pay elements or program structure is generally materially different.

Each year, the C&LD Committee evaluates and, if appropriate, updates the composition of the Peer Group. Changes to the Peer Group are carefully considered and made infrequently to assure continuity from year to year. For FY 2013-14, there were no changes. The Peer Group currently consists of the following companies:

3M	Colgate-Palmolive	General Electric	Kimberly-Clark	Pfizer
AT&T	ConocoPhillips	Hewlett-Packard	Lockheed Martin	Target
Boeing	Du Pont	Home Depot	Merck	United Technologies
Chevron	Exxon Mobil	IBM	Mondelez	Verizon Communications
Coca-Cola	Ford Motor Co.	Johnson & Johnson	PepsiCo	Wal-Mart Stores

While the target total compensation for our NEOs is set considering the size-adjusted median target total compensation within our Peer Group, actual compensation varies depending on the NEO’s experience in the particular role, as well as total Company, business unit, and individual performance. Consistent with our principles to pay for performance and pay competitively, substantial differences may exist among NEOs’ pay.

Focus on Long-Term Success

To reinforce the importance of stock ownership and long-term focus for our most senior executives, including the NEOs, the C&LD Committee established the Executive Share Ownership Program and Stock Option Exercise Holding Requirement.

The Executive Share Ownership Program requires the CEO to own shares of Company stock and/or RSUs (including granted Performance Stock Units (“PSUs”)) valued at a minimum of eight times salary. Mr. Lafley currently holds 20 times salary. All other NEOs must own stock and/or RSUs (including granted PSUs) valued at a minimum of four or five times salary, depending on the NEO’s role. The C&LD Committee annually reviews these holdings, and in 2014 each NEO exceeded these requirements.

The Stock Option Exercise Holding Requirement ensures executives remain focused on sustained shareholder value even after exercising their stock options. The holding requirement applies when an executive, including an NEO, has not met the ownership requirements of the Executive Share Ownership Program. When the holding requirement applies, the CEO is required to hold the net shares received from stock option exercises for at least two years, and the other NEOs are required to hold net shares received from option exercises for at least one year. The holding requirement does not apply to incentive plan awards that executives elect to take as stock options instead of cash or unrestricted stock.

Elements of Our Compensation Programs

Annual Cash Compensation

The Company’s annual cash compensation consists of salary and STAR. We collect and analyze data from the Peer Group on the total annual cash compensation opportunity (salary plus annual bonus target) for positions comparable to those at the Company. We consider the target median annual cash compensation opportunity for each position within our peer group, adjusted for size using a regression analysis of Peer Group revenues, to set a salary range mid-point and a target for STAR, as a percentage of salary (“STAR Target”).

Salary

Mr. Lafley’s annualized salary remained at $2,000,000 for FY 2013-14. The salaries for Messrs. Moeller and Geissler remained unchanged at $850,000 and $1,045,000, respectively. The C&LD Committee approved a 5.7% increase to bring Mr. Riant’s salary up to $920,000, and a 7.0% increase to bring Mr. Ciserani’s salary up to $760,000, each in recognition of their continued strong performance and their increased sector responsibilities as Group President–Global Baby, Feminine and Family Care and Group President–Global Fabric and Home Care, respectively.

STAR Annual Bonus

The STAR program links a substantial portion of each NEO’s annual cash compensation to the Company’s performance for the fiscal year. The program focuses on the achievement of business unit results, but also includes a component that measures the performance of the Company as a whole. STAR awards are generally paid in cash, but executives can elect to receive their awards in RSUs, stock options, or deferred compensation.

STAR awards are calculated using the following formula:

The basis for each element of STAR is:

•	STAR Target. The C&LD Committee sets STAR Targets as a percentage of salary for NEOs, using annual bonus benchmarks for similar positions in our Peer Group.

•

Business Unit Performance Factor. The C&LD Committee determines Business Unit Performance Factors using a retrospective assessment of the performance of each of the 21 business units against seven metrics: operating TSR, organic sales growth, operating profit growth, adjusted free cash flow productivity, market share, productivity, and internal controls. This assessment is compared to each business unit’s role in the portfolio, reflecting the different industries in which the Company’s businesses compete and their growth potential. The CEO, CFO, and Chief Human Resources Officer review the assessments and recommend Business Unit Performance Factors for each business unit. None of these officers participates in discussions or recommends their own STAR awards to the C&LD Committee. The Business Unit Performance Factors can range between 53% and 167%. The Business Unit Performance Factor for global business services and corporate functions is the weighted average of all the global business units (“GBU”) and selling and market operations (“SMO”) Business Unit Performance Factors in order to align all organizations with the seven metrics.

The Business Unit Performance Factor for NEOs who lead sectors is based on the combined results of each of the smaller business units for which the NEO is ultimately responsible. For example, the Business Unit Performance Factor for the Group President–Global Fabric and Home Care, consists of the weighted combination of the Business Unit Performance Factors of the individual Business Units within Global Fabric combination of the Business Unit Performance Factors of the individual Business Units within Global Fabric and Home Care. There are no separate performance goals for Global Fabric and Home Care for purposes of compensation.

•

Total Company Performance Factor. The C&LD Committee sets targets for the Company’s annual Organic Sales Growth and Core EPS Growth as the basis for the Company Performance Factor to encourage a balanced focus on both top-line and bottom-line results. It also establishes performance levels and a payout matrix that determine a Company Performance Factor between a minimum of 70% and a maximum of 130% to encourage collaboration among the business units.

While the formula described above is used to calculate potential STAR awards, the C&LD Committee retains the authority to make no STAR award in a given year and the discretion to accept, modify, or reject management’s recommendations for any or all employees, including the NEOs.

FY 2013-14 STAR Annual Bonus

Upon Mr. Lafley’s return to the CEO position in May 2013, the C&LD Committee set Mr. Lafley’s STAR Target at 250% of salary for FY 2013-14. The C&LD Committee increased the STAR Targets for the other NEOs to 120% of salary to provide total targeted annual cash compensation opportunity and mix of incentive pay in line with other officers with similar roles in the Peer Group, as well as to better incent short-term performance.

At the beginning of FY 2013-14, the C&LD Committee established Organic Sales Growth and Core EPS Growth targets of 3.5% and 6%, respectively, to be used to compute the FY 2013-14 Company Performance Factor, and established a payout matrix that would generate a Company Performance Factor between 70% and 130% depending on the actual Organic Sales and Core EPS Growth achieved. Both Organic Sales Growth and Core EPS Growth were slightly below target at 3.1% and 5%, respectively, resulting in a Total Company Performance Factor of 88%.

The C&LD Committee then reviewed the recommendations provided for the 21 different Business Unit Performance Factors and, after considering the performance of the total Company and the appropriate combination of Business Unit Performance Factors for each NEO, approved the following STAR awards:

FY 2013-14 STAR Awards
NEO	STAR Target	Business Unit Performance Factor	Total Company Performance Factor	STAR Award	STAR Award
	($)	(%)	(%)	($)	(% of Target)
A.G. Lafley	5,000,000	Committee Decision Based on Performance		4,400,000	88
Jon R. Moeller	1,020,000	Committee Decision Based on Performance		897,600	88
Werner Geissler	1,254,000	100	88	1,103,520	88
Martin Riant	1,104,000	87	88	845,222	77
Giovanni Ciserani	912,000	117	88	938,995	103

The C&LD Committee determined that a STAR award of $4,400,000 for Mr. Lafley, which was equal to 88% of his STAR Target and in line with the Company’s average award, was appropriate. With input from Mr. Lafley, the C&LD Committee also determined an appropriate award for Mr. Moeller would be $897,600, which is in line with the 88% Company average.

The STAR awards recommended to the C&LD Committee for Messrs. Geissler, Riant, and Ciserani were computed using the formula described on page 27 of this proxy statement. For Mr. Geissler, the C&LD Committee determined that an award in line with the Company’s average award of 88% was appropriate based on his role in managing the Company’s overall results. For Messrs. Riant and Ciserani, the C&LD approved awards that were computed using Business Unit Performance Factors based on the businesses included in the sectors that they manage.

based on a weighted average of the Family and Feminine Care results. Mr. Riant’s Business Unit Performance Factor was 87% as a result of the combination of the slightly below-target Baby Care results combined with the weighted average of the Family and Feminine Care results, which was also slightly below target.

As the leader of the Fabric and Home Care sector, half of Mr. Ciserani’s Business Unit Performance Factor is based on the Fabric Care business that he directly manages, while the remainder of the factor is based on the average of the other businesses in the Fabric and Home Care sector: Home Care, Power, and Professional. Based on the combination of the slightly below-target Fabric Care results and the well above-target results of the other businesses in the sector, Mr. Ciserani’s Business Unit Performance Factor is 117%.

Long-Term Incentive Programs

The majority of the NEOs’ compensation is delivered through two long-term incentive programs tied to Company performance: the PSP and the Key Manager Stock Grant.

The C&LD Committee uses competitive market data to set total long-term compensation targets considering the median total long-term compensation of comparable positions in the Peer Group, regressed for revenue size.

The CEO recommends NEO grants to the C&LD Committee based on benchmarked long-term compensation targets, adjusted for business results and individual contributions attributable to each NEO and including that individual’s leadership skills. These recommendations can be up to 50% above or 50% below the benchmarked target.

The C&LD Committee retains full authority to accept, modify, or reject these recommendations. In exceptional cases, no grant will be awarded. Approximately half of each NEO’s long-term compensation is allocated to PSP via an Initial PSU Grant (as defined below). The remaining portion is a Key Manager Stock Grant. The final grant date fair value of the awards may not reflect an approximately 50/50 split between PSP and Key Manager Stock Grant due to the final accounting valuations for stock awards (PSUs and RSUs) versus stock options.

Performance Stock Program

The PSP aligns the interests of the NEOs with shareholders by encouraging NEOs to focus on the aspects of the long-term performance of the Company that create shareholder value. In the first year of each three-year performance period, the C&LD Committee grants PSUs to participants (“Initial PSU Grant”). The number of PSUs that vest at the end of the performance period will depend on Company results over the three-year period.

The C&LD Committee sets targets at the beginning of each performance period for the following categories (“Performance Categories”): Organic Sales Growth, Before-Tax Operating Profit Growth, Core EPS Growth, and Adjusted Free Cash Flow Productivity. The C&LD Committee then assigns a minimum and maximum for each Performance Category. At the end of the three-year performance period, each Performance Category will have a Performance Factor between 0% and 200%, depending on results achieved in each category. The Performance Factor will be 100% if the business results for the category are at target. Business results falling between the minimum and maximum levels are determined via linear interpolation. Using a sliding scale to reward performance, as opposed to “all or nothing” goals, discourages participants from taking unnecessary risks to ensure a final payment under the program. At the end of each three-year performance period, the C&LD Committee multiplies the average of the four Performance Factors by the Initial PSU Grant to determine the vested PSUs. The formula is as follows:

The vested PSUs are delivered in shares of Common Stock to the applicable participant following the end of the Performance Period, provided the NEO was an employee on June 30th following the grant date of the PSUs. Participants may elect to defer receipt of the shares of Common Stock by choosing to instead receive RSUs.

Key Manager Stock Grant

The Key Manager Stock Grant is the second component of the Company’s long-term incentive compensation for its senior executives. These awards are generally granted in stock options, but executives can elect to receive all or a portion of their grant in RSUs, with the exception of the CEO, whose grant form and amount is solely determined by the C&LD Committee. Stock options are not exercisable (do not vest) until three years from the date of grant and expire ten years from the date of grant, or earlier as related to certain termination events. Vested RSUs are delivered in shares of Common Stock five years from the date of grant. In addition, NEOs must be employed on the June 30th following the grant date to retain the awards. These awards focus executives on the long-term success of the Company, and the vesting restrictions enhance retention because employees who voluntarily resign from the Company during the specified vesting periods forfeit their grants.

FY 2013-14 Long-Term Incentive Grants

The following long-term incentive grants were made in FY 2013-14. These grants are reported using grant date fair value, but the actual compensation realized by each NEO will be determined by future Company performance.

FY 2013-14 Long-Term Incentive Grants
	PSP Grant		Key Manager Stock Grant			Total
NEO	PSUs	Grant Date Fair Value	Options	RSUs	Grant Date Fair Value	Grant Date Fair Value
	(#)	($)	(#)	(#)	($)	($)
A.G. Lafley	84,753	6,075,337	0	91,351	6,155,245	12,230,582
Jon R. Moeller	32,164	2,305,607	130,626	8,709	1,882,497	4,188,104
Werner Geissler	37,122	2,661,011	199,594	0	1,979,778	4,640,789
Martin Riant	21,740	1,558,385	58,480	11,696	1,368,143	2,926,528
Giovanni Ciserani	21,740	1,558,385	116,960	0	1,160,129	2,718,514

The C&LD Committee approved total long-term incentives for Mr. Lafley in line with the $19,000,000 total compensation opportunity determined in May 2013 when Mr. Lafley re-assumed the role of CEO. When setting Mr. Lafley’s total compensation opportunity, the C&LD Committee considered his considerable experience and demonstrated results as the Company’s previous Chief Executive Officer, as well as the relative size and value of the Company within the Peer Group.

The C&LD Committee approved an increase of approximately 10% in total long-term incentives for Mr. Moeller, which is slightly above the median long-term compensation opportunity of other CFOs in the Peer Group for companies of similar size. This increase reflects Mr. Moeller’s performance as CFO and his contributions to Company results.

The C&LD Committee approved an increase of approximately 5% in total long-term incentives for Mr. Geissler to maintain his position at the size-adjusted median long-term compensation opportunity of similar positions in our Peer Group. In addition, the total long-term incentives for Messrs. Riant and Ciserani were increased by approximately 19% to recognize strong performance and their increased sector responsibilities in their roles as Group Presidents.

In conjunction with deciding the amount and allocation of the NEOs’ long-term incentive opportunities for FY 2013-14, the C&LD Committee set the PSP Performance Factors listed below. The delivery of results against these factors will determine the ultimate payout for this portion of compensation.

PSP Goals for Performance Period July 1, 2013 - June 30, 2016
Organic Sales Growth[1]		Before Tax Operating Profit[2]		Core EPS[3]		Adjusted Free Cash Flow Productivity[4]
Percentile Rank in Peer Group	Payout Factor	% Growth	Payout Factor	% Growth	Payout Factor	%	Payout Factor
100th	200%	≥ 9.0	200%	≥ 10.0	200%	≥ 115	200%
86th	167%	8.0	167%	9.0	167%	107	167%
71st	133%	7.0	133%	8.0	133%	98	133%
Target 57th	100%	Target 6.0	100%	Target 7.0	100%	Target 90	100%
43rd	67%	5.0	67%	6.0	67%	82	67%
29th	33%	4.0	33%	5.0	33%	73	33%
≤14th	0%	≤ 3.0	0%	≤ 4.0	0%	≤ 65	0%

1 Organic Sales Growth will be based on the percentile rank within the corporate competitive peer group of the 3-year compound annual growth rate.

2 Before Tax Operating Profit will be based on the 3-year compound annual growth rate.

3 Core EPS Growth will be based on the 3-year compound annual growth rate.

4 Adjusted Free Cash Flow Productivity achieved will be based on the 3-year sum of Operating Cash Flow less the sum of Capital Expenditures divided by the sum of the Net Earnings.

Looking Back: Realized Pay for PSUs Granted in FY 2011-12

In addition to setting the Performance Goals for the next three years, the C&LD Committee reviewed the results for the Performance Period (July 1, 2011 to June 30, 2014). The C&LD Committee reviewed these results against the goals established at the beginning of the Performance Period to determine the realized pay.

PSP Performance for July 1, 2011-June 30, 2014
Performance Factor	Target	Actual	Payout
Organic Sales Growth Percentile Rank in Peer Group[1]	60th	21st	0%
Before Tax Operating Profit Growth[2]	7.0%	1.0%	0%
Core EPS Growth[3]	8.0%	3.2%	0%
Adjusted Free Cash Flow Productivity[4]	90%	91%	104%
PSP Payout (Average of Performance Factors)			26%

1 Organic Sales Growth is based on the percentile rank within the corporate competitive peer group of the 3-year compound annual growth rate.

2 Before Tax Operating Profit Growth is based on the 3-year compound annual growth rate.

3 Core EPS Growth is based on the 3-year compound annual growth rate.

4 Adjusted Free Cash Flow Productivity achieved is based on the 3-year sum of Operating Cash Flow less the sum of Capital Expenditures divided by the sum of the Net Earnings.

Based on the results delivered, the NEOs, except for Mr. Lafley — who did not receive a FY 2011-12 PSP grant — received PSP payouts at 26% of target, which resulted in the following PSU awards for each NEO. This PSP payout reinforces the pay-for-performance design of the PSP.

1 Mr. Lafley did not receive a PSU grant in FY 2011-12. He began participating in the PSP program in FY 2013-14.

2 The value of PSUs granted and awarded was calculated by multiplying the number of PSUs by the Company stock price as of June 30, 2014. These PSUs will deliver in shares of Common Stock or RSUs (as elected by the participants) in August 2014.

Special Equity Awards

On rare occasions, the C&LD Committee makes special equity grants in the form of restricted stock or RSUs to senior executives to encourage retention of the talent necessary to manage the Company successfully or to recognize superior performance. At the beginning of the fiscal year, on August 13, 2013, the C&LD Committee granted Mr. Moeller a $1,000,000 retention award to be paid in RSUs. Half of this award is forfeitable until August 13, 2016, and the remainder of the award is forfeitable until August 13, 2018.

Retirement Programs

The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan (“PST”) is the Company’s primary retirement program for U.S.-based employees. The PST is a qualified defined contribution plan providing retirement benefits for full-time U.S. employees, including the NEOs. Under the PST, the Company makes an annual contribution of cash, which is used to purchase Company stock that is credited to each participant’s PST account, upon which dividends are earned. The amount of the stock grant varies based upon individual salaries and years of service.

Some participants in PST (including the NEOs) do not receive their full contribution due to federal tax limitations. As a result, they participate in the nonqualified PST Restoration Program. These individuals receive RSUs valued at an amount equal to the difference between the contribution made under PST and what would have otherwise been contributed under PST but for the tax limitations. Participants are vested in their PST accounts after five years, and similarly their PST Restoration RSUs become non-forfeitable after five years.

In addition, some individuals who should participate in the PST are ineligible due to their work location (including Messrs. Geissler and Ciserani). As a result, they participate in the nonqualified International Retirement Plan (“IRP”). These individuals receive RSUs valued at an amount equal to the contribution that would have otherwise been contributed under PST had they been eligible to participate in the PST. Participants are vested in their PST accounts after five years, and similarly their IRP RSUs become non-forfeitable after five years.

The PST, the PST Restoration Program, and the IRP have created ownership at all levels of the Company. These programs continue to serve the Company and its shareholders well by focusing employees on the long-term success of the business.

For non-U.S.-based employees, individual country plans provide retirement benefits. In addition, employees who work in multiple countries during their careers may also be eligible for supplemental benefits under the Global International Retirement Arrangement (“IRA”). Messrs. Geissler, Riant, and Ciserani participate in this program.

Executive Benefits

The Company provides certain other limited benefits to senior executives to fulfill particular business purposes, which are primarily for convenience and personal security. No changes were made to executive benefits over the past year, and the Company continues to manage executive benefits as a very small percentage (2%) of total compensation for the NEOs during FY 2013-14.

Benefits that safeguard senior executives, such as home security systems, secured workplace parking, and an annual physical health examination, are available to NEOs, as needed. While Company aircraft are generally used for Company business only, for security reasons the Chief Executive Officer is required by the Board to use Company aircraft for all air travel, including personal travel. To increase executive efficiency, in limited circumstances, NEOs may travel to outside board meetings on Company aircraft as part of a longer business trip. In addition, if a Company aircraft flight is already scheduled for business purposes and can accommodate additional passengers, NEOs and their spouse/guests may join flights for personal travel. To the extent any travel on Company aircraft (e.g. personal/spouse/guest travel) results in imputed income to the NEO, the NEO is responsible for paying the taxes on that income and the Company does not provide separate gross-up payments based on the NEO’s personal income tax due. We also reimburse NEOs for the cost of some tax preparation and financial counseling to minimize distractions, keep NEOs’ attention focused on Company business, and assure accurate personal tax reporting. To remain competitive and retain our top executives, we offer executive group whole life insurance coverage (equal to annual salary rate plus STAR Target up to $5,000,000). Also, to further increase executive efficiency, we provide limited local transportation within Cincinnati. Finally, Mr. Lafley receives an allowance intended to cover costs associated with a temporary residence and other living expenses due to having his permanent residence in Florida, but needing to work in Cincinnati. The C&LD Committee reviews these arrangements regularly to assure they continue to fulfill business needs and remain reasonable versus market practice.

Other Key Compensation Program Features

This additional information may assist the reader in better understanding the Company’s compensation practices and principles.

Engagement of Independent Adviser

The C&LD Committee renewed its agreement with Frederic W. Cook & Co., to advise it on various compensation matters, including Peer Group identification, competitive practices and trends, specific program design, and actions with respect to NEO and principal officer compensation. Prior to the renewal, the C&LD Committee evaluated the independence of Frederic W. Cook & Co., taking into account any relationships with the Company’s directors, officers, and employees in accordance with NYSE listing standards. Based on this evaluation, the C&LD Committee concluded Frederic W. Cook & Co. is an independent advisor. Under the terms of its agreement with the C&LD Committee, Frederic W. Cook & Co. is prohibited from doing any other business for the Company or its management, and the C&LD Committee has direct responsibility for oversight and compensation of the work performed by Frederic W. Cook & Co. The C&LD Committee generally meets with its independent compensation consultant in an Executive Session at regularly scheduled C&LD Committee meetings.

Company management uses a separate compensation consultant, Meridian Compensation Partners, LLC, to provide compensation advice, competitive survey analysis, and other benchmark information related to trends and competitive practices in executive compensation.

Employment Contracts

The C&LD Committee believes employment contracts for executives are not necessary, because most executives have spent the majority of their professional careers with the Company and have developed a focus on the Company’s long-term success. Moreover, the C&LD Committee does not provide special executive severance payments, such as golden parachutes, to its executives. In the event the Company encourages an NEO, or any other U.S. employee, to terminate employment with the Company (but not for cause), that individual may receive a separation allowance of up to one year’s annual salary, calculated based on years of service.

Tax Gross-Ups

Generally, the Company does not increase payments to any employees, including NEOs, to cover non-business-related personal income taxes. However, certain expatriate allowances, relocation reimbursements, and tax equalization payments are made to employees assigned to work outside their home countries, and the Company will cover the personal income taxes due on these items in accordance with expatriate policy because there is a business purpose. In addition, from time to time, the Company may be required to pay personal income taxes for certain separating executives hired through acquisitions in conjunction with pre-existing contractual obligations.

Governing Plans, Timing, Pricing, and Vesting of Stock-Based Grants

All grants of stock options, PSUs, restricted stock and/or RSUs made to employees after October 13, 2009, are made under The Procter & Gamble 2009 Stock and Incentive Compensation Plan (as amended) (“2009 Plan”). The 2009 Plan was approved by Company shareholders at the October 13, 2009, annual shareholder meeting. Previous grants were made under The Procter & Gamble 2001 Stock and Incentive Compensation Plan (as amended) (“2001 Plan”) and The Gillette Company 2004 Long-Term Incentive Plan (“2004 Gillette Plan”). The 2001 Plan was approved by Company shareholders. The 2004 Gillette Plan was approved by Gillette shareholders and adopted by the Company in 2005 as part of our merger with The Gillette Company.

The 2009 Plan contains a vesting provision commonly known as a “second trigger,” which limits accelerated vesting in the event of a change in control. Time-based awards assumed as part of a change in control would only vest for involuntary terminations of employment for reasons other than cause and for terminations of employment for good reason.

With the exception of any special equity awards discussed on page 32 of this proxy statement, the Company grants stock, PSUs, RSUs, and stock options on dates that are consistent from year to year. If the C&LD Committee changes a grant date, it is done in advance and only after careful review and discussion. The pre-established grant dates for the programs are as follows: PST Restoration and IRP, first Thursday in August; STAR, last business day on or before September 15; and PSP and Key Manager Stock Grants, last business day of February (and, if necessary for corrections, on the last business day on or before May 9).

The Company has never re-priced stock options and is not permitted to do so without prior shareholder approval. The Company does not backdate stock options. We use the closing price of the Common Stock on the date of grant to determine the grant price for executive compensation awards. However, because the PST uses the value of shares based on the average price of Common Stock for the last five days in June, the grants of RSUs made under the PST Restoration Program and IRP follow this same grant price practice.

Mitigation of Excessive Risk-Taking

Recoupment & Clawback

The C&LD Committee’s Senior Executive Officer Recoupment Policy permits the C&LD Committee to recoup or “clawback” STAR or long-term incentive program payments made to executives in the event of a significant restatement of financial results for any reason. This authority is in addition to the C&LD Committee’s authority under the 2001 Plan and the 2009 Plan to suspend or terminate any outstanding stock options if the C&LD Committee determines that the participant violated certain plan provisions. Moreover, the 2009 Plan has a clawback provision that allows the Company or the C&LD Committee to recover certain proceeds from option exercises or delivery of shares if the participant violates certain plan provisions.

Balanced Weighting of Performance Metrics in Compensation Programs

The STAR program and PSP use balanced weighting of multiple performance metrics to determine the payout. This discourages excessive risk-taking by removing any incentive to focus on one goal to the detriment of others. STAR and PSP are described on pages 27-32 of this proxy statement.

Prohibition of Use of Company Stock in Derivative Transactions

The Company’s Insider Trading Policy prohibits NEOs from engaging in derivative transactions involving Company stock, including pledging, collars, short sales, hedging investments, and other derivative transactions. Purchases and sales of Company stock by NEOs can only be made during the one-month period following public earnings announcements or, if outside these window periods, with express permission from the Company’s Legal Division or in accordance with a previously established trading plan that meets SEC requirements.

Additional Information

Deferred Compensation Plan

The Procter & Gamble Company Executive Deferred Compensation Plan (“EDCP”) allows executives to defer receipt of up to 100% of their STAR awards and/or up to 75% of their annual salary (an increase from 50%). Executives may also elect to convert a portion of their PST Restoration RSUs into notional cash with investment choices that mirror those available to all U.S. employees who participate in the Company’s 401(k) plan. No above-market or preferential interest is credited on deferred compensation, as those terms are defined by the SEC.

Tax Treatment of Certain Compensation

Section 162(m) of the Internal Revenue Code limits the Company deductibility of executive compensation paid to certain NEOs to $1,000,000 per year, but contains an exception for certain performance-based compensation. Stock options awarded under the Key Manager Stock Grant, as well as awards granted under STAR and PSP programs, satisfy the performance-based requirements for deductible compensation.

While the C&LD Committee’s general policy is to preserve the deductibility of compensation paid to the NEOs, the C&LD Committee nevertheless authorizes payments that might not be deductible if it believes they are in the best interests of the Company and its shareholders. In addition, in certain years, individuals may receive non-deductible payments resulting from awards made prior to becoming an NEO.

Executive Compensation Changes for FY 2014-15

The C&LD Committee reviewed the competitiveness of total annual cash compensation for the CEO, CFO, and Vice Chairman at its June 10, 2014, meeting. As a result, the C&LD Committee made no changes to the salary or STAR Target for Messrs. Lafley, Moeller and Geissler. In addition, the C&LD Committee did not make any decisions in the June 30, 2014 meeting that impacted Messrs. Riant’s or Ciserani’s compensation.

The following tables, footnotes, and narratives provide information regarding the compensation, benefits, and equity holdings in the Company for the NEOs.

Summary Compensation

The following table and footnotes provide information regarding the compensation of the NEOs, for the fiscal years shown.

Summary Compensation

FY 2013-14 Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus[1]	Stock Awards[2]	Option Awards[3]	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings[4]	All Other Compen- sation[5]	Total
		($)	($)	($)	($)	($)	($)	($)

A.G. Lafley	2013-14	2,000,000	4,400,000	12,230,582	0	0	873,771	19,504,353
Chairman of the Board, President and Chief Executive Officer	2012-13	217,391	1,632,000	0	0	0	187,264	2,036,655[6]

Jon R. Moeller	2013-14	850,000	897,600	3,908,749	1,295,683	0	65,830	7,017,862
Chief Financial Officer	2012-13	850,000	1,066,257	2,792,554	1,092,006	0	67,757	5,868,574
	2011-12	825,000	762,127	2,669,053	1,029,608	0	60,815	5,346,603

Werner Geissler	2013-14	1,045,000	1,103,520	2,826,682	1,979,778	209,000	155,277	7,319,257
Vice Chairman - Global Operations	2012-13	1,045,000	1,310,869	2,734,261	1,736,004	0	73,609	6,899,743
	2011-12	1,045,000	967,529	2,551,836	1,747,200	421,000	149,240	6,881,805

Martin Riant	2013-14	907,500	845,222	2,475,696	580,065	914,000	1,595,401	7,317,884
Group President - Global Baby, Feminine and Family Care

Giovanni Ciserani	2013-14	755,833	938,995	1,705,374	1,160,129	226,000	356,281	5,142,612
Group President - Global Fabric and Home Care

1 For FY 2013-14, Bonus reflects 2013-14 STAR awards that will be paid on September 15, 2014. Each NEO that participated in STAR can elect to take his STAR award in cash, deferred compensation, RSUs, or stock options. For FY 2013-14, Mr. Lafley chose to take his STAR award as deferred compensation. Messrs. Geissler and Riant elected Stock Options. The other NEOs took their awards in cash.

2 For FY 2013-14, Stock Awards include the grant date fair value of any PST Restoration Program and International Retirement Plan awards and the PSUs granted in February 2014 under the PSP. For Messrs. Lafley, Moeller, and Riant, FY 2013-14 Stock Awards also include the grant date fair value of RSUs granted in February 2014 under the Key Manger Stock Grant. Mr. Moeller’s FY 2013-14 Stock Awards also includes the Special Equity Award described on page 32. The fair value of these awards is determined in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of forfeitures related to service-based vesting conditions. Please see Note 8 to the Consolidated Financial Statements contained in the Company’s 2014 Annual Report on Form 10-K for more information. For more information regarding these awards, including retention and vesting requirements and applicable performance measures, see pages 29-32 of the Compensation Discussion & Analysis.

3 Option Awards for FY 2013-14 include the grant date fair value of each Key Manager Stock Grant, determined in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the assumptions made in the valuation for the current year awards reflected in this column, please see Note 8 to the Consolidated Financial Statements contained in the Company’s 2014 Annual Report on Form 10-K. For information on the valuation assumptions with respect to grants made in prior fiscal years, please see the corresponding note to the Consolidated Financial Statements contained in the Company’s Annual Report for the respective fiscal year. For more information regarding these awards, including retention and vesting requirements and applicable performance measures, see page 30 of the Compensation Discussion & Analysis.

4 This column reflects aggregate changes in the actuarial present value of Messrs. Geissler’s, Riant’s, and Ciserani’s pension benefits under all defined benefit and actuarial pension plans. None of the other NEOs has a pension plan. None of the NEOs had above-market earnings on deferred compensation.

5 Please see the table below for information on the numbers that comprise the All Other Compensation column.

6 Mr. Lafley’s total compensation for FY 2012-13 reflects the time worked between May 23, 2013, when he was re-hired as CEO, and June 30, 2013.

All Other Compensation
Name and Principal Position	Year	Retirement Plan Contributions[i]	Executive Group Life Insuranceii	Flexible Compensation Program Contributionsiii	Expatriate, Relocation, and Tax Equalization Paymentsiv	Executive Benefits[v]	Service Agreements	Totalvi
		($)	($)	($)	($)	($)	($)	($)

A.G. Lafley	2013-14	29,122	13,636	0	4,042	826,971	0	873,771
Chairman of the Board, President and Chief Executive Officer	2012-13	0	18,167	0	0	74,259	94,838	187,264

Jon R. Moeller	2013-14	52,058	4,097	3,788	0	5,887	0	65,830
Chief Financial Officer	2012-13	51,688	3,621	3,713	0	8,735	0	67,757
	2011-12	50,541	3,081	3,675	0	3,518	0	60,815

Werner Geissler	2013-14	52,058	2,921	5,050	80,456	14,792	0	155,277
Vice Chairman - Global Operations	2012-13	51,688	4,190	4,950	2,162	10,619	0	73,609
	2011-12	50,541	4,985	4,900	82,718	6,096	0	149,240

Martin Riant	2013-14	52,058	1,667	5,050	1,535,691	935	0	1,595,401
Group President - Global Baby, Feminine and Family Care

Giovanni Ciserani	2013-14	0	3,729	5,050	347,502	0	0	356,281
Group President - Global Fabric and Home Care

i Amounts contributed by the Company pursuant to the PST, a qualified defined contribution plan providing retirement benefits for U.S.-based employees. NEOs also receive contributions in the form of RSU grants pursuant to the PST Restoration Program, a nonqualified defined contribution plan. Mr. Ciserani receives IRP RSUs in lieu of a PST contribution. These RSU awards are included in the Stock Awards column of the Summary Compensation Table.

ii Under the Executive Group Life Insurance Program (“EGLIP”), the Company offers key executives who have substantially contributed to the success and development of the business, and upon whom the future of the Company chiefly depends, life insurance coverage equal to salary plus their STAR target up to a maximum of $5,000,000. These policies are owned by the Company. Because premium payments are returned to the Company when the benefit is paid out, we believe the annual premiums paid by the Company overstate the Company’s true cost of providing this life insurance benefit. Accordingly, the amounts shown in the table are an average based on Internal Revenue Service tables used to value the term cost of such coverage for calendar year 2013 and calendar year 2014, which reflect what it would cost the executive to obtain the same coverage in a term life insurance policy. The average of the two calendar years was used because fiscal year data is not available. The average of the dollar value of the premiums actually paid by the Company in calendar years 2013 and 2014 under these policies were as follows: Mr. Lafley, $0, Mr. Moeller, $44,671, Mr. Geissler, $80,558, Mr. Riant, $41,598, and Mr. Ciserani, $33,557. This program is in addition to any other Company-provided group life insurance in which an NEO may enroll that is also available to all employees on the same basis.

iii Flexible Compensation Program Contributions are given to U.S.-based employees in the form of credits to pay for coverage in a number of benefit plans including, but not limited to, medical insurance and additional life insurance. Employees may also receive unused credits as cash. Credits are earned based on PST years of service.

iv The amounts shown are for fees paid by the Company for services provided to assist these executives with issues related to tax equalization payments and storage and delivery associated with past expatriate assignments, and for tax equalization payments made by the Company to cover incremental taxes required in connection with the NEO’s prior expatriate assignments. Mr. Lafley’s tax equalization payments resulted from his previous assignment in Japan. Mr. Geissler’s tax equalization payments resulted from his previous assignments in Japan and Switzerland. Mr. Riant’s payments for tax equalization and expatriate assignment expenses resulted from his current assignment in Singapore. Mr. Ciserani’s payments for expatriate assignment expenses resulted from his current assignment in Switzerland.

v In addition, all NEOs are entitled to the following personal benefits: financial counseling (including tax preparation), an annual physical examination, occasional use of a Company car, secure workplace parking, and home security and monitoring. While Company aircraft is generally used for Company business only, the CEO is required to use Company aircraft for all air travel, including travel to outside board meetings and personal travel, pursuant to the Company’s executive security program established by the Board of Directors. While traveling on Company aircraft, the CEO may bring a limited number of guests (spouse, family member, or similar guest) to accompany him. The aggregate incremental aircraft usage costs associated with Mr. Lafley’s personal use of the Company aircraft during FY 2013-14, including the costs associated with travel to outside board meetings not fully reimbursed by the other company, and the costs associated with his travel between Florida and Cincinnati, due to his need to work in Cincinnati while retaining his primary residence in Florida, was $606,080. Messrs. Moeller, Geissler, Riant, and Ciserani are permitted to use the Company aircraft for travel to outside board meetings and, if the Company aircraft is already scheduled for business purposes and can accommodate additional passengers, may use it for personal travel and guest accompaniment. Mr. Geissler utilized the Company aircraft for personal travel and/or guest accompaniment when the aircraft was scheduled for business purposes, but there was no incremental cost to the Company associated with these trips. The incremental costs to the Company for these benefits, other than use of Company aircraft, are the actual costs or charges incurred by the Company for the benefits. The incremental cost to the Company for use of the Company aircraft is calculated by using an hourly rate for each flight hour. The hourly rate is based on the variable operational costs of each flight, including fuel, maintenance, flight crew travel expense, catering, communications and fees, including flight planning, ground handling and landing permits. For any flights that involved mixed personal and business usage, any personal usage hours that exceed the business usage are utilized to determine the incremental cost to the Company. Mr. Lafley also received a $200,000 payment to cover costs associated with a temporary Cincinnati residence and other living expenses due to having his primary residence in Florida.

vi This total does not reflect a charitable donation of $10,000 made by the Company to the Children’s Safe Drinking Water Program on behalf of the Company’s Global Leadership Council, of which each NEO is a member. This donation was funded from general corporate assets, and the NEOs derived no financial benefits from this donation because this charitable deduction accrues solely to the Company.

Grants of Plan-Based Awards

The following table and footnotes provide information regarding grants of equity under Company plans made to the NEOs during FY 2013-14.

Grants of Plan-Based Awards
NEO/Plan Name	Grant Date[1]	Compensation & Leadership Development Committee Action Date				All Other Stock Awards: Number of Shares or Stock Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards[2] ($ per share)	Grant Date Fair Value of Stock and Option Awards[3] ($)

			Estimated Future Payouts Under Equity Incentive Plan Awards
			Threshold (#)	Target (#)	Maximum (#)

A.G. Lafley
Key Manager RSUs[4]	02/28/2014	02/11/2014				91,351			6,155,245
PSUs[5]	02/28/2014	02/11/2014	0	84,753	169,506				6,075,337

Jon R. Moeller
Key Manager Options[6]	02/28/2014	02/11/2014					130,626	78.66	1,295,683
Key Manager RSUs[7]	02/28/2014	02/11/2014				8,709			586,814
PSUs[5]	02/28/2014	02/11/2014	0	32,164	64,328				2,305,607
PST Restoration RSUs[8]	08/01/2013	06/04/2013				1,620			125,064
Special Equity Award[9]	08/13/2013	08/13/2013				12,246			891,264

Werner Geissler
Key Manager Options[6]	02/28/2014	02/11/2014					199,594	78.66	1,979,778
PSUs[5]	02/28/2014	02/11/2014	0	37,122	74,244				2,661,011
PST Restoration RSUs[8]	08/01/2013	06/04/2013				2,146			165,671

Martin Riant
Key Manager Options[6]	02/28/2014	02/11/2014					58,480	78.66	580,065
Key Manager RSUs[7]	02/28/2014	02/11/2014				11,696			788,078
PSUs[5]	02/28/2014	02/11/2014	0	21,740	43,480				1,558,385
PST Restoration RSUs[8]	08/01/2013	06/04/2013				1,674			129,233
STAR Stock Options[10]	09/13/2013	08/13/2013					57,767	79.05	606,429

Giovanni Ciserani
Key Manager Options[6]	02/28/2014	02/11/2014					116,960	78.66	1,160,129
PSUs[5]	02/28/2014	02/11/2014	0	21,740	43,480				1,558,385
IRP RSUs[11]	08/01/2013	06/04/2013				1,904			146,989

1 Grant dates for equity awards are consistent from year to year, as described on page 34 of this proxy statement.

2 The options granted were awarded using the closing price of the Company stock on the date of the grant.

3 This column reflects the grant date fair value of each award computed in accordance with FASB ASC Topic 718. For Stock Awards, the actual amount paid will be based on the stock price on the delivery date. For Options, the actual amount paid will be determined by multiplying the number of shares acquired by the difference between the market price of the Company’s common stock upon exercise and the grant price of the options.

4 These units will deliver in ten annual installments commencing February 28, 2019.

5 For awards granted under the Performance Stock Plan, see page 31 of the Compensation Discussion & Analysis for applicable performance measures. These units are forfeitable until the later of retirement eligibility or June 30th after the grant date, and will deliver in shares in August 2016 unless elected otherwise by the NEO, subject to applicable tax rules and regulations.

6 These options are forfeitable until the later of retirement eligibility or June 30th after the grant date, and will become exercisable on February 28, 2017, and expire on February 28, 2024.

7 These units are forfeitable until the later of retirement eligibility or June 30th after the grant date, and will deliver in shares on February 28, 2019.

8 For awards granted under the PST Restoration Program, dividend equivalents are earned at the same rate as dividends paid on Common Stock. These units will deliver in shares one year following retirement unless elected otherwise by the NEO, subject to applicable tax rules and regulations.

9 Half of this award is forfeitable until August 13, 2016, and the remainder of the award is forfeitable until August 13, 2018.

10 These options are nonforfeitable, and will become exercisable on September 13, 2016, and expire on September 13, 2023.

11 For awards granted under the IRP, dividend equivalents are earned at the same rate as dividends paid on Common Stock. These units will deliver in shares one year following retirement unless elected otherwise by the NEO, subject to applicable tax rules and regulations.

Outstanding Equity at Fiscal Year End

The following table and footnotes provide information regarding unexercised stock options and stock awards that have not yet vested as of the end of FY 2013-14.

Outstanding Equity at Fiscal Year End
Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable[1] (#)	Number of Securities Underlying Unexercised Options Unexercisable[1] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested[2] (#)	Market Value of Shares or Units of Stock that Have Not Vested[3] ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[2] (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)

A.G. Lafley	02/28/2005	173,229		53.5950	02/28/2015
	02/28/2006	430,441		60.5000	02/28/2016
	02/28/2007	579,906		63.4900	02/28/2017
	02/29/2008	480,783		66.1800	02/28/2018
	02/27/2009	566,177		48.1700	02/27/2019
	02/28/2014								84,753	6,660,738	(4)

Jon R. Moeller	02/28/2006	43,665		60.5000	02/28/2016
	02/28/2007	58,720		63.4900	02/28/2017
	02/29/2008	56,709		66.1800	02/28/2018
	02/27/2009	97,572		48.1700	02/27/2019
	02/26/2010	82,965		63.2800	02/26/2020
	02/26/2010					7,902	621,018
	02/28/2011	107,058		63.0500	02/28/2021
	02/28/2011					7,931	623,297
	02/29/2012					8,146	640,194
	02/29/2012		122,187	67.5200	02/28/2022
	02/28/2013		127,987	76.1800	02/28/2023
	02/28/2013					8,533	670,608	(1)
	02/28/2013								30,192	2,372,789	(2)
	08/13/2013					12,246	962,413
	02/28/2014		130,626	78.6600	02/28/2024
	02/28/2014					8,709	684,440	(3)
	02/28/2014								32,164	2,527,769	(4)

Werner Geissler	07/10/2000	14,378		27.4459	07/10/2015
	09/15/2000	116,148		31.0118	09/15/2015
	09/24/2001	101,260		34.5688	09/24/2016
	02/28/2005	69,970		53.5950	02/28/2015
	02/28/2006	70,248		60.5000	02/28/2016
	02/28/2007	94,504		63.4900	02/28/2017
	02/29/2008	113,328		66.1800	02/28/2018
	02/27/2009	103,800		48.1700	02/27/2019
	02/26/2010	189,634		63.2800	02/26/2020
	09/15/2010	70,145		61.1100	09/15/2020
	02/28/2011	95,163		63.0500	02/28/2021
	02/29/2012		207,346	67.5200	02/28/2022
	09/14/2012		83,939	69.1600	09/14/2022
	02/28/2013		203,466	76.1800	02/28/2023
	02/28/2013								36,756	2,888,654	(2)
	02/28/2014		199,594	78.6600	02/28/2024
	02/28/2014								37,122	2,917,418	(4)

Outstanding Equity at Fiscal Year End
Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable[1] (#)	Number of Securities Underlying Unexercised Options Unexercisable[1] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested[2] (#)	Market Value of Shares or Units of Stock that Have Not Vested [3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[2] (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)

Martin Riant	09/24/2001	41,570		34.5688	09/24/2016
	09/15/2005	22,383		55.4050	09/15/2015
	02/28/2006	53,720		60.5000	02/28/2016
	02/28/2007	47,252		63.4900	02/28/2017
	02/29/2008	24,933		66.1800	02/28/2018
	02/27/2009	36,330		48.1700	02/27/2019
	02/26/2010	37,532		63.2800	02/26/2020
	02/28/2011	47,582		63.0500	02/28/2021
	09/15/2011		36,283	62.7800	09/15/2021
	02/29/2012		48,134	67.5200	02/28/2022
	09/14/2012		87,683	69.1600	09/14/2022
	02/28/2013		52,508	76.1800	02/28/2023
	02/28/2013							18,903	1,485,587(2)
	09/13/2013		57,767	79.0500	09/13/2023
	02/28/2014		58,480	78.6600	02/28/2024
	02/28/2014							21,740	1,708,547(4)

Giovanni Ciserani	09/15/2000	16,794		31.3750	09/15/2015
	09/24/2001	18,180		36.9750	09/24/2016
	02/28/2006	39,106		60.5000	02/28/2016
	02/28/2007	45,166		64.5500	02/28/2017
	02/29/2008	41,252		66.1800	02/28/2018
	02/27/2009	57,090		48.1700	02/27/2019
	02/26/2010	43,363		63.2800	02/26/2020
	02/28/2011	95,163		63.0500	02/28/2021
	02/29/2012		103,673	67.5200	02/28/2022
	02/28/2013		105,015	76.1800	02/28/2023
	02/28/2013							18,903	1,485,587(2)
	02/28/2014		116,960	78.6600	02/28/2024
	02/28/2014							21,740	1,708,547(4)

1 The following provides details regarding the vesting date for each of the option grants included in the table. The Vest Date indicates the date the options become exercisable.

Option Awards
Grant Date	Vest Date	Grant Date	Vest Date
07/10/2000	07/10/2003	02/26/2010	02/26/2013
09/15/2000	09/15/2003	09/15/2010	09/15/2013
09/24/2001	09/24/2004	02/28/2011	02/28/2014
02/28/2005	02/28/2008	09/15/2011	09/15/2014
09/15/2005	09/15/2008	02/29/2012	02/28/2015
02/28/2006	02/28/2009	09/14/2012	09/14/2015
02/28/2007	02/28/2010	02/28/2013	02/28/2016
02/29/2008	02/28/2011	09/13/2013	09/13/2016
02/27/2009	02/27/2012	02/28/2014	02/28/2017

2 The following provides detail regarding the vesting date for RSU and PSU holdings included in the table. The Vest Date for RSUs indicates the date such units become nonforfeitable. The Vest Date for PSUs indicates the date the award is earned. The PSU awards are delivered in shares in August following the date the award is earned.

Stock Awards
	Grant Date	Vest Date
	02/26/2010	02/26/2015
	02/28/2011	02/28/2016
	02/29/2012	02/28/2017
(1)	02/28/2013	02/28/2018
(2)	02/28/2013	06/30/2015
	08/13/2013	50% 08/13/2016, 50% 08/13/2018
(3)	02/28/2014	02/28/2019
(4)	02/28/2014	06/30/2016

3 The Market Value of PSUs or RSUs that have not vested was determined by multiplying the closing market price of Company stock on June 30, 2014 ($78.59), by the number of PSUs or RSUs, respectively.

Option Exercises and Stock Vested

The following table and footnotes provide information regarding stock option exercises and stock vesting during FY 2013-14 for the NEOs.

Option Exercises and Stock Vested
	Option Awards			Stock Awards
Name	Option Grant Date	Number of Shares Acquired on Exercise[1] (#)	Value Realized on Exercise[2] ($)	Stock Award Grant Date	Number of Shares Acquired on Vesting[3] (#)	Value Realized on Vesting[4] ($)
A.G. Lafley[5]	09/15/2004	92,896	1,995,871
	02/28/2005	400,000	11,007,090
				02/28/2014	91,351	7,211,705

Jon R. Moeller[6]				08/04/2005	463	37,777
				08/03/2006	586	47,849
				08/02/2007	659	53,845
				08/07/2008	815	66,528
				08/06/2009	1,511	123,388
				08/05/2010	1,711	139,682
				08/04/2011	1,836	149,943
				08/02/2012	2,097	171,210
				08/01/2013	1,632	133,230
				12/01/2005	22	1,834
				12/01/2005	273	22,309
				02/29/2012	8,665	680,982

Werner Geissler	02/26/1999	14,626	566,529
	02/27/2004	92,388	2,918,075
	07/09/1999	5,540	207,571
	09/15/1999	43,786	1,345,307
				02/29/2012	10,013	786,922

Option Exercises and Stock Vested
	Option Awards			Stock Awards
Name	Option Grant Date	Number of Shares Acquired on Exercise[1] (#)	Value Realized on Exercise[2] ($)	Stock Award Grant Date	Number of Shares Acquired on Vesting[3] (#)	Value Realized on Vesting[4] ($)
Martin Riant[7]	09/15/1999	14,638	523,076
	07/09/1999	3,368	118,308
	09/15/2000	12,860	602,468
	02/28/2005	51,311	1,492,965
				02/27/2009	10,380	813,792
				12/01/2005	715	58,371
				08/04/2005	1,239	101,149
				08/03/2006	1,301	106,231
				08/02/2007	1,271	103,759
				08/07/2008	1,373	112,098
				08/06/2009	1,845	150,693
				08/05/2010	1,691	138,054
				08/04/2011	1,836	149,943
				02/29/2012	4,660	366,229
				08/02/2012	2,078	169,684
				08/01/2013	1,686	137,671
				02/26/2010	10,724	840,762
				02/28/2011	10,574	829,002
				02/29/2012	9,627	754,757
				02/28/2013	10,502	823,357
				02/28/2014	11,696	923,341

Giovanni Ciserani[8]				06/12/2009	22,244	1,774,851
				08/07/2008	932	76,142
				08/06/2009	1,212	98,958
				08/05/2010	1,121	91,554
				08/04/2011	1,236	100,926
				08/02/2012	1,446	118,041
				08/01/2013	1,238	101,074
	9/15/1999	7,528	236,534
	2/27/2004	11,714	349,839
	2/28/2005	35,769	1,061,723
				02/29/2012	4,583	360,178

1 The Number of Shares Acquired on Exercise is the gross number of shares acquired.

2 The Value Realized on Exercise was determined by multiplying the number of shares acquired by the difference between the market price of the Company’s common stock upon exercise and the grant price of the options.

3 Numbers of Shares Acquired on Vesting is the gross number of shares acquired. Please see footnote 2 in the Outstanding Equity at Fiscal Year-End Table for the definition of vesting for Stock Awards.

4 Value Realized on Vesting was determined by multiplying the number of shares acquired by the actual market price obtained or, in the absence of a broker transaction, value is determined by the average of the high and low price on the vesting date.

5 Mr. Lafley’s February 2014 Key Manager Stock Grant vested June 30, 2014 because he is retirement eligible.

6 Mr. Moeller’s retirement restricted RSUs vested on August 13, 2013 when the C&LD Committee changed the vesting of these awards to the individual NEO’s 5-year anniversary date to mirror the vesting term of the PST. These RSUs were granted under the PST Restoration Program, described on page 32.

7 In addition to the PST Restoration RSUs that vested in August 2013 due to the C&LD Committee action to change the vesting to the 5-year anniversary date of the NEO, Mr. Riant’s outstanding Key Manager Stock Grants vested this year when he became retirement eligible.

8 Mr. Ciserani’s IRP RSUs vested on August 13, 2013 when the C&LD Committee changed the vesting of these awards to the individual NEO’s 5-year anniversary date to mirror the vesting term of the PST. These RSUs were granted under the IRP, described on page 32.

Pension Benefits

The following table and footnotes provide information regarding the Company’s pension plans for Messrs. Geissler, Riant, and Ciserani as of the end of FY 2013-14. None of the other NEOs had any such arrangements with the Company.

Pension Benefits
Name	Plan Name	Number of Years of Credited Service[1]	Present Value of Accumulated Benefit ($)[2]	Payments During Last Fiscal Year ($)
Werner Geissler	The Procter & Gamble Company Global IRA[3]	21 years, 9 months	737,000	0
	The Procter & Gamble	21 years, 9 months	4,649,000	0
	Pension Fund (Germany)
Martin Riant	The Procter & Gamble Company Global IRA[3]	22 years, 11 months	1,992,000	0
	The Procter & Gamble	22 years, 11 months	4,134,000	0
	Pension Fund (UK)
Giovanni Ciserani	The Procter & Gamble Company Global IRA	20 years, 4 months	1,979,000	0

1 Numbers in this column are computed as of the same pension plan measurement date used for financial statement reporting purposes for the Company’s audited financial statements as found in Note 9 to the Consolidated Financial Statements contained in the Company’s 2014 Annual Report on Form 10-K.

2 The following provides the assumptions used in each plan to calculate present value:

Assumptions	Global IRA	German Plan	UK Plan
Retirement Age	60	65	65
Discount Rate	4.1%	2.9%	4.3%
Salary Increase Rate	4.75%	N/A	N/A
Social Security Increase Rate	2.00% (Italy) 2.25% (Germany) 3.50% (UK) 4.50% (Brazil)	N/A	3.5%
Pension Increase Rate	N/A	1.75%	3.25%
Pre-Retirement Decrements	None	None	None
Post-Retirement Mortality Table	RP 2000 Combined Healthy White Collar table (projected to 2020), sex distinct	Richttafeln 2005 G modified 2010	88% of CMI Self Administered Pension Schemes (“SAPS”) “All” table projected forward based on an individual’s year of birth, with future mortality improvements in line with 2010 CMI Core Projections subject to a long-term improvement rate of 1.25% pa.

The following exchange rates as of June 30, 2014, were used to calculate present value:

U.S. $1.36450: Euro €1.00

U.S. $1.70290: GBP £1.00

3 Because Messrs. Geissler and Riant have reached age 55, they are eligible for early retirement under this plan. However, their benefits would be reduced by 5% for each year retirement precedes age 60. The earliest age at which they may retire with full benefits is age 60.

The Procter & Gamble Global International Retirement Arrangement (“Global IRA”)

The Global IRA is designed to provide retirement benefits to certain employees whose benefits are frozen under their home country pension plan(s) as a result of having been transferred away from their home country on a permanent basis. The Global IRA benefit is calculated in accordance with the following formula:

The Global IRA accounts for the differences in retirement benefits attributable to a higher salary at the time of retirement than at the time of transfer out of the home country. As such, the Global IRA is reduced on a dollar-for-dollar basis by any retirement pension benefit paid by either the Company or the government, and which was earned through the employee’s home country.

The Procter & Gamble Pension Fund (Germany) (“German Pension Plan”)

The German Pension Plan is a defined benefit plan for Germany-based employees hired before December 31, 1999. The German Pension Plan provides for post-retirement payments based on the employee’s pensionable income, which for certain employees, including Mr. Geissler, includes a portion of their STAR award, and years of service at the time of retirement. The German Pension Plan benefit is calculated in accordance with the following formula:

The benefit is paid at retirement and reduced by the German social security benefit based on years of service. The normal retirement age is 65, and there is a surviving spouse benefit equal to 60% of the employee’s pension benefit.

The Procter & Gamble Pension Fund (UK) (“UK Pension Plan”)

The UK Pension Plan is a defined benefit plan for employees whose home country was within the United Kingdom for all or a portion of their career. The UK Pension Plan provides for post-retirement payments based on the employee’s salary and years of service at the time of retirement. The UK Pension Plan benefit is calculated in accordance with the following formula:

Nonqualified Deferred Compensation

The following table and footnotes provide information regarding the Company’s non-tax-qualified defined contribution and deferred compensation plans for each of the NEOs for FY 2013-14. For a complete understanding of the table and the footnotes, please read the narrative that follows the table.

Nonqualified Deferred Compensation Table
Name	Plan Name	Aggregate Balance at FYE ‘13 (6/30/13) ($)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY1 ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at FYE ‘14 (6/30/14) ($)
A.G. Lafley	Executive Deferred Compensation Plan	15,658,747	1,250,000			3,464,335	2,341,672		18,031,410	[2]

	Employee Stock and Incentive Compensation Plan[3]	46,897,024		7,211,705	[4]	1,808,638	16,190,581	[5]	39,726,786	[6]

Jon R. Moeller	PST Restoration Program	756,722		125,064	[7]	46,157	74,474	[8]	853,469	[9]

Werner Geissler	Executive Deferred Compensation Plan	514,325				96,014			610,339

	International Retirement Plan	653,665				33,318			686,983	[10]

	Employee Stock and Incentive Compensation Plan[3]	11,890,561				468,245	2,163,109	[11]	10,195,697	[12]

	PST Restoration Program	1,463,139		165,671	[7]	146,277	76,434	[8]	1,698,653	[13]

Martin Riant	Executive Deferred Compensation Plan	1,063,498	92,000			120,142			1,275,640

	Employee Stock and Incentive Compensation Plan[3]	2,101,727		4,032,293	[14]	883,590	771,979	[15]	6,245,631

	PST Restoration Program	900,475		129,233	[7]	270,435	32,746	[8]	1,267,397

Giovanni Ciserani	International Retirement Plan	810,377		146,989	[16]	67,270	24,580	[17]	1,000,056

1 Because none of the amounts included in this column are above-market earnings under SEC reporting rules, they are not reflected in the Summary Compensation Table.

2 Total includes $5,500,000 previously reported in Summary Compensation Tables for prior years.

3 Amounts shown include awards granted under the terms of either The Procter & Gamble 1992 Stock Plan, The Procter & Gamble 2001 Stock and Incentive Compensation Plan, or The Procter & Gamble 2009 Stock and Incentive Compensation Plan, depending on which plan was in effect at the time the NEO elected to defer the award.

4 Total reflects the 2014 Key Manager Stock Grant which became nonforfeitable on June 30, 2014 because Mr. Lafley is retirement eligible. This award is also reported in the Summary Compensation Table found on page 36 of this proxy statement.

5 Total includes delivery of a 2009 Key Manager Stock Grant that vested June 30, 2009, and the distribution of deferred compensation that Mr. Lafley elected upon his retirement in 2010.

6 All equity awards included in this total have been reported in Summary Compensation Tables between FY 1997-98 and FY 2013-14, during the years when Mr. Lafley was an NEO.

7 Total reflects registrant contributions in the form of RSUs pursuant to the PST Restoration Program, 100% of which are also reported in the Stock Awards column on the Summary Compensation Table found on page 36 of this proxy statement.

8 Total reflects shares withdrawn to pay taxes due when PST Restoration RSUs vested according to the change in vesting provisions in 2013, described in footnote 6 on page 42 of this proxy statement.

9 Total includes $389,629 previously reported in Summary Compensation Tables for prior years.

10 Total includes $98,066 previously reported in Summary Compensation Tables for prior years.

11 Total reflects the delivery of a 2009 Key Manager Stock Grant that vested on June 30, 2009.

12 Total includes $1,903,969 previously reported in Summary Compensation Tables for prior years.

13 Total includes $584,179 previously reported in Summary Compensation Tables for prior years.

14 Total reflects the 2010, 2011, 2012, and 2013 Key Manager Stock Grants which became nonforfeitable this year when Mr. Riant became retirement eligible, and the 2014 Key Manager RSU grant which became nonforfeitable on June 30, 2014. The 2014 award is also reported in the Summary Compensation Table found on page 36 of this proxy statement.

15 Total reflects the delivery of a 2009 Key Manager Stock Grant that vested during this fiscal year.

16 Total reflects registrant contributions in the form of RSUs pursuant to the International Retirement Plan, 100% of which are also reported in the Stock Awards column on the Summary Compensation Table found on page 36 of this proxy statement.

17 Total reflects shares withdrawn to pay taxes due when IRP RSUs vested according to the change in vesting provisions in 2013, described in footnote 8 on page 42 of this proxy statement.

The NEOs are eligible to participate in The Procter & Gamble Company Executive Deferred Compensation Plan (“EDCP”). Under EDCP, a participant may defer up to 75% of base salary (an increase from 50% in prior years) and up to 100% of the STAR award. Amounts may be deferred for a minimum of one year or until termination of employment. Payments that commence upon retirement, death, or disability may be taken in a lump sum or installments (over a maximum period of ten years). All other payments under the plan are paid as a lump sum.

Amounts deferred under EDCP are credited with market earnings based on the same fund choices available to all employees under the Company’s tax-qualified plan, with the exception of P&G stock, which is not offered as an investment option in the EDCP. Participants may change fund choices on a daily basis.

Key Manager Stock Grants made in the form of RSUs that vest prior to delivery due to the NEO being retirement eligible are included in the aggregate balance as deferred compensation awards under an employee stock and incentive compensation plan. Participants may also defer delivery of incentive awards earned under the current STAR and PSP programs and their predecessors, including the Business Growth Program, which terminated on June 30, 2010, by electing to receive RSUs with deferred delivery. The RSUs are governed by the employee stock and incentive compensation plan that was in effect at the time the award was granted. Similarly, other special equity awards that were deferred by an NEO are included in the aggregate balance for amounts deferred under an employee stock and incentive compensation plan.

As described on page 32 of this proxy statement, federal tax rules limit the size of contributions that can be made to individuals pursuant to tax-qualified defined contribution plans like the PST. To account for these limitations, the Company utilizes the PST Restoration Program to make an additional annual contribution in the form of RSUs.

Similar to the PST, these RSUs become non-forfeitable once an executive has at least five years of service. The default form of payment is a lump sum distribution one year after retirement, or the executive can elect to defer the lump sum to six or eleven years after retirement or to commence ten annual installments at six or eleven years after retirement. Generally, executives have until retirement to change a previous deferral election, with any such deferral elections or changes to deferral elections made in compliance with Section 409A of the Internal Revenue Code. These RSUs earn dividend equivalents at the same rate as dividends on Common Stock and are accrued in the form of additional RSUs each quarter and credited to the executive’s holdings. The value of each RSU may increase or decrease over time as the value is tied to the price of the Common Stock. Finally, NEOs may convert certain of their PST Restoration Program RSUs into notional cash with the same investment choices as those available under the EDCP.

The Company’s IRP is designed to provide retirement benefits for employees whose participation in retirement plans in their home countries has been suspended because they are on assignments outside of that country. Under the IRP, the

Company makes an annual contribution for each participant equal to the contribution that would have been made under the participant’s home country retirement plan had the participant remained in that country and eligible to participate in that plan.

Historically, Company contributions to IRP were placed into one of several investment vehicles available within the IRP, at each participant’s election. Participants in the U.S. receive their contributions in RSUs. These contributions vest according to the terms and conditions of the participant’s home country retirement plan. Upon retirement from the Company, participants must elect to receive distributions from their IRP accounts in one of four ways: (1) fixed-income annuity, (2) variable annuity, (3) lump sum, or (4) annual installments (over a maximum of 15 years).

Amounts the NEOs defer under any of the above-mentioned plans that are scheduled to be paid after termination of employment must be held by the Company for a minimum of six months in order to comply with Section 409A of the Internal Revenue Code.

Payments upon Termination or Change in Control

The Company does not have any employment contracts with its NEOs that require severance payments upon termination of their employment. The only situation in which a separation allowance may be paid is if an employee is encouraged to separate from the Company. Certain elements of compensation are, however, treated differently depending upon the specific circumstances of an NEO’s separation.

Key Compensation Programs

The following table describes the general treatment of compensation under the Company’s key programs under various separation scenarios for all Company employees, including the NEOs.

Compensation Element	Voluntary Separation or Termination for Cause	Company Encouraged Separation	Retirement or Disability	Change in Control	Death
Separation Allowance	None	Company has discretion to pay up to 1 times salary.	None	None	None
STAR	No acceleration of awards. Eligible for award only if worked the entire year.	No acceleration of awards. Pro-rated payment based on time worked.	No acceleration of awards. Pro-rated payment based on time worked.	No acceleration of awards. Pro-rated payment based on time worked.	No acceleration of awards. Pro-rated payment based on time worked.
Key Manager Stock Grant	All outstanding awards forfeited at separation.	No acceleration of option vesting or RSU delivery. All awards are retained subject to original terms, except for the current year grant if separation occurs before June 30.	No acceleration of option vesting or RSU delivery. All awards are retained subject to original terms, except for the current year grant if separation occurs before June 30.	Vesting accelerated for
awards granted under
the 2001 plan.

For awards granted
under the 2009 plan,
vesting only accelerated
if awards not assumed,
unless termination
without cause or
resignation with “good
reason.”

Vesting accelerated for all awards.
PSP Grant	All outstanding awards forfeited at separation.	No acceleration of payment. All awards are retained subject to original terms, except for the current year grant if separation occurs before June 30.	No acceleration of payment. All awards are retained subject to original terms, except for the current year grant if separation occurs before June 30.	Awards paid out at target at time of the Change in Control.	No acceleration of payment. All awards are retained subject to original terms, except for the current year grant if separation occurs before June 30.
Special Equity Awards	Unvested awards are forfeited at separation unless otherwise determined by C&LD Committee.	Unvested awards are forfeited at separation unless otherwise determined by C&LD Committee.	Unvested awards are forfeited at separation unless otherwise determined by C&LD Committee.	Vesting accelerated and award paid at time of the Change in Control.	Vesting accelerated and award paid at time of death.

All equity awards listed above are governed by the employee stock plan under which the award was granted. The scenarios described above assume that former employees comply with the terms and conditions of the applicable employee stock plan, including compliance with the Company’s Purpose, Values and Principles and restrictions on competing with the Company following termination of employment. Failure to comply with either of these provisions can result in forfeiture and/or cancellation of outstanding equity awards.

Retirement Plans and Other Deferred Compensation

The retirement plans in which the NEOs participate do not discriminate in scope, terms, or operation for NEOs versus all other participants. All NEOs are fully vested in PST and will retain all shares upon termination of employment regardless of reason. PST Restoration RSUs vest at the NEO’s fifth anniversary date. All NEOs are beyond their fifth anniversary date. Because Messrs. Geissler and Riant are retirement eligible, they are both entitled to a Global IRA benefit value upon separation from the Company. Additionally, Mr. Geissler is fully vested in his IRP and country pension plan account balances and therefore, would retain those balances upon termination for any reason. Mr. Riant is also vested in his U.K. pension.

Salary and STAR bonuses deferred under EDCP, have been earned and therefore are retained upon termination for any reason. Similarly, amounts deferred under the Business Growth Program and PSP have been earned and are retained upon termination for any reason. Vested amounts related to deferred compensation plans are not included in the following table because they are reported in the Nonqualified Deferred Compensation Table on page 45 of this proxy statement.

Executive Benefits

•	Executive Group Life Insurance—Benefits are retained if employee is eligible for early retirement.

•	Financial Counseling—Employee may use the remaining balance until the end of the current calendar year for reimbursable charges under the program.

•	Unused Vacation—Employee is entitled to lump sum payment equal to value of accrued, but unused, vacation days.

•	Other Programs—In most cases, participation ends on the last day worked, unless otherwise agreed to by the C&LD Committee.

Expatriate and Relocation Program

If an employee’s expatriate assignment terminates for any reason, the Company would pay for relocation to the home country and would cover future taxes due related to the expatriate assignment.

Estimated Post-Employment Treatment of Compensation and Benefits

The following table and footnotes quantify the treatment of compensation or value of benefits that each NEO would receive under the Company’s compensation programs upon various scenarios for termination of employment or a change in control of the Company. The amounts shown assume the event that triggered the treatment occurred on June 30, 2014.

Payments upon Termination or Change in Control
Name	Voluntary Separation or Termination for Cause ($)	Company Encouraged Separation ($)	Retirement or Disability ($)	Change in Control ($)	Death ($)
A. G. Lafley
Separation Allowance	0	2,000,000	0	0	0
STAR[1]	0	0	0	0	0
Key Manager Stock Grant[2]	0	0	0	0	0
PSP[3]	0	6,660,738	6,660,738	6,660,738	6,660,738
Executive Group Life Insurance	0	0	0	0	5,000,000
Jon R. Moeller
Separation Allowance	0	850,000	0	0	0
STAR[1]	0	0	0	0	0
Key Manager Stock Grant[2]	0	4,900,616	4,900,616	4,900,616	4,900,616
PSP[3]	0	4,900,558	4,900,558	4,900,558	4,900,558
Executive Group Life Insurance	0	0	0	0	1,870,000
Werner Geissler[4]
Separation Allowance	0	1,045,000	0	0	0
STAR[1]	0	0	0	0	791,545
Key Manager Stock Grant[2]	0	2,785,673	2,785,673	2,785,673	2,785,673
PSP[3]	0	5,806,072	5,806,072	5,806,072	5,806,072
Executive Group Life Insurance	0	0	0	0	2,299,000
Martin Riant
Separation Allowance	0	920,000	0	0	0
STAR[1]	0	0	0	0	1,400,485
Key Manager Stock Grant[2]	0	659,387	659,387	659,387	659,387
PSP[3]	0	3,194,134	3,194,134	3,194,134	3,194,134
Executive Group Life Insurance	0	0	0	0	2,024,000
Giovanni Ciserani
Separation Allowance	0	760,000	0	0	0
STAR[1]	0	0	0	0	0
Key Manager Stock Grant[2]	0	1,400,746	1,400,746	1,400,746	1,400,746
PSP[3]	0	3,194,134	3,194,134	3,194,134	3,194,134
Executive Group Life Insurance	0	0	0	0	1,672,000

1 STAR awards previously elected in stock options that would vest and become exercisable immediately upon death. No other amounts are included for STAR because the NEO would be entitled to the same payment whether or not separation occurred on June 30, 2014.

2 Upon voluntary separation or termination, all outstanding awards would be forfeited. While all unvested awards are retained (except for the current year grant if separation occurs before June 30) in the event of Company encouraged separation, retirement, or disability, these events do not trigger any change in the original payment terms of the awards. The amounts shown for the Key Manager Stock Grant in the event of Company-encouraged separation, retirement or disability represents the value of the unexercisable stock options and undelivered RSUs as of June 30, 2014 that would be retained at separation and payout according to the original terms and timing of the grants. Awards vest and become immediately exercisable in the event of death or change in control.

3 Upon voluntary separation or termination, all outstanding awards would be forfeited. While all unvested awards are retained (except for the current year grant if separation occurs before June 30) in the event of Company-encouraged separation, retirement or disability, or death, these events do not trigger any change in the original payment terms of the awards. In the event of change in control, PSP will pay out at target on the date of the change in control. The amounts shown for the PSP Grants represent the value of the unvested PSUs as of June 30, 2014 that would be retained on the triggering event and pay out according to the original terms and timing of the grants.

4 As part of the Company’s overall restructuring and productivity effort, Mr. Geissler, formerly Vice Chairman—Global Operations, was named Vice Chairman—Advisor to the Chairman and Chief Executive Officer effective July 1, 2014. In this capacity, he will report to Mr. Lafley until his future retirement date, which is expected to occur no later than June 30, 2015 and will be determined based on business need and mutual agreement. Because Mr. Geissler’s role was eliminated as part of the Company’s restructuring, he will receive a lump sum payment equal to one year’s salary upon his retirement. In exchange for this compensation, Mr. Geissler will be subject to certain non-compete, non-solicitation, and non-disparagement obligations.

Security Ownership of Management and Certain Beneficial Owners

The following table shows all entities that are the beneficial owners of more than 5% of any class of the Company’s voting securities:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature		Percent of Class
Common	BlackRock, Inc. 40 East 52nd Street New York, NY 10022	147,073,998	[1]	5.40%

Common	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	144,499,854	[2]	5.31%

1 Based on information as of December 31, 2013 contained in a Schedule 13G/A filed with the SEC on February 12, 2014 by BlackRock, Inc. The Schedule 13G/A indicates that BlackRock, Inc. has sole voting and dispositive power with respect to these shares.

2 Based on information as of December 31, 2013 contained in a Schedule 13G filed with the SEC on February 6, 2014 by The Vanguard Group. The Schedule 13G indicates that The Vanguard Group has (i) sole power to vote or direct to vote with respect to 4,447,593 shares, (ii) sole dispositive power with respect to 140,354,004 shares, and (iii) shared dispositive power with respect to 4,145,850 shares.

The following tables and footnotes provide information regarding the ownership of the Company’s Common Stock and Series A and B ESOP Convertible Class A Preferred Stock by all Directors and nominees, each NEO, and all Directors and executive officers as a group on August 15, 2014:

Common Stock
Number of shares/options
	Amount and Nature of Beneficial Ownership
Name	Direct[1] and Profit Sharing Plan[2]	Right to Acquire[3]	Trusteeships and Family Holdings[4]	Total	Percent of Class	Restricted Stock Units [5]
Angela F. Braly	7,546	0	0	7,546	[6]	10,490
Kenneth I. Chenault	6,093	0	0	6,093	[6]	15,392
Giovanni Ciserani	12,217	360,697	0	372,914	[6]	13,660
Scott D. Cook	21,579	7,790	32,564	61,933	[6]	28,045
Susan Desmond-Hellmann	0	0	0	0	[6]	7,564
Werner Geissler	82,243	1,048,591	0	1,130,834	[6]	163,083
A.G. Lafley[7]	147,128	2,059,795	146,785	2,353,708	[6]	501,159
Terry J. Lundgren	2,021	0	530	2,551	[6]	2,364
W. James McNerney, Jr.	24,857	0	0	24,857	[6]	28,045
Jon R. Moeller[8]	37,736	569,757	0	607,493	[6]	71,534
Martin Riant	10,534	352,245	686	363,465	[6]	80,821
Margaret C. Whitman	0	0	11,075	11,075	[6]	7,564
Mary Agnes Wilderotter	0	0	0	0	[6]	13,041
Patricia A. Woertz	1,660	0	0	1,660	[6]	15,392
Ernesto Zedillo	5,785	3,760	0	9,545	[6]	28,045
32 Directors and executive officers, as a group	758,266	8,974,278	211,631	9,944,175	[6]	1,590,713

1 Includes unrestricted Common Stock over which each Director or executive officer has sole voting and investment power and restricted Common Stock over which they have voting power but no investment power (until restrictions lapse).

2 Common Stock allocated to personal accounts of executive officers under the Retirement Trust pursuant to PST. Plan participants have sole discretion as to voting and, within limitations provided by PST, investment of shares. Shares are voted by the Trustees in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Retirement Trust.

3 Total includes stock options that have vested or will vest within 60 days, any PSP awards (as described on pages 31-32) that will deliver as Common Stock in August 2014, any Restricted Stock that will vest within 60 days, and any RSUs that will deliver as Common Stock within 60 days.

4 The individuals involved share voting and/or investment powers with other persons with respect to the shares shown in this column.

5 RSUs represent the right to receive unrestricted shares of Common Stock upon the lapse of restrictions, at which point the holders will have a non-forfeitable right to delivery of Common Stock on a specific date in the future. Total includes any PSP awards that will deliver as RSUs in August 2014. RSUs that will not deliver within 60 days of the record date are not considered “beneficially owned” because holders are not entitled to voting rights or investment control until the shares are delivered.

6 Less than .085% for any one Director or NEO, and for the Directors and executive officers, as a group.

7 Total includes shares indirectly held by Mr. Lafley through his spouse, who was previously employed by the Company.

8 Totals include shares, stock options, and RSUs indirectly held by Mr. Moeller through his spouse, who is also employed by the Company.

Series A ESOP Convertible
Class A Preferred Stock Number of shares
Amount and Nature of Beneficial Ownership
Name	Profit Sharing Plan[1]	Trusteeships	Percent of Series
Angela F. Braly	—	—	—
Kenneth I. Chenault	—	—	—
Giovanni Ciserani	—	—	—
Scott D. Cook	—	—	—
Susan Desmond-Hellmann	—	—	—
Werner Geissler	1,675	—	[2]
A.G. Lafley[3]	6,198	—	[2]
Terry J. Lundgren	—	—	—
W. James McNerney, Jr.	—	—	—
Jon R. Moeller[4]	12,858	—	[2]
Martin Riant	2,538	—	[2]
Margaret C. Whitman	—	—	—
Mary Agnes Wilderotter	—	—	—
Patricia A. Woertz	—	—	—
Ernesto Zedillo	—	—	—
32 Director and executive officers, as a group	108,315	—	[2]
Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan P.O. Box 599 Cincinnati, Ohio 45201-0599 (R. L. Antoine, S. P. Donovan, Jr. and R. C. Stewart, Trustees)		8,475,141[5]

1 Shares allocated to personal accounts of executive officers under the Employee Stock Ownership Trust pursuant to PST. Plan participants have sole discretion as to voting and, within limitations provided by PST, investment of shares. Shares are voted by the Trustees in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Trust.

2 Less than .025% for any NEO; by the terms of the stock, only persons who are or have been employees can have beneficial ownership of these shares. Less than .207% for the Directors and executive officers, as a group.

3 Total includes shares indirectly held by Mr. Lafley through his spouse, who was previously employed by the Company.

4 Total includes shares indirectly held by Mr. Moeller through his spouse, who is also employed by the Company.

5 Unallocated shares. The voting of these shares is governed by the terms of PST, which provides that the Trustees shall vote unallocated shares held by them in proportion to instructions received from Trust participants as to voting of allocated shares. The disposition of these shares in connection with a tender offer would be governed by the terms of PST, which provides that the Trustees shall dispose of unallocated shares held by them in proportion to instructions received from Trust participants as to the disposition of allocated shares.

Series B ESOP Convertible Class A Preferred Stock Number of shares
Amount and Nature of Beneficial Ownership
Name	Profit Sharing Plan[1]	Trusteeships	Percent of Series
Angela F. Braly	—	—	—
Kenneth I. Chenault	—	—	—
Giovanni Ciserani	—	—	—
Scott D. Cook	—	—	—
Susan Desmond-Hellmann	—	—	—
Werner Geissler	553	—	[2]
A.G. Lafley	1,228	—	[2]
Terry J. Lundgren	—	—	—
W. James McNerney, Jr.	—	—	—
Jon R. Moeller	—	—	—
Martin Riant	91	—	—
Margaret C. Whitman	—	—	[2]
Mary Agnes Wilderotter	—	—	—
Patricia A. Woertz	—	—	—
Ernesto Zedillo	—	—	—
32 Directors and executive officers, as a group	2,967	—	[2]
Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan P.O. Box 599 Cincinnati, Ohio 45201-0599 (R. L. Antoine, S. P. Donovan, Jr. and R. C. Stewart, Trustees)		35,685,115[3]

1 Shares allocated to personal accounts of executive officers under the Employee Stock Ownership Trust pursuant to PST. Plan participants have sole discretion as to voting and, within limitations provided by PST, investment of shares. Shares are voted by the Trustees in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Trust.

2 Less than .003% for any NEO; by the terms of the stock, only persons who are or have been employees can have beneficial ownership of these shares. Less than .006% for the Directors and executive officers, as a group.

3 Unallocated shares. The voting of these shares is governed by the terms of PST, which provides that the Trustees shall vote unallocated shares held by them in proportion to instructions received from Trust participants as to voting of allocated shares. The disposition of these shares in connection with a tender offer would be governed by the terms of PST, which provides that the Trustees shall dispose of unallocated shares held by them in proportion to instructions received from Trust participants as to the disposition of allocated shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Ownership of, and transactions in, Company stock by executive officers and Directors of the Company are required to be reported to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934. As a practical matter, the Company assists its Directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. All Directors and officers complied with these requirements during the past fiscal year.

Report of the Audit Committee

Each member of the Audit Committee is an independent Director as determined by the Board of Directors, based on the NYSE listing standards and the Board’s own Independence Guidelines. Each member of the Committee also satisfies the SEC’s additional independence requirement for members of audit committees. The Board of Directors has determined that Ms. Woertz and Mr. Chenault meet the criteria for “Audit Committee Financial Expert” as defined by SEC rules. The Board of Directors has also determined that all Audit Committee members are financially literate. See page 13 for further detail on Audit Committee composition.

As noted previously in the proxy statement, the Committee’s work is guided by a charter, which can be found in the corporate governance section of the Company’s website at www.pginvestor.com. The Audit Committee has the responsibilities set forth in its charter with respect to:

•	Accounting, financial reporting and disclosure processes, and adequacy of systems of disclosure and internal control established by management;

•	Quality and integrity of the Company’s financial statements;

•	Company’s compliance with legal and regulatory requirements;

•	Company’s overall risk management profile;

•	Independent registered public accounting firm’s qualifications and independence;

•	Performance of the Company’s internal audit function and the independent registered public accounting firm;

•	Preparing this annual Report of the Audit Committee to be included in the Company’s proxy statement.

Management has the Company’s primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements and for the public reporting process. Deloitte & Touche LLP, the Audit Committee-appointed independent registered public accounting firm for the fiscal year ended June 30, 2014, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

In its role of financial reporting oversight, the Committee reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the year ended June 30, 2014, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In this context, the Committee met 8 times (including telephone meetings to discuss quarterly results) during the fiscal year ended June 30, 2014. The Committee has reviewed with Deloitte & Touche LLP matters required to be discussed pursuant to auditing standards adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Committee has discussed various matters with Deloitte & Touche LLP related to the Company’s consolidated financial statements, including critical accounting policies and practices used, alternative treatments for material items that have been discussed with management, and other material written communications between Deloitte & Touche LLP and management. The Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with Deloitte & Touche LLP its independence from the Company and its management. In addition, the Committee has received written material addressing Deloitte & Touche LLP’s internal quality control procedures and other matters, as required by the NYSE listing standards. The Committee understands the need for Deloitte & Touche LLP to maintain objectivity and independence in its audit of the Company’s financial statements and internal controls over financial reporting. The Committee has implemented a formal pre-approval process for non-audit fee spending, and it seeks to limit this spending to a level that keeps the core relationship with Deloitte & Touche LLP focused on financial statement review and evaluation. A copy of this pre-approval process is attached to this proxy statement as Exhibit B.

Based on the considerations referred to above, the Committee recommended to our Board of Directors that the audited financial statements for the year ended June 30, 2014 be included in our Annual Report on Form 10-K for 2014 and selected Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2015. This report is provided by the following independent Directors, who constitute the Committee:

Patricia A. Woertz, Chair

Angela F. Braly

Kenneth I. Chenault

Susan Desmond-Hellmann

Mary Agnes Wilderotter

August 12, 2014

Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committee, with the ratification of the shareholders, engaged Deloitte & Touche LLP to perform an annual audit of the Company’s financial statements for the fiscal year ended June 30, 2014. The Audit Committee was responsible for determination and approval of audit fees primarily based on audit scope, with consideration of audit team skills and experiences.

Pursuant to rules of the SEC, the fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte”), are disclosed in the table below:

Fees Paid to Deloitte

(Dollars in Thousands)

	FY 2012-13	FY 2013-14
Audit Fees	$31,499	$31,635
Audit-Related Fees	2,037	6,048
Tax Fees	679	555
Subtotal	34,215	38,238
All Other Fees	911	746
Deloitte Total Fees	$35,126	$38,984

Services Provided by Deloitte

All services provided by Deloitte are permissible under applicable laws and regulations. The Company has adopted policies and procedures for pre-approval of services by Deloitte as described in Exhibit B to this proxy statement. The fees paid to Deloitte shown in the table above were all pre-approved in accordance with these procedures and include:

1)

Audit Fees—These are fees for professional services performed by Deloitte for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

2)

Audit-Related Fees—These are fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: employee benefit and compensation plan audits; due diligence related to mergers and acquisitions; other attestations by Deloitte, including those that are required by statute, regulation or contract; and consulting on financial accounting/reporting standards and controls.

3)

Tax Fees—These are fees for professional services performed by Deloitte with respect to tax compliance and tax returns. This includes review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims, payment planning/tax audit assistance; and tax work stemming from “Audit-Related” items.

4)

All Other Fees—These are fees for other permissible work performed by Deloitte that does not meet the above category descriptions. The fees cover training programs, consulting, and various subscriptions and local engagements that are permissible under applicable laws and regulations including tax filings for individual employees included in the Company expatriate program.

These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s consolidated financial statements. The Committee also concluded that Deloitte’s provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte’s independence.

ITEM 1. ELECTION OF DIRECTORS

See pages 5-9 of this proxy statement

ITEM 2. PROPOSAL TO RATIFY APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statement. In order to assure continuing audit independence and objectivity, the Audit Committee will periodically consider whether there should be a rotation of the independent external audit firm. In accordance with the SEC-mandated rotation of the audit firm’s lead engagement partner, the Audit Committee is also involved in the selection of the external audit firm’s lead engagement partner.

The Audit Committee selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm to perform the audit of our financial statements and our internal controls over financial reporting for the fiscal year ending June 30, 2015. Deloitte & Touche LLP was our independent registered public accounting firm for the fiscal year ended June 30, 2014. The members of the Audit Committee and Board believe that the retention of Deloitte & Touche LLP to serve as the Company’s independent external auditor is in the best interest of the Company and its shareholders. In the course of these reviews, the Audit Committee considers, among other things: external auditor capability, effectiveness and efficiency of audit services, results from periodic management and Audit Committee performance assessments, and appropriateness of fees in the context of audit scope. The Committee also reviews and approves non-audit fees.

Deloitte & Touche LLP representatives are expected to attend the 2014 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

We are asking our shareholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Although ratification is not required by the Company’s Code of Regulations, the By Laws of the Board of Directors, or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification as a matter of good corporate practice. The Board will take into consideration the shareholder vote, but the Audit Committee, in its discretion, may still retain Deloitte & Touche LLP or select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

The Board of Directors recommends a vote FOR the following proposal:

RESOLVED, That action by the Audit Committee appointing Deloitte & Touche LLP as the Company’s independent registered public accounting firm to conduct the annual audit of the financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 2015 is hereby ratified, confirmed, and approved.

ITEM 3. PROPOSAL TO ADOPT THE PROCTER & GAMBLE

2014 STOCK AND INCENTIVE COMPENSATION PLAN

On June 10, 2014, the Board of Directors approved for submission to the shareholders The Procter & Gamble 2014 Stock and Incentive Compensation Plan (the “2014 Plan” or “Plan”), as set forth in Exhibit C to this proxy statement.

This year, the Board of Directors is recommending consolidating the Company’s equity programs under an omnibus plan that incorporates best practices. As a result, the 2014 Plan replaces both The Procter & Gamble 2009 Stock and Incentive Compensation Plan (the “2009 Plan”), which was adopted by the Board of Directors on August 11, 2009 and approved by shareholders at the annual meeting held on October 13, 2009, and The Procter & Gamble 2013 Non-Employee Directors’ Stock Plan, which was adopted by the Board of Directors on June 4, 2013, and approved at the annual meeting of the shareholders held on October 8, 2013.

The Board recommends that shareholders support the 2014 Plan for the following reasons:

•

The purpose of the Plan is to strengthen the alignment of interests between those employees of the Company and its subsidiaries who are largely responsible for the success of the business, as well as non-employee Directors, and the Company’s shareholders through increased ownership of the Company.

•	The 2014 Plan requests the same number of shares as the 2009 Plan and is expected to last for about the same time. P&G’s historic burn rate is below that of our Peer Group at less than 1.2%.

•	The 2014 Plan reflects best practices in equity compensation including:

▪	Administered by the Compensation & Leadership Development Committee which is made up entirely of independent directors.

▪	Double Trigger. Time-based equity awards do not vest solely on account of a change-in-control (requires a qualifying termination following a change-in-control).

▪	No re-pricing or backdating of stock options.

▪	No discounted stock options or stock appreciation rights.

▪	Awards are subject to forfeiture and clawback for violation of certain plan provisions.

▪

No liberal share counting. The 2014 Plan does not allow for reuse of shares tendered, exchanged or withheld to cover option exercise costs, any award shares withheld to cover taxes, and all shares underlying an award of stock appreciation rights once such stock appreciation rights are exercised.

For the reasons set forth above, the Board recommends that you vote FOR the following resolution:

RESOLVED, That The Procter & Gamble 2014 Stock And Incentive Compensation Plan, as set forth in Exhibit C to this proxy statement, is hereby approved and authorized.

Summary of the 2014 Plan

The following is a summary of the basic features of the 2014 Plan. For additional information, please refer to the specific provision of the full text of the 2014 Plan set forth in Exhibit C to this proxy statement.

Administration

The Compensation & Leadership Development Committee (the “Committee”) will administer the Plan. The Committee has the authority to:

•	select the Plan participants;

•	grant awards in amounts and forms as the Committee shall determine;

•	impose restrictions, terms, and conditions upon such awards as the Committee shall deem appropriate;

•	make determinations necessary for administering the Plan;

•	establish administrative regulations consistent with the Plan;

•	amend the Plan or any award agreement as provided in the Plan;

•	designate employees of the Company to assist in the administration and operation of the Plan.

Eligibility

The participants in the Plan shall be non-employee Directors and those employees who, in the opinion of the Committee, have demonstrated a capacity for contributing in a substantial manner to the success of the Company. This currently includes 10 non-employee Directors and approximately 6,000 of the Company’s key managers who receive awards on an annual basis. It also includes an additional 8,000 employees currently eligible for cash bonuses who can elect to take all or part of their bonuses in stock options issued pursuant to the Plan.

Shares Available and Individual Award Limits

The Plan permits the award of up to 160 million new shares. In addition, to the extent shares remain available, the following may be awarded under the Plan:

•

shares that are available for awards under The Procter & Gamble 2013 Non-Employee Directors’ Stock Plan, The Procter & Gamble 2009 Stock and Incentive Compensation Plan, The Procter & Gamble 2001 Stock and Incentive Compensation Plan, The Procter & Gamble 1992 Stock Plan, The Procter & Gamble 1992 Stock Plan (Belgian Version), The Procter & Gamble Future Shares Plan, The Gillette Company 2004 Long-Term Incentive Plan, The Gillette Company 1971 Stock Option Plan, and The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan.

All stock options and SARs granted under the Plan shall be counted against the aggregate number of shares on a one-for-one basis while all other full-value awards to be settled in shares shall be counted as 5 shares for each share awarded. The 5:1 ratio means that only 32 million new shares could be awarded as full value shares or up to 160 million shares if all awards were granted as stock options. The maximum number of shares with respect to which options or other awards may be granted to any non-employee Director in any calendar year shall not exceed 10,000. The maximum number of shares with respect to which stock options or SARs may be granted to any employee who is a participant in any calendar year shall not exceed two million.

Types of Awards

•

Common Stock, Restricted Stock Units (“RSUs”), and Restricted Stock. The Committee may grant common stock, restricted shares, or RSUs to Participants. In doing so, the Committee, in its discretion, may impose conditions or restrictions on the award. The Committee may also authorize Participants the right to elect to convert all or a portion of cash fees received into common stock, RSUs, or restricted stock.

•

Nonstatutory and Incentive Stock Options. All stock options must have a maximum life of no more than ten years from the date of grant, and no options may be exercisable within one year from the date of grant except in the case of death of the recipient. At the time of grant, the Committee shall establish the exercise price for any stock option. In no event shall the exercise price be less than one hundred percent (100%) of the fair market value of the common stock on the date of grant. Stock options may only be exercised by the recipient, except in the event of legal incompetence of the recipient (where the recipient’s legally appointed guardian may exercise the stock option) or in the event the Committee approves transfer of a stock option. All unexercised stock options and SARs granted to a recipient who ceases to be an employee or Director of the Company or any of its subsidiaries are subject to the provisions of the award agreement governing the right to exercise following the participant’s termination of employment or directorship. In the event of a recipient’s death, stock options may be exercised by the recipient’s beneficiary.

•

Stock Appreciation Rights (“SARs”). A SAR offers the recipient the right to receive payment for the difference (spread) between the exercise price of the stock appreciation right and the market value of the Company’s common stock at the time of redemption. The primary purpose for granting stock appreciation rights has been to provide some of the incentive benefits of stock options to key international managers resident in those few countries where tax and other requirements make stock options less attractive. SARs are generally subject to the same limitations and restrictions regarding exercise, transfer, and forfeiture as stock options.

•

Performance-Related Awards. Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the amount that a publicly held corporation may deduct for the compensation paid to its Chief Executive Officer and its three most highly compensated officers other than the Chief Executive Officer and Chief Financial Officer. “Qualified performance-based compensation,” however, is not subject to the $1,000,000 deduction limit. Accordingly, the Plan permits the Committee to designate any award as performance-based compensation and establish performance measures consistent with Section 162(m). Performance awards may be granted either alone or in addition to other grants made under the Plan. The maximum performance award that can be granted for any one-year period cannot exceed $20,000,000 or 400,000 shares of common stock.

Conditions for Awards

Each employee participant is required to accept each grant under the Plan subject to the terms and conditions of the grant materials and the Plan. At the time of exercise of a stock option or SAR, an employee participant must certify either that he or she intends to remain employed by the Company or one of its subsidiaries for at least one year or intends to leave the Company or one of its subsidiaries within one year but has no intention to: 1) engage in competitive employment with the Company or its subsidiaries for a period of three years following termination of employment, unless the Participant first obtains written permission from the Company; 2) solicit Company employees to work elsewhere or solicit business from the Company’s customers, suppliers, or partners, unless the Participant first obtains written permission of the Company; 3) take any action significantly contrary to the best interests of the Company; or 4) disclose any of the Company’s trade secrets or confidential information. The Committee may waive certain of these conditions or impose different conditions that do not increase or extend the rights of the participants. The Plan also contains a clawback provision which allows the Company to recover the net proceeds resulting from the exercise of stock options or SARs and the value of any common stock or other awards delivered pursuant to the Plan should a participant violate these covenants.

Additional Information

•	Term. The 2014 Plan term is October 14, 2014 through December 31, 2024.

•

Amendment. The Board may repeal or amend the Plan except that no amendment can increase the aggregate number of shares subject to the Plan, reduce the option price of an outstanding option, reduce the grant price of an outstanding SAR, or alter the persons eligible to participate in the Plan.

•

Treatment of Awards upon Change in Control. Upon a change in control, any performance-based award shall be deemed to be satisfied at the target. If the successor does not assume the awards under the Plan, stock options and SARs vest immediately, any conditions or restrictions on common stock, restricted stock, or RSUs lapse. If the successor does assume the awards, stock options and SARs vest immediately, and any conditions or restrictions on common stock, restricted stock, RSUs, or performance-based awards lapse only for the participants who are involuntarily terminated within two years for reasons other than cause or who terminate their employment for good reason.

•	Market Price. On August 15, 2014, the average of the high and low market prices of the Company’s common stock on the New York Stock Exchange was $81.71 per share.

 U.S. Federal Income Tax Consequences

The following is a general discussion of the federal income tax consequences of awards made under the 2014 Plan. The information is provided for shareholders considering how to vote on this proposal and is not tax guidance to Participants.

•

RSUs. RSUs are taxable to the recipient as ordinary income when the stock or cash is payable to the recipient, even if the RSUs become non-forfeitable at an earlier date. Dividend equivalents that accumulate before the RSU is payable are paid and taxable when the RSUs become payable. The Company is not entitled to a deduction until the stock or cash is payable.

•

Restricted Stock. Unless a participant has made an election under Section 83(b) of the Internal Revenue Code to be taxed at grant, restricted stock is taxable as ordinary income in the taxable year in which the restrictions lapse. At that time, the participant will have taxable ordinary income and the Company will be entitled to a deduction. The amount subject to taxation (and deductible by the Company) is the fair market value of the shares reduced by any amount paid for the shares. Any accumulated dividends are also subject to taxation (and deductible by the Company) when the restrictions lapse.

•	Common Stock. Common stock is taxable to the recipient as ordinary income when the stock is granted to the recipient. The Company is entitled to a deduction in the year the stock is granted.

•

Nonstatutory Stock Options. Nonstatutory stock options are not taxable to the Participant at grant, and the Company will not be entitled to a deduction at that time. A Participant will have taxable ordinary income on the date of exercise of the option in an amount that will be equal to the difference between the market price of the optioned shares on the date of exercise and the exercise price. The Company will be entitled to a corresponding deduction at that time.

•

Incentive Stock Options. Incentive stock options are generally not taxable to the Participant at grant or exercise if the Participant has continuously been an employee from the time of the grant until at least three months before exercise. However, the spread at exercise is an “adjustment” item for alternative minimum tax purposes. Any gain realized on the sale or other disposition of stock acquired on exercise of an incentive stock option is considered as long-term capital gain for tax purposes if the Participant holds the stock more than two years after the date the option was granted and more than one year after the date of exercise of the option. If the stock is disposed of within one year after exercise, the lesser of any gain on such disposition or the spread at exercise (i.e., the excess of the fair market value of the stock on the date of exercise over the exercise price) is treated as ordinary income, and any appreciation after the date of exercise is considered long-term or short-term capital gain depending on the holding period prior to sale. However, the spread at exercise (even if greater than the gain on the disposition) is treated as ordinary income if the disposition is one on which a loss, if sustained, is not recognized — e.g., a “wash” sale or a sale to a related party.

•

SARs. Like nonstatutory stock options, SARs are not taxable to the recipient at grant, but will result in taxable ordinary income on the date of exercise equal to the amount paid to the recipient, i.e., the difference between the value of the shares on the date of exercise and the exercise price. Similarly, the Company will be entitled to a deduction when the SARs are exercised.

 New Plan Benefits

The following table shows the amounts that were awarded to employees as a group for FY 2013-14 under the 2009 Plan and The Procter & Gamble 2013 Non-Employee Directors’ Stock Plan, which are the amounts that would have been awarded under the 2014 Plan had it been in effect. Amounts to be awarded under the 2014 Plan are not determinable, but the Company intends to make future awards consistent with current employee compensation practices.

2014 Procter & Gamble Stock and Incentive Compensation Plan
Name and Position	Dollar Value ($)	Number of Units
A.G. Lafley Chairman of the Board, President and Chief Executive Officer	12,230,582	176,104[1]
Jon R. Moeller Chief Financial Officer	5,204,432	185,365[2]
Werner Geissler Vice Chairman–Global Operations	4,806,460	238,862[3]
Martin Riant Group President–Baby, Feminine and Family Care	3,662,190	151,357[4]
Giovanni Ciserani Group President–Global Fabric and Home Care	2,865,503	140,604[5]

Executive Officer Group	99,354,802	3,868,190[6]

Non-Employee Director Group	2,293,079[7]	29,713[8]

All Other Employees Group	353,328,845	24,438,822[9]

1 Of the 176,104 units issued, 91,351 are RSUs and 84,753 are PSUs.

2 Of the 185,365 units issued, 130,626 are Stock Options or SARs, 22,575 are RSUs, and 32,164 are PSUs.

3 Of the 238,862 units issued, 199,594 are Stock Options or SARs, 2,146 are RSUs, and 37,122 are PSUs.

4 Of the 151,357 units issued, 116,247 are Stock Options or SARs, 13,370 are RSUs, and 21,740 are PSUs.

5 Of the 140,604 units issued, 116,960 are Stock Options or SARS, 1,904 are RSUs, and 21,740 are PSUs.

6 Of the 3,868,190 units issued, 2,876,831 are Stock Options or SARs, 368,447 are RSUs, and 622,912 are PSUs.

7 The $2,293,079 in value includes the annual $175,000 RSU grant made to each Non-Employee Director in October. The remaining $543,079 includes equity granted in lieu of cash fees as elected by certain Non-Employee Directors.

8 Of the 29,713 units issued, 22,930 are RSUs, 4,716 are shares of Common Stock, and the remaining 2,067 are Restricted Shares.

9 Of the 24,438,822 units issued, 22,950,336 are Stock Options or SARs and 1,488,486 are RSUs.

 Additional Equity Compensation Plan Information

The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans as of June 30, 2014. The table includes the following plans: The Procter & Gamble 1992 Stock Plan; The Procter & Gamble 1992 Stock Plan (Belgian Version); The Procter & Gamble 1993 Non-Employee Directors’ Stock Plan; The Procter & Gamble Future Shares Plan; The Procter & Gamble 2001 Stock and Incentive Compensation Plan; The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan; The Gillette Company 2004 Long-Term Incentive Plan; The Procter & Gamble 2009 Stock and Incentive Compensation Plan; and The Procter & Gamble 2013 Non-Employee Directors’ Stock Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (A)	Weighted-average exercise price of outstanding options, warrants, and rights (B)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (C)
Equity Compensation Plans approved by security holders[1]
Options Restricted Stock Units (RSUs)/Performance Stock Units (PSUs)	280,075,306 10,678,573	$59.8321 N/A		[2] [2]
Equity compensation plans not approved by security holders[3]
Options	11,550,407	$57.8818		[4]
Grand Total	302,304,286	$59.7448	[5]	26,684,466

1 Includes The Procter & Gamble 1992 Stock Plan; The Procter & Gamble 1993 Non-Employee Directors’ Stock Plan; The Procter & Gamble 2001 Stock and Incentive Compensation Plan; The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan; The Procter & Gamble 2009 Stock and Incentive Compensation Plan; and The Procter & Gamble 2013 Non-Employee Directors’ Stock Plan.

2 Of the plans listed in footnote 1, only The 2013 Non-Employee Directors’ Stock Plan and The Procter & Gamble 2009 Stock and Incentive Compensation Plan allow for future grants of securities. The maximum number of shares that may be granted under these plans is 180 million shares. Under The Procter & Gamble 2009 Stock and Incentive Compensation Plan, stock options and stock appreciation rights are counted on a one-for-one basis, while full value awards (such as RSUs and PSUs) are counted as 2.88 shares for each share recorded. Total shares available for future issuance under these plans is approximately 27 million shares.

3 Includes The Procter & Gamble 1992 Stock Plan (Belgian version); The Procter & Gamble Future Shares Plan; and The Gillette Company 2004 Long-Term Incentive Plan.

4 None of the plans listed in footnote 3 allow for future grants of securities.

5 Weighted average exercise price of outstanding options only.

The following narrative provides a description of the Company’s non-shareholder-approved plans.

The Procter & Gamble 1992 Stock Plan (Belgian Version)

No further grants can be made under the plan, although unexercised stock options previously granted under this plan remain outstanding. This plan was approved by the Company’s Board of Directors on February 14, 1997. Although the plan has not been submitted to shareholders for approval, it is nearly identical to The Procter & Gamble 1992 Stock Plan, approved by the Company’s shareholders on October 13, 1992, except for a few minor changes designed to comply with Belgian tax laws.

The plan was designed to attract, retain and motivate key Belgian employees. Under the plan, eligible participants were: (i) granted or offered the right to purchase stock options, (ii) granted stock appreciation rights and/or (iii) granted shares of the Company’s common stock. Except in the case of death of the recipient, all stock options and stock appreciation rights must vest in no less than one year from the date of grant and must expire no later than fifteen years from the date of grant. The exercise price for all stock options granted under the plan is the average price of the Company’s stock on the date of grant. If a recipient of a grant leaves the Company while holding an unexercised option or right, any unexercisable portions immediately become void, except in the case of death, and any exercisable portions become void within one month of departure, except in the case of death or retirement. Any common stock awarded under the plan may be subject to restrictions on sale or transfer while the recipient is employed, as the committee administering the plan may determine.

The Procter & Gamble Future Shares Plan

No further grants can be made under the plan which terminated on October 13, 2007, although unexercised stock options previously granted under this plan remain outstanding. On October 14, 1997, the Company’s Board of Directors approved The Procter & Gamble Future Shares Plan pursuant to which options to purchase shares of the Company’s common stock were granted to employees worldwide. The purpose of this plan was to advance the interests of the Company by giving substantially all employees a stake in the Company’s future growth and success and to strengthen the alignment of interests between employees and the Company’s shareholders through increased ownership of shares of the Company’s stock. The plan was not submitted to shareholders for approval.

Subject to adjustment for changes in the Company’s capitalization, the number of shares to be granted under the plan was capped at 17 million shares. Under the plan’s regulations, recipients were granted options to acquire 100 shares of the Company’s common stock at an exercise price equal to the average price of the Company’s common stock on the date of the grant. These options vest five years after the date of grant and expire ten years following the date of grant. If a recipient leaves the employ of the Company prior to the vesting date for a reason other than disability, retirement, or special separation (as defined in the plan), then the award is forfeited.

At the time of the first grant following Board approval of the plan, each employee of the Company not eligible for an award under the 1992 Stock Plan was granted options for 100 shares. From the date of this first grant through June 30, 2003, each new employee of the Company received options for 100 shares.

The Gillette Company 2004 Long-Term Incentive Plan

No further grants can be made under this plan after October 13, 2009. Shareholders of The Gillette Company approved this plan on May 20, 2004, and the plan was assumed by the Company upon the merger between The Procter & Gamble Company and The Gillette Company. All options became immediately vested and exercisable on October 1, 2005 as a result of the merger. After the merger, all outstanding options became options to purchase shares of The Procter & Gamble Company subject to an exchange ratio of 0.975 shares of P&G stock per share of Gillette stock. Only employees previously employed by The Gillette Company prior to October 1, 2005 were eligible to receive grants under this plan.

The plan was designed to attract, retain, and motivate employees of The Gillette Company, and until the effective date of the merger between The Gillette Company and The Procter & Gamble Company, non-employee members of the Gillette Board of Directors. Under the plan, eligible participants were: (i) granted or offered the right to purchase stock options, (ii) granted stock appreciation rights, and/or (iii) granted shares of the Company’s common stock or restricted stock units (and dividend equivalents). Subject to adjustment for changes in the Company’s capitalization and the addition of any shares authorized but not issued or redeemed under The Gillette Company 1971 Stock Option Plan, the number of shares to be granted under the plan was not to exceed 19 million shares.

If a recipient of a grant leaves the Company while holding an unexercised option or right: (1) any unexercisable portions immediately become void, except in the case of death, retirement, special separation (as those terms are defined in the plan), or any grants as to which the Committee has waived the termination provisions; and (2) any exercisable portions immediately become void, except in the case of death, retirement, special separation, voluntary resignation that is not for Good Reason (as those terms are defined in the plan), or any grants as to which the Committee has waived the termination provisions.

ITEM 4. PROPOSAL FOR AN ADVISORY VOTE ON

EXECUTIVE COMPENSATION (THE SAY ON PAY VOTE)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires the Board to provide our shareholders with the opportunity to vote on a non-binding, advisory basis, on the compensation of our NEOs as set forth in this proxy statement in accordance with the compensation disclosure rules of the SEC. This proposal is also referred to as the “Say on Pay” vote.

Our executive compensation program rewards performance, supports our business strategies, discourages excessive risk-taking, makes us competitive with other multinational corporations for top talent, and aligns our executives’ interests with the long-term interests of our shareholders. In 2013, shareholders approved the compensation paid to the NEOs with a FOR vote of 96.39%.

Our Compensation Discussion & Analysis, which begins on page 21 of this proxy statement, describes in detail the components of our executive compensation program and the process by which our Board makes executive compensation decisions. Highlights of our program include the following:

•	Consistent with our pay-for-performance philosophy, about 75% of our NEO compensation is tied to Company performance;

•	Multiple performance metrics are utilized to discourage excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of others;

•	Substantial stock ownership requirements ensure that our senior executives maintain a significant stake in our long-term success;

•	Equity plans prohibit re-pricing and backdating of stock options;

•

Clawback policies allow recovery of certain compensation payments and proceeds from stock transactions from executives in the event of a significant restatement of financial results for any reason or for a violation of certain stock plan provisions;

•	We do not grant time-based equity awards that vest immediately solely on account of a change in control;

•	We do not execute employment agreements with executives that contain special severance payments such as golden parachutes;

•	We do not provide gross-ups to cover personal income taxes that pertain to executive or severance benefits; and

•	We do not provide special executive retirement programs.

We design our compensation programs to motivate our executives to win during tough economic times and to achieve our fundamental and overriding objective—to create value for our shareholders at leadership levels on a consistent basis.

This vote is non-binding; however, we highly value the opinions of our shareholders. Accordingly, the Board and the C&LD Committee will consider the outcome of this advisory vote in connection with future executive compensation decisions.

For the reasons set forth above, the Board recommends that you vote FOR the following resolution:

RESOLVED, That the compensation paid to the NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, is hereby approved.

ITEM 5. SHAREHOLDER PROPOSAL FOR REPORT

ON UNRECYCLABLE PACKAGING

As you Sow, 1611 Telegraph Avenue, Suite 1450, Oakland, California 94612, representing the Roddenberry Foundation, owner of at least $2,000 in value of Common Stock of the Company, together with multiple co-filers whose names and addresses and beneficial holdings are available upon request, have given notice that they intend to present for action at the annual meeting the following resolution:

WHEREAS Procter & Gamble is known for its leadership on environmental sustainability yet a portion of its product packaging is unrecyclable including some plastics, a growing component of marine litter, which authorities say kills and injures marine life, spreads toxics and poses a potential threat to human health.

Plastic is the fastest growing form of packaging; U.S. flexible plastic sales are estimated at $26 billion. Tide detergent pods packaged in laminate pouches are an example of unrecyclable packaging. Using unrecyclable packaging when recyclable alternatives are available wastes valuable resources. William McDonough, a leading green design advisor calls pouch packaging a “monstrous hybrid” designed to end up either in a landfill or incinerator. The company’s iconic Crest toothpaste is packaged in a laminate tube that cannot be conventionally recycled.

Recyclability of household packaging is a growing area of focus as consumers become more environmentally conscious yet recycling rates stagnate. Only 14% of plastic packaging is recycled, according to the U.S. Environmental Protection Agency. Billions of pouches and similar plastic laminates, representing significant amounts of embedded value, lie buried in landfills. Unrecyclable packaging is more likely to be littered and swept into waterways. A recent assessment of marine debris by a panel of the Global Environment Facility concluded that one cause of debris entering oceans is “design and marketing of products internationally without appropriate regard to their environmental fate or ability to be recycled…”

In the marine environment, plastics break down into indigestible particles that marine life mistake for food. Studies by USEPA suggest a synergistic effect between plastic debris and persistent, bioaccumulative, toxic chemicals. Plastics absorb toxics such as polychlorinated biphenyls and dioxins from water or sediment and transfer them to the marine food web and potentially to human diets. One study of fish from the North Pacific found one or more plastic chemicals in all fish tested, independent of location and species.

California spends nearly $500 million annually preventing trash, much of it packaging, from polluting beaches, rivers and oceanfront. Making all packaging recyclable, if possible, is the first step needed to reduce the threat posed by ocean debris.

Companies who aspire to corporate sustainability yet use these risky materials need to explain why they use unrecyclable packaging. Other companies are moving towards recyclability. Colgate-Palmolive recently set a goal to make most of its packaging recyclable by 2020, including toothpaste tubes. Keurig Green Mountain agreed to make K-cup coffee pods recyclable; McDonald’s and Dunkin Donuts are shifting away from foam plastic beverage cups which cannot be readily recycled.

BE IT RESOLVED THAT Shareowners of P&G request that the board of directors issue a report at reasonable cost, omitting confidential information, assessing the environmental impacts of continuing to use unrecyclable brand packaging.

Supporting Statement: Proponents believe that the report should include an assessment of the reputational, financial and operational risks associated with continuing to use unrecyclable brand packaging and, if possible, goals and a timeline to phase out unrecyclable packaging.

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

We agree with the proponent’s position that recyclability is an important consideration when designing packaging. As noted by the proponent, P&G is a leader in environmental sustainability. The Company has focused significant effort on minimizing the environmental impacts from our packaging through materials reduction and recycling. Given our clearly demonstrated commitment to this issue, we do not believe that the report requested by the proponent would add meaningful value to our ongoing efforts, or to shareholders.

Today, a significant majority of P&G’s packaging is made from materials that are recyclable, but reducing the environmental impact of packaging is not as simple as just using recyclable materials. We are also focused on using less materials - i.e., source reduction. The U.S. Environmental Protection Agency’s “Waste Management Hierarchy” (http:// www.epa.gov/waste/nonhaz/municipal/hierarchy.htm) recognizes source reduction as the most preferred way to reduce waste and save natural resources. Therefore, P&G has made conservation of resources a key pillar in our sustainability strategy, establishing a goal of reducing packaging by 20% per unit of production (versus our 2010 baseline) by 2020.

When evaluating packaging, it is critical to take a holistic lifecycle perspective. We must ensure that packaging performs its critical functions, such as product protection, product performance, consumer safety, and regulatory compliance, while striving to use the minimum amount of material and minimizing end-of-life impacts. In some instances, we use materials, such as flexible films, that may not be readily recyclable, but which offer a significant source reduction. This source reduction can deliver benefits such as less raw material usage, less energy consumption, fewer greenhouse gas emissions, or greater transportation efficiency. For example, in some applications, we have found that flexible pouch packages can contribute approximately 50% less plastic material to landfill per consumer use than plastic bottles. The use of materials like this can often result in lifecycle benefits.

Finally, we continue to evaluate opportunities for how we can maximize recovery of value from all of these materials at end of life, which is consistent with our long-term vision of zero consumer waste to landfill. These include evaluating technologies that can recycle currently unrecyclable materials and engaging in cooperative efforts to drive increased recovery of materials from municipal solid waste. For example:

•

In partnership with several multinational corporations, we recently became a founding member of the “Closed Loop Fund,” which will provide low-interest loans to U.S. municipalities to enable projects that will increase recycling rates in the U.S. This represents a multi-million dollar investment by the Company to support increased recycling.

•

In 2008, we partnered with several organizations, including the Association of Postconsumer Plastic Recyclers and the American Chemistry Council, to increase collection of rigid plastic containers beyond bottles (e.g., plastic tubs that are often made of polypropylene). Today, rigid plastic collection exceeds 1 billion pounds a year - triple the amount recycled before the program started.

•

P&G is an active member in several associations that are striving to increase recovery of valuable materials from municipal solid waste, including the Sustainable Packaging Coalition, the American Institute for Packaging and the Environment, and the Grocery Manufacturers Association. We also currently chair the solid waste team of the Consumer Goods Forum, a global trade association of consumer product good companies and retailers.

In light of our extensive efforts to ensure responsible and sustainable packaging, including the discussion of relevant efforts in our annual Sustainability Report (www.pg.com/sr), the Board recommends a vote against the resolution. The requested study would be duplicative of efforts already underway to minimize the environmental impacts of our packaging and would not create additional value for our shareholders.

The Board of Directors recommends a vote AGAINST this proposal.

ITEM 6. SHAREHOLDER PROPOSAL FOR REPORT ON ALIGNMENT

BETWEEN CORPORATE VALUES AND POLITICAL CONTRIBUTIONS

NorthStar Asset Management, P.O. Box 301840, Boston, Massachusetts, 02130, owner of at least $2,000 in value of Common Stock of the Company, has given notice that it intends to present for action at the annual meeting the following resolution:

Whereas:

The Supreme Court ruling in Citizens United v. Federal Election Commission interpreted the First Amendment right of freedom of speech to include certain corporate political expenditures involving “electioneering communications,” which resulted in greater public and shareholder scrutiny;

Proponents believe Procter & Gamble (P&G) should, establish policies that minimize risk to the firm’s reputation, and brand;

P&G’s company Political Involvement policy states that, “[s]upport, of candidates is guided by our Purpose, Values and Principles,” however research by the Proponent uncovered political contributions that may undermine P&G’s Purpose, Values, and Principles;

In the recent 2013-2014 election cycle, a surprising 50% of P&G Good Government Fund (GGF) political contributions went to politicians working against P&G’s interests;

P&G publicizes its company goals of “long-term environmental sustainability vision primarily focused on renewable materials, waste reduction, renewable energy, and packaging reduction,” yet in 2013-2014, the Proponent found that out of contributions to candidates, the P&G GGF designated 39% of its contributions to those voting to deregulate greenhouse gasses and/or against the American Clean Energy and Security Act of 2009;

P&G has a firm nondiscrimination policy stating that “we do not discriminate against individuals on the basis of sexual orientation, gender identity and expression,” yet in 2013-2014, the Proponent found that P&G GGF designated almost 40% of its contributions to candidates voting against the repeal of Don’t Ask/Don’t Tell, against hate crimes legislation, and/or for the Marriage Protection Amendment which would eliminate equal marriage rights nationally;

Lack of accountability and governance puts the corporation and shareholder value at risk for litigation and boycott should it become publically known that the corporation violated its own values.

Resolved: Shareholders request that the Board of Directors report to shareholders annually at reasonable expense, excluding confidential information, a congruency analysis between corporate values as defined by P&G’s stated policies (including our Purpose, Values and Principles, nondiscrimination policy, and Long-Term Environmental Sustainability Vision) arid Company and P&G GGF political and electioneering contributions, including a list of any such contributions occurring during the prior year which raise an issue of misalignment with corporate values, and stating the justification for such exceptions.

Supporting Statement: Proponents recommend that the management develop coherent criteria for determining congruency, such as identifying some legislative initiatives that are considered most germane to core company values, and that the report include management’s analysis of risks to our company’s brand, reputation, or shareholder value, as well as acts of stewardship by the Company to inform funds recipients’ of company values, and the recipients’ divergence from those values, at the time contributions are made. “Expenditures for electioneering communications” means spending directly, or through a third party, at any time during the year, on printed, internet or broadcast communications, which are reasonably susceptible to interpretation as in support of or opposition to a specific candidate.

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

P&G participates in the political process to help shape public policy and legislation that helps us fulfill our corporate purpose: delivering products to improve the lives of the world’s consumers. We believe this political engagement is necessary to ensure the interests of our employees, consumers and shareholders are fairly represented at all levels of government around the world, and P&G is committed to being transparent about our political involvement. Our public policy and legislative priorities are reviewed regularly with senior business leaders and annually with the Governance and Public Responsibility Committee. P&G’s participation in the political process is outlined in our Statement of Political Involvement found at www.pg.com.

P&G’s policy is not to use corporate funds to support “Super PACs,” “527” organizations or candidates in states, even where it is legally permissible to do so. Further, P&G has no plans to use corporate funds to support other independent political expenditures to influence federal elections, nor do we plan to make contributions to trade associations for that purpose. We notify our key trade associations on an annual basis that our annual dues cannot be used for electioneering or independent political expenditures.

P&G does have a political action committee, the Good Government Fund (“GGF”), so that eligible employees who want to support candidates advocating for issues important to the business and quality of the life in the communities in which they live and work may voluntarily contribute funds to do so. The GGF supports candidates at the federal, state and local levels.

Support of candidates by the GGF is guided by the Company’s Purpose, Values and Principles and is generally based on any or all of the following criteria: support of P&G business issues (key votes can be found at http://www.pg.com/en_US/downloads/company/political_involvement/2013_Issue_and_Ballot_Spending.pdf); sustained constituent relationships with P&G facilities or employees; and positions in leadership or on Committees of particular importance to the Company. Consistent with our Company’s Values and Principles, the P&G GGF shows respect for all individuals. We also value differences of opinion. We realize that there will be diverse, divergent, and often strongly held views on candidates the P&G GGF should support, and what issues should determine that support. Further, we realize that individual candidates and elected officials may be supportive of P&G positions on some issues, and opposed on others. That is why a holistic and data-driven approach is necessary to examine the implications a contribution may have on the business.

In addition to strong governance and safeguards, the Company publicly discloses its policies and activities regarding political contributions and complies with relevant reporting requirements. Our Statement of Political Involvement is posted on the Company’s website, all P&G GGF activity is available on the Federal Elections Commission and state elections commissions websites, and a full listing of 2013 P&G GGF contributions can be found at http://www.pg.com/en_US/downloads/company/political_involvement/2013_PG_GGF_Contributions.pdf.

The Company’s current level of disclosure regarding its political contribution policies, initiatives, and robust oversight mechanisms is more than sufficient for shareholders to evaluate and appropriately assess the risks and benefits associated with specific contributions. Accordingly, we do not believe that a report to shareholders regarding congruency between corporate values and political electioneering contributions would meaningfully advance shareholder interests.

The Board of Directors recommends a vote AGAINST this proposal.

2015 Annual Meeting Date and Shareholder Proposals

It is anticipated that the 2015 annual meeting of shareholders will be held on Tuesday, October 13, 2015. Pursuant to regulations issued by the SEC, to be considered for inclusion in the Company’s proxy statement for presentation at that meeting, all shareholder proposals must be received by the Company on or before the close of business on May 1, 2015. Any such proposals should be sent to The Procter & Gamble Company, c/o Secretary, One Procter & Gamble Plaza, Cincinnati, OH 45202-3315.

Annual Meeting Advance Notice Requirements

Our Code of Regulations requires advance notice for any business to be brought before an annual meeting of shareholders. In general, for business to be properly brought before an annual meeting by a shareholder (other than in connection with the election of Directors, see section entitled “Shareholder Recommendations of Board Nominees and Committee Process for Recommending Board Nominees” on page 17 of this proxy statement; or any matter brought pursuant to SEC Rule 14a-8), the shareholder must meet certain ownership requirements and written notice of such business must be received by the Secretary of the Company not less than 90 days nor more than 240 days prior to the one year anniversary of the preceding year’s annual meeting. Certain other notice periods apply if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date. Based upon the one-year anniversary of the 2014 annual meeting, a shareholder wishing to bring such business before the 2015 annual meeting must provide such notice no earlier than February 16, 2015 and no later than July 16, 2015.

As set forth in the Code of Regulations, the shareholder’s notice to the Secretary must contain certain information. A copy of our Code of Regulations can be found on the Company’s website at www.pg.com or may be obtained from the Secretary of the Company at the address provided above.

If a shareholder notifies the Company of an intent to present business at the 2015 annual meeting of shareholders, and such business may be properly presented at that meeting consistent with the Company’s Code of Regulations and Amended Articles of Incorporation, the Company will have the right to exercise its discretionary voting authority with respect to such business without including information regarding such proposal in its proxy materials.

Other Matters

Unless corrections are identified, the minutes of the annual meeting of shareholders held October 8, 2013 will be approved as recorded. Any such action approving the minutes does not constitute approval or disapproval of any of the matters referenced therein.

The Board knows of no other matters that will come before the meeting. However, if any matters other than those set forth in the notice should be properly presented for action, the persons named in the proxy intend to take such action as will be in harmony with the policies of the Company and will use their discretion accordingly.

EXHIBIT A

Reconciliation of Non-GAAP Financial Measures

In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP financial measures referenced in this proxy statement with the reconciliation to the most closely related GAAP measure.

Organic Sales Growth:

Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons. We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Organic sales is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation. The reconciliation of reported sales growth to organic sales is as follows:

Total P&G	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
FY 2014	1%	2%	0%	3%

*Acquisition/Divestiture Impact includes rounding impacts necessary to reconcile net sales to organic sales.

Core EPS:

Core EPS is a measure of the Company’s diluted net earnings per share from continuing operations, adjusted for charges in FYs 2014, 2013, and 2012 for incremental restructuring due to increased focus on productivity and cost savings, charges in FYs 2014 and 2013 for the balance sheet impacts from foreign exchange policy changes and the devaluation of the foreign currency exchange rate in Venezuela, charges in FYs 2014, 2013, and 2012 related to European legal matters, a holding gain in FY 2013 on the buyout of our Iberian joint venture (JV), and impairment charges in FY 2013 and 2012 for goodwill and indefinite lived intangible assets. We do not view these items to be part of our sustainable results. We believe the Core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth. Core EPS is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

The table below provides a reconciliation of diluted net earnings per share to Core EPS:

	FY 2013	FY 2014
Diluted Net Earnings Per Share	$3.86	$4.01
Earnings from discontinued operations	($0.03)	($0.03)
Diluted Net Earnings Per Share from continuing operations	$3.83	$3.98
Incremental restructuring charges	$0.18	$0.12
Venezuela devaluation impacts	$0.08	$0.09
Charges for European legal matters	$0.05	$0.02
Gain on buyout of Iberian JV	($0.21)	0
Impairment charges	$0.10	0
Rounding impacts	($0.01)	$0.01
Core EPS	$4.02	$4.22
Percentage change vs. prior period		5%

Note - All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

A-1

Free Cash Flow:

Free cash flow is defined as operating cash flow less capital spending. We view free cash flow as an important measure because it is one factor in determining the amount of cash available for dividends and discretionary investment. Free cash flow is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation. The reconciliation of free cash flow is provided below (amounts in millions):

	Operating Cash Flow	Capital Spending	Free Cash Flow
FY 2014	$13,958	($3,848)	$10,110

Adjusted Free Cash Flow Productivity:

Adjusted free cash flow productivity is defined as the ratio of free cash flow to net earnings excluding the gains from major divestitures and impairment charges in fiscal 2013. Given the size of these gains and the impairment charges, as well as our view that they are not part of our sustainable results, we have excluded these from our calculation. We believe this provides a better perspective of our underlying liquidity trends. There are no adjustments to net earnings in determining free cash flow productivity for fiscal 2014. The Company’s long-term target is to generate free cash flow at or above 90 percent of net earnings. We view adjusted free cash flow productivity as an important measure because it is a factor in determining the amount of cash available for dividends and discretionary investment. Adjusted free cash flow productivity is also a measure used to evaluate senior management and is a factor in determining their at-risk compensation. The reconciliation of adjusted free cash flow productivity is provided below (amounts in millions):

	Net Earnings	Gain on buyout of Iberian JV	Impairment Charges	Net Earnings excluding Gain and Impairment	Adjusted Free Cash Flow Productivity
FY 2014	$11,785	0	0	$11,785	86%

A-2

EXHIBIT B

The Procter & Gamble Company Audit Committee Policies

I.	Guidelines for Pre-Approval of Independent Auditor Services

The Audit Committee (the “Committee”) has adopted the following guidelines regarding the engagement of the Company’s independent auditor to perform services for the Company:

A.

For audit services (including statutory audit engagements as required under local country laws), the independent auditor will provide the Committee with an engagement letter during the fourth quarter of each fiscal year outlining the scope of the audit services proposed to be performed during the coming fiscal year. If agreed to by the Committee, this engagement letter will be formally accepted by Committee.

B.	The independent auditor will submit to the Committee for approval an audit services fee proposal with the engagement letter.

C.

For non-audit services, Company management will submit to the Committee for approval the list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Committee will approve both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

D.

To ensure prompt handling of unexpected matters, the Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Committee at the next Committee meeting.

E.

The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee. The Vice-President of Internal Controls will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

B-1

EXHIBIT C

The Procter & Gamble 2014 Stock and Incentive Compensation Plan

Article 1. Establishment, Purpose and Duration

1.1 Establishment. The Procter & Gamble Company, an Ohio corporation (the “Company”), hereby establishes an incentive compensation plan to be known as The Procter & Gamble 2014 Stock and Incentive Compensation Plan (the “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock Units, Cash-Based Awards and Other Stock-Based Awards. This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3.

1.2 Purpose of this Plan. The purposes of the Plan are to strengthen the alignment of interests between those Employees of the Company and its Subsidiaries who are largely responsible for the success of the business as well as Non-employee Directors and the Company’s shareholders through ownership behavior and the increased ownership of shares of the Company’scommon stock, and to encourage Plan Participants to remain in the employ of the Company and its Subsidiaries.

1.3 Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Annual Award Limits” have the meaning set forth in Section 4.4.

2.2 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.3 “Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under this Plan, subject to the provisions herein. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.

2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 12.

2.7 “Cause” for purposes of this Plan only means, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company and a Participant, any one of the following:

(a)	Participant’s conviction of or plea of guilty or nolo contendere, or no contest, to a felony;

(b)	Participant’s willful misconduct;

(c)	Participant’s violation of a material written Company policy; or

(d)	Participant’s willful and continued failure or refusal to substantially perform essential job functions.

2.8 “Change in Control” means the occurrence of one or more of the following events:

(a)

The acquisition by any Person of Beneficial Ownership of more than 20% of either (A) the then-outstanding Shares (“Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2.8(a) the following acquisitions shall not constitute a Change in Control:

(i) any acquisition by the Company,

(ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company,

(iii) any acquisition by any entity controlled by the Company, or

(iv) any acquisition by any entity pursuant to a transaction that complies with Sections 2.8(c) (i), (ii) and (iii).

(b)

Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(c)

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company (each, a “Business Combination”), in each case, provided, however, that, for purposes of this Section 2.8(c) a Business Combination shall not constitute a Change in Control if following such Business Combination:

(i) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; and

(ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination; and

(iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10 “Commission” means the Securities and Exchange Commission.

2.11 “Committee” means the Compensation & Leadership Development Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. The Committee shall be constituted to comply with the requirements of Rule 16b-3 promulgated by the Commission under the Exchange Act, or such rule or any successor rule thereto which is in effect from time to time, Code Section 162(m), and any applicable listing or governance requirements of any securities exchange on which the Company’s common shares are listed.

2.12 “Company” means The Procter & Gamble Company and any successor thereto as provided in Section 21.19.

2.13 “Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) 90 days after the beginning of the Performance Period, or (ii) before 25% of the Performance Period has elapsed, as a “Covered Employee” under this Plan with respect to such applicable Performance Period.

2.14 “Director” means any individual who is a member of the Board of Directors of the Company.

2.15 “Disability” means a “disability” within the meaning of Code Section 409A and the regulations or other guidance issued thereunder.

2.16 “Dividend Equivalent” has the meaning set forth in Article 13.

2.17 “Effective Date” has the meaning set forth in Section 1.1.

2.18 “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company, between the Company and any Subsidiaries, or between Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto and the rules and regulations promulgated thereto.

2.20 “Fair Market Value” or “FMV” means, as applied to a specific date, the price of a Share that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the most recent date on which Shares were publicly traded.

2.21 “Good Reason” means the occurrence, during the two year period commencing on the date of a Change in Control, of any of the following without a Participant’s written consent, in each case, when compared to the arrangements in effect immediately prior to the Change in Control:

(a)	a material reduction in the Participant’s total compensation;

(b)	a material diminution in the Participant’s duties, responsibilities or authority; or

(c)	a relocation of more than 50 miles from the Participant’s principal office location.

2.22 “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.23 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 8.

2.24 “Incentive Stock Option” or “ISO” means an Option granted pursuant to Article 7 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.

2.25 “Non-employee Director” means a Director who is not an Employee.

2.26 “Nonqualified Stock Option” means an Award granted pursuant to Article 7 that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.27 “Option” means an Award granted pursuant to Article 7, which Award may be an Incentive Stock Option or a Nonqualified Stock Option.

2.28 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.29 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan that is granted pursuant to Article 12.

2.30 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.31 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain compensation paid to Covered Employees.

2.32 “Performance Measures” means measures, as described in Article 15, upon which performance goals are based and that are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.33 “Performance Period” means the period of time during which pre-established performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.34 “Performance Stock Unit” means an Award granted pursuant to Article 11.

2.35 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 9 and 10.

2.36 “Person” shall have the meaning ascribed to such term in Section 3(a) (9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.37 “Plan” means The Procter & Gamble Company 2014 Stock and Incentive Plan, as the same may be amended from time to time.

2.38 “Prior Plans” means The Procter & Gamble 2009 Stock and Incentive Plan, The Procter & Gamble 2001 Stock and Incentive Plan, The Procter & Gamble 1992 Stock Plan, The Procter & Gamble 1992 Stock Plan (Belgian Version), The Procter & Gamble Future Shares Plan, The Gillette Company 2004 Long-Term Incentive Plan, The Gillette Company 1971 Stock Option Plan, The 2003 Non-Employee Director Plan, and The 2013 Non-Employee Director Plan.

2.39 “Restricted Stock” means an Award granted pursuant to Article 9.

2.40 “Restricted Stock Unit” or “RSU” means an Award granted pursuant to Article 10.

2.41 “Retirement” means retirement in accordance with the provisions of any applicable retirement plan of the Company or any of its Subsidiaries as determined in the sole discretion of the Committee or its delegate.

2.42 “Share” means a share of common stock of the Company.

2.43 “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 8.

2.44 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than 50% by reason of stock ownership or otherwise. In addition, the Board may designate for participation in the Plan as a “Subsidiary” those additional companies affiliated with the Company in which the Company’s direct or indirect interest is less than 50%, provided, however, that such designation shall not be permitted for the granting of Incentive Stock Options and such designation shall not include a company with respect to which the Company is not an “eligible issuer of service recipient stock” within the meaning of the regulations under Code Section 409A.

2.45 “Termination of Employment” means the termination of the Participant’semployment with the Company and the Subsidiaries, regardless of the reason for the termination of employment. With respect to any Award that is subject to Code Section 409A, Termination of Employment shall mean a Separation from Service as defined in Code Section 409A.

2.46 “Termination of Directorship” means the time when a Non-employee Director ceases to be a Non-employee Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. With respect to any Award that is subject to Code Section 409A, Termination of Directorship shall mean a Separation from Service as defined in Code Section 409A.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. The Committee may also establish regulations, provisions, and procedures within the terms of the Plan, as in its opinion, may be advisable for the administration and operation of the Plan. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company or Subsidiary, and all other interested individuals.

3.2 Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a)

To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award;

(b)

To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c)	To approve forms of Award Agreements for use under the Plan;

(d)	To determine Fair Market Value of a Share in accordance with Section 2.20 of the Plan;

(e)	To amend the Plan or any Award Agreement as provided in the Plan;

(f)

To adopt sub-plans and/or special provisions applicable to Awards regulated by the laws of a jurisdiction other than the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern;

(g)	To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Board;

(h)	To determine whether Awards will be settled in Shares, cash or in any combination thereof;

(i)	To determine whether Awards will provide for Dividend Equivalents;

(j)	To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(k)

To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any sales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(l)	To authorize the Company to charge a reasonable administrative fee for the exercise of any Option; and,

(m)	To waive the requirements of Article 6 at the time an Award is granted.

3.3 Delegation. To the extent permitted by law, the Committee may delegate to the Secretary of the Company or other employees of the Company the duties or powers it may deem advisable to assist the Committee in the administration and operation of the Plan and may grant authority to such persons to execute documents on behalf of the Committee. To the extent permitted by applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered a Covered Employee or an officer (as defined in Rule 16a-1(f)); (ii) the resolution providing such authorization sets forth the total number of Awards such officer (s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1 Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under the Plan, the total number of Shares that are available for Awards under this Plan shall be 160,000,000 Shares plus any Shares that are available for Awards under Prior Plans as of the Effective Date. No further Awards may be granted under the Prior Plans as of the Effective Date.

4.2 Share Usage. The Committee shall determine the appropriate method for determining the number of Shares available for grant under the Plan, subject to the following:

(a)	all Options and Stock Appreciation Rights shall be counted against Shares available on a one for one basis;

(b)	all full value Awards to be settled in Shares shall be counted as 5 Shares for each Share awarded;

(c)

except as provided in clause (d), any Shares that are related to an Award granted under this Plan or Prior Plans that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, are settled in cash in lieu of Shares, or is exchanged with the Committee’s permission, prior to the issuance of Shares, for an Award not involving Shares shall be available again for grant under this Plan; and

(d)

any Award Shares tendered, exchanged or withheld to cover Option exercise costs, any Award Shares withheld to cover taxes, and all Shares underlying an Award of Stock Appreciation Rights once such Stock Appreciation Rights are exercised, shall be taken into account as Shares issued under this Plan.

4.3 Shares Subject to Use Under the Plan. The source of the Shares to be delivered by the Company upon exercise or payment of any Award shall be determined by the Committee and may consist, in whole or in part, of authorized but unissued Shares, treasury Shares, or Shares acquired in the open market. In the case of redemption of SARs by one of the Company’s Subsidiaries, such Shares shall be Shares acquired by that Subsidiary.

4.4 Annual Award Limits. Awards under the Plan shall be subject to the following Annual Award Limits, subject to any adjustment under Section 4.5. The maximum number of Shares with respect to which Options or other Awards may be granted to any Non-employee Director in any calendar year shall not exceed 10,000. The maximum number of Shares with respect to which Options or SARs may be granted to any Employee who is a Participant in any calendar year shall be 2,000,000 Shares. For any Awards other than Options or SARs that are Performance-Based Compensation and that are denominated in Shares, the maximum aggregate number of Shares that may be delivered pursuant to such Awards granted in any calendar year shall be 400,000 Shares for any Employee who is a Participant. For any Awards that are Performance-Based Compensation and that are denominated in cash, the maximum aggregate amount of cash that may be paid with respect to all such Awards granted in any calendar year shall be $20,000,000 for any Employee who is a Participant.

4.5 Adjustments in Authorized Shares. Adjustments in authorized Shares available for issuance under the Plan or under an outstanding Award and adjustments in Annual Award Limits shall be subject to the following provisions:

(a)

In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend or any other similar corporate event or transaction (“Corporate Transactions”), the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, (i) the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, (ii) the number and kind of Shares subject to outstanding Awards, (iii) the Option Price or Grant Price applicable to outstanding Awards, and (iv) the Annual Award Limits and other value determinations applicable to outstanding Awards. The Committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment.

(b)

In addition to the adjustments permitted under paragraph (a) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any Corporate Transaction, including, but not limited to, modifications of performance goals and changes in the length of Performance Periods, subject to the limitations set forth in Section 15.4, provided that no such adjustment or modification shall have the effect of materially and adversely reducing Participant’s rights and opportunities with respect to outstanding Awards.

(c)	The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Article 5. Eligibility and Participation

5.1 Eligibility to Receive Awards. Individuals eligible to participate in this Plan include all Employees and Non-employee Directors.

5.2 Participation in the Plan. Subject to the provisions of this Plan, the Committee may, from time to time, select from all individuals eligible to participate in the Plan:

(a)	Non-employee Directors, and

(b)	those Employees who, in the opinion of the Committee have demonstrated a capacity for contributing in a substantial manner to the success of the Company and its Subsidiaries,

to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

Article 6. Restrictions and Covenants

6.1 Participant Obligations. In addition to such other conditions as may be established by the Committee, in consideration of the granting of an Award under the terms of the Plan, each Employee who is a Participant agrees as follows:

(a)

The right to exercise any Option or Stock Appreciation Right shall be conditional upon certification by the Participant at time of exercise whether the Participant either intends to remain in the employ of the Company or one of its Subsidiaries for at least one (1) year following the date of exercise of the Option or SAR or intends to leave the Company or one of its Subsidiaries within one (1) year following the date of exercise of the Option or SAR, but has no intention to engage in any activity that would violate the non-compete provisions of Article 6.

(b)

In order to better protect the goodwill of the Company and its affiliates and Subsidiaries and to prevent the disclosure of the Company’s or its affiliates’ or Subsidiaries’ confidential and proprietary trade secret information and thereby help ensure the long-term success of the business, the Participant, without prior written consent of the Chief Human Resources Officer of and Chief Legal Officer of the Company, will not engage in any activity or provide any services, whether as a director, manager, supervisor, employee, adviser, consultant or otherwise, for a period of three (3) years following the date of the Participant’s Termination of Employment, in connection with the manufacture, development, advertising, promotion, or sale of any product which is the same as or similar to or competitive with any products of the Company or its affiliates or Subsidiaries (including both existing products as well as products known to the Participant, as a consequence of the Participant’s employment with the Company or one of its affiliates or Subsidiaries, to be in development):

(i) with respect to which the Participant’s work has been directly concerned at any time during the two (2) years preceding Termination of Employment, or

(ii) with respect to which the Participant, as a consequence of the Participant’s job performance and duties, acquired knowledge of confidential and proprietary trade secret information of the Company or its affiliates or Subsidiaries.

For purposes of this Section 6.1(b), it shall be conclusively presumed that Participants have knowledge of information they were directly exposed to through actual receipt or review of memos or documents containing such information, or through actual attendance at meetings at which such information was discussed or disclosed.

(c)

To better protect the Company’s investment in its employees and to ensure the long-term success of the business, the Participant, without prior written consent of the Company, will not attempt directly or indirectly to induce any employee of the Company or its affiliates or Subsidiaries to be employed or perform services elsewhere or attempt directly or indirectly to solicit the trade or business of any customer or partner of the Company or its affiliates or Subsidiaries.

(d)

Because a main purpose of the Plan is to strengthen the alignment of interests between employees of the Company (including all affiliates and Subsidiaries) and its shareholders to ensure the continued success of the Company, the Participant will not take any action that is significantly contrary to the best interests of the Company or its affiliates or Subsidiaries. For purposes of this Section 6.1(d), an action taken “significantly contrary to the best interests of the Company or its affiliates or Subsidiaries” includes without limitation any action taken or threatened by the Participant that the Committee determines has, or is reasonably likely to have, a significant adverse impact on the reputation, goodwill, stability, operation, personnel retention and management, or business of the Company or any affiliate or Subsidiary.

(e)

The provisions of this Article 6 are not in lieu of, but are in addition to, the continuing obligation of the Participant (which the Participant acknowledges by accepting any Award under the Plan) to not use or disclose the Company’s or its affiliates’ or Subsidiaries’ confidential and proprietary trade secret information known to the Participant until any particular confidential and proprietary trade secret information becomes generally known (through no fault of the Participant), whereupon the restriction on use and disclosure shall cease as to that item. Information regarding products in development, in test marketing or being marketed or promoted in a discrete geographic region, which information the Company or one of its affiliates or Subsidiaries is considering for broader use, shall not be deemed generally known until such broader use is actually commercially implemented. As used in this Article 6, “generally known” means known throughout the domestic U. S. industry or, in the case of Participants who have job responsibilities outside of the United States, the appropriate foreign country or countries’ industry.

(f)

By acceptance of any Award granted under the terms of the Plan, the Participant acknowledges that if the Participant were, without authority, to use or disclose the Company’s or any of its affiliates’ or Subsidiaries’ confidential and proprietary trade secret information or threaten to do so or violate or threaten to violate any other covenant of this Article 6, the Company or one of its affiliates or Subsidiaries would be entitled to injunctive and other appropriate relief to prevent the Participant from doing so. The Participant acknowledges that the harm caused to the Company by the breach or anticipated breach of this Article 6 is by its nature irreparable because, among other things, it is not readily susceptible of proof as to the monetary harm that would ensue. The Participant consents that any interim or final equitable relief entered by a court of competent jurisdiction shall, at the request of the Company or one of its affiliates or Subsidiaries, be entered on consent and enforced by any court having jurisdiction over the Participant, without prejudice to any rights either party may have to appeal from the proceedings which resulted in any grant of such relief.

(g)

If any of the provisions contained in this Article 6 shall for any reason, whether by application of existing law or law which may develop after the Participant’s acceptance of an Award under the Plan be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration, or territory, the Participant agrees to join the Company or any of its affiliates or Subsidiaries in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law. If any one or more of the terms, provisions, covenants, or restrictions of this Article 6 shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions of this Article 6 shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

6.2 Remedies. The Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant is not in compliance with all terms and conditions set forth in the Plan, including this Article 6. By acceptance of any Award granted under the terms of the Plan, the Participant acknowledges that the remedies outlined in this Section 6.2 and in Section 6.3 below are in addition to any remedy the Company or any affiliate or Subsidiary may have at law or in equity, including without limitation injunctive and other appropriate relief.

6.3 Repayment Obligations. Upon exercise, payment or delivery of an Award, the Participant shall certify in a manner acceptable to the Company that he or she has complied with the terms and conditions of the Plan. In the event a Participant fails to comply with any provision in this Article 6 at any time before or after exercise, payment or delivery of an Award, the Participant shall repay to the Company the net proceeds of any exercises, payments or deliveries of Awards which occur at any time after the earlier of the following two dates: (a) the date three years immediately preceding any such violation; or (b) the date 6 months prior to the Participant’s Termination of Employment. The Participant shall repay to the Company the net proceeds in such manner and on such terms and conditions as may be required by the Company, and the Company shall be entitled to set-off against the amount of any such net proceeds any amount owed to the Participant by the Company, to the extent that such set-off is not inconsistent with Code Section 409A. For purposes of this paragraph, “net proceeds” shall mean (1) for each Option or SAR exercise, the difference between the Option Price and the greater of (i) the price of Shares on the date of exercise or (ii) the amount realized upon the disposition of the underlying Shares, less any applicable taxes withheld by the Company; (2) for RSUs or Performance Stock Units, the greater of (i) the number of net Shares delivered to the Participant multiplied by the closing price of Shares on the date of delivery or (ii) the amount realized upon the disposition of the number of net Shares delivered, in either case less any applicable taxes withheld by the Company; (3) for Restricted Stock, the greater of (i) the number of net Shares retained by, or delivered to, the Participant after any restrictions lapse multiplied by the closing price of Shares on the date the restrictions lapse or (ii) the amount realized upon the disposition of the number of net Shares delivered, in either case less any applicable taxes withheld by the Company; and (4) for all other Awards, the value of Shares or cash delivered to the Participant less any applicable taxes withheld by the Company.

6.4 Suspension of Exercise. The Company reserves the right from time to time to suspend the exercise of any Award, where such suspension is deemed by the Company as necessary or appropriate for corporate purposes. No such suspension shall extend the life of the Option or Stock Appreciation Right beyond its expiration date, and in no event will there be a suspension in the five (5) calendar days immediately preceding the expiration date.

Article 7. Stock Options

7.1 Grant of Options. Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of an Option shall be evidenced by an Award Agreement which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.

7.2 Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement evidencing such Option; provided, however, the Option Price must be at least equal to 100% of the FMV of a Share as of the Option’s Grant Date, subject to adjustment as provided for under Section 4.5.

7.3 Term of Option. The term of an Option granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no Option shall be exercisable later than the tenth anniversary of the Grant Date.

7.4 Exercise of Option. An Option shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant, except that no Option shall be exercisable within one (1) year from its Grant Date, except in the case of the death of the Participant.

7.5 Notice of Exercise. An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised.

7.6 Payment of Option Price. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a)	In cash or its equivalent;

(b)	By a cashless (broker-assisted) exercise;

(c)	By any combination of (a) and (b); or

(d)	Any other method approved or accepted by the Committee in its sole discretion.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

7.7 Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules. An ISO may be granted solely to eligible Employees of the Company, a parent corporation, or a subsidiary, as defined in Code Section 422. An Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO. The Option Price for each grant of an ISO must be at least equal 100% of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% owners, within the meaning of Code Section 422, the Option Price may not be not less than 110% of such Fair Market Value), subject to adjustment provided for under Section 4.5. Any ISO granted to a Participant shall be exercisable during his or her lifetime solely by such Participant. The period during which a Participant may exercise an ISO shall not exceed ten years (five years in the case of a Participant who is a 10% owner within the meaning of Code Section 422) from its Grant Date. To the extent that the aggregate Fair Market Value of (a) the Shares with respect to which Options designated as ISOs plus (b) the shares of stock of the Company, parent corporation and subsidiary with respect to which other ISOs are exercisable for the first time by a holder of such ISOs during any calendar year under all plans of the Company, any parent corporation, and any subsidiary exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, (a) Options shall be taken into account in the order in which they were granted, and (b) the Fair Market Value of the Shares shall be determined as of the time the Option or other ISO is granted. No more than 100,000,000 Shares shall be available under this Plan for delivery with respect to ISOs. No ISO may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board and (b) the Effective Date. No ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that at the discretion of the Committee, an ISO may be transferred to a grantor trust under which the Participant making the transfer is the sole beneficiary.

Article 8. Stock Appreciation Rights

8.1 Grant of SARs. SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of SARs shall be evidenced by an Award Agreement.

8.2 Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the FMV of a Share as of the Grant Date, subject to adjustment as provided for under Section 4.5.

8.3 Term of SAR. The term of an SAR granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no SAR shall be exercisable later than the tenth anniversary of the Grant Date.

8.4 Exercise of SAR. An SAR shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant, except that no SAR shall be exercisable within one (1) year from its Grant Date, except in the case of the death of the Participant.

8.5 Notice of Exercise. An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.

8.6 Settlement of SARs. Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 8.5, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.

(b)	The number of Shares with respect to which the SAR is exercised.

Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement. In the case of the redemption of SARs by a Subsidiary of the Company not located in the United States, the redemption differential shall be calculated in United States dollars and converted to the appropriate local currency on the exercise date.

Article 9. Restricted Stock

9.1 Grant of Restricted Stock. Restricted Stock may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Restricted Stock shall be evidenced by an Award Agreement.

9.2 Nature of Restrictions. Each grant of Restricted Stock shall subject to a Period of Restriction that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a)	Restrictions based upon the achievement of specific performance goals; and/or

(b)	Time-based restrictions.

9.3 Voting and Dividend Rights. Unless otherwise determined by the Committee and set forth in a Participant’s applicable Award Agreement, to the extent permitted or required by law, as determined by the Committee, a Participant holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares and the right to receive dividends declared on those Shares during the Period of Restriction provided, however, that in the case of an Award as to which vesting depends upon the satisfaction of one or more performance conditions, such dividends shall be subject to the same performance conditions as the underlying Award.

Article 10. Restricted Stock Units

10.1 Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. A grant of a Restricted Stock Unit or Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares or the value of each Share based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Period of Restriction. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.

10.2 Nature of Restrictions. Each grant of Restricted Stock Units shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a)	Restrictions based upon the achievement of specific performance goals; and/or

(b)	Time-based restrictions.

10.3 Voting and Dividend Rights. A Participant shall have no voting or dividend rights with respect to any Restricted Stock Units granted hereunder or the Shares corresponding to any Restricted Stock Units granted hereunder prior to such Shares being delivered to the Participant. A Participant may have a right to Dividend Equivalents based upon the terms of the Award pursuant to Article 13.

10.4 Settlement and Payment of Restricted Stock Units. Unless otherwise determined by the Committee, Restricted Stock Units shall be paid in the form of Shares upon the date specified in the Award Agreement.

Article 11. Performance Stock Units

11.1 Grant of Performance Stock Units. Performance Stock Units may be granted to Participants in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. A grant of Performance Stock Units shall not represent the grant of Shares but shall represent a promise to deliver Shares or cash based on the satisfaction of performance and, if applicable, service conditions. Each grant of Performance Stock Units shall be evidenced by an Award Agreement.

11.2 Earning of Performance Stock Units. After the applicable Performance Period has ended, the number of Performance Stock Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

11.3 Voting and Dividend Rights. A Participant shall have no voting or dividend rights with respect to any Performance Stock Units granted hereunder or the Shares corresponding to any Performance Stock Units granted hereunder prior to such Shares being delivered to the Participant. A Participant may have a right to Dividend Equivalents based upon the terms of the Award pursuant to Article 13.

11.4 Settlement and Payment of Performance Stock Units. The Committee shall pay at or as soon as applicable following the close of the applicable Performance Period or at such other time as specified in the Award Agreement, any earned Performance Stock Units in the form of Shares, unless otherwise determined by the Committee. Any Shares paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee.

Article 12. Other Stock-Based Awards and Cash-Based Awards

12.1 Grant of Other Stock-Based Awards and Cash-Based Awards.

(a)

The Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan to a Participant in such amounts and subject to such terms and conditions, as the Committee shall determine, in its sole discretion. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

(b)

The Committee may grant Cash-Based Awards not otherwise described by the terms of this Plan to a Participant in such amounts and subject to such terms and conditions, as the Committee shall determine, in its sole discretion.

(c)	Each grant of Other Stock-Based Awards and Cash-Based Awards shall be evidenced by an Award Agreement, except to the extent determined by the Committee.

12.2 Value of Other Stock-Based Awards and Cash-Based Awards.

(a)	Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee, in its sole discretion.

(b)	Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

12.3 Payment of Other Stock-Based Awards and Cash-Based Awards. Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares or a combination of both as determined by the Committee in its sole discretion.

Article 13. Dividend Equivalents

Except for Options and SARs, the Committee may grant Dividend Equivalents to a Participant based on the dividends declared on Shares that are subject to any Award granted to the Participant, with such Dividend Equivalents credited to the Participant as of the applicable dividend payment dates that occur during a period determined by the Committee; provided however, that in the case of an Award as to which vesting depends upon the satisfaction of one or more performance conditions, such Dividend Equivalents shall be subject to the same performance conditions as the underlying Award. Dividend Equivalents shall be converted to and paid in cash or additional Shares or Awards by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 14. Transferability of Awards and Shares

14.1 Transferability of Awards. Except as provided in Section 14.2, during a Participant’s lifetime, Options and SARs shall be exercisable only by the Participant personally, or, in the event of legal incompetence of the Participant, by the Participant’s duly appointed legal guardian. Awards shall not be transferable other than by will or the laws of descent and distribution; and any purported transfer in violation of this Section 14.1 shall be null and void.

14.2 Committee Action. Except as provided in Section 7.7, the Committee may, in its discretion, determine that notwithstanding Section 14.1, any Awards shall be transferable, without compensation to the transferor, to and exercisable by such transferees, and subject to such terms and conditions as the Committee may deem appropriate; provided, however, no Award may be transferred for value without shareholder approval.

14.3 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any blue sky or state securities laws applicable to such Shares.

14.4 Transferability after Death of a Participant. For the purpose of exercising Options or Stock Appreciation Rights after the death of the Participant:

(a)

the individuals to whom the Options or Stock Appreciation Rights have been transferred by will or the laws of descent and distribution shall have the privilege of exercising remaining Options, Stock Appreciation Rights or parts thereof, whether or not exercisable on the date of death of such Participant, at any time prior to the expiration date of the Options or Stock Appreciation Rights; and

(b)

the duly appointed executors and administrators of the estate of the deceased Participant shall have the same rights and obligations with respect to the Options and Stock Appreciation Rights as legatees or distributees would have after distribution to them from the Participant’s estate.

Article 15. Performance-Based Compensation and Compliance with Code Section 162(m)

15.1 Compliance with Section 162(m). All Options and SARs granted hereunder to any Participant who is or may be a Covered Employee at the time of exercise of such Option or SAR are intended to qualify for exemption from the limitation on deductibility imposed by Code Section 162(m) and this Plan shall be interpreted and operated consistent with that intention. The Committee may designate any Award (other than an Option or SAR) as Performance-Based Compensation upon grant, in each case based upon a determination that (i) the Participant is or may be a Covered Employee with respect to such Award, and (ii) the Committee wishes such Award to qualify for exemption from the limitation on deductibility imposed by Code Section 162(m). The Committee shall have the sole authority to specify which Awards are to be granted in compliance with Code Section 162(m) and treated as Performance-Based Compensation.

15.2 Performance Measures. Payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be based upon one or more of the following Performance Measures, as measured during the Performance Period:

(a)	total shareholder return;

(b)	operating total shareholder return;

(c)	stock price;

(d)	market share;

(e)	sales revenue;

(f)	organic sales growth;

(g)	operating earnings (before tax or after tax);

(h)	earnings per share;

(i)	net earnings or net income;

(j)	gross margin;

(k)	operating margin;

(l)	costs;

(m)	return on assets or capital;

(n)	cash flow;

(o)	cash flow efficiency; or

(p)	acquisition integration metrics.

Any Performance Measure(s) may, as the Committee, in its sole discretion, deems appropriate, (i) relate to the performance of the Company, a Subsidiary, divisions, department, region, function or business unit of the Company in which the Participant is employed or any combination thereof, (ii) be measured relative to the performance of other companies, a published index, an absolute amount, a pre-established target, or any other point of comparison, or (iii) be based on any combination of the foregoing. Any Performance Measure(s) may be made subject to pre-specified adjustments to remove the effects of restructurings, dispositions, changes in tax or accounting rules, or similar non-recurring or extraordinary events to the extent consistent with the requirements of Code Section 162(m) for Performance-Based Compensation.

15.4 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines, in its sole discretion.

15.5 Interpretation of Performance-Based Compensation. In the event an Award is intended to be Performance-Based Compensation, all terms of the Award and any accompanying Committee action shall be interpreted in a manner that results in the Award complying with Code Section 162(m), and, to the extent a Plan term or Committee action is inconsistent with Code Section 162(m), the Plan term or Committee action shall be deemed modified (or, if necessary, treated as void) in a manner that results in compliance with Code Section 162(m).

15.6 Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures or permit flexibility with respect to the terms of any Award or Awards to be treated as Performance-Based Compensation without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 15.2.

Article 16. Termination of Employment or Termination of Directorship

16.1 Effect of Termination of Employment or Directorship Generally. Each Award Agreement evidencing the grant of an Award shall provide for the following:

(a)	The extent to which a Participant shall vest in or forfeit such Award following the Participant’s Termination of Employment or Termination of Directorship, as applicable.

(b)

With respect to an Award in the form of an Option or SAR, the extent to which a Participant shall have the right to exercise the Option or SAR following the Participant’s Termination of Employment or Termination of Directorship, as applicable.

The foregoing provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with each Participant, need not be uniform among all Award Agreements and may reflect distinctions based on the reasons for termination.

16.2 Effect of Termination of Employment for Cause. In addition to the forfeiture events specified in the Award Agreements as authorized by Section 16.1 above, a Participant’sTermination of Employment or Directorship for Cause shall result in the forfeiture of the Participant’s outstanding Awards in accordance with the following:

(a)

Any outstanding and non-vested Options, SARs, Restricted Stock, RSUs, Performance Stock Units, Cash-Based Awards and Other Stock-Based Awards granted to the Participant shall be forfeited as of the Participant’s Termination of Employment or Directorship; and

(b)

Any vested and unexercised Options and SARs, vested but not settled RSUs, earned but not settled Performance Stock Units, and earned and/or vested Cash-Based Awards and Other Stock-Based Awards granted to the Participant shall be forfeited as of the Participant’sTermination of Employment or Directorship.

Article 17. Effect of a Change in Control

Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change in Control:

17.1 Awards Assumed by Successor. Upon the occurrence of a Change in Control, any Award granted under the Plan that is Assumed (as defined in Section 17.2 below) by the entity effecting the Change in Control shall vest and be exercisable, if applicable, in accordance with the terms of the original grant unless, during the two (2) year period commencing on the date of the Change in Control:

(a)	the Participant is involuntarily terminated for reasons other than for Cause; or,

(b)	the Participant terminates his or her employment for Good Reason.

If clause (a) or (b) applies, the Award shall become fully vested and exercisable, if applicable, and any restrictions that apply to the Award shall lapse, and any performance-based Award shall be deemed to be satisfied at the target level, except that, with respect to any Award subject to Code Section 409A, payment shall be made on the date payment would have been made had the Termination of Employment not occurred. For purposes of this Section 17.1, a Termination of Employment for Good Reason shall not be considered to be for Good Reason unless:

(a)

the Participant has provided the Company with a written notice of his or her intent to terminate employment for Good Reason within sixty (60) days of the Participant becoming aware of the circumstances giving rise to Good Reason; and

(b)	the Participant allows the Company thirty (30) days to remedy such circumstances to the extent curable.

17.2 Assumed Awards Defined. For purposes of this Article 17, an Award shall be considered assumed (“Assumed”) if each of the following conditions are met:

(a)	Options and Stock Appreciation Rights are converted into a replacement Award in a manner that complies with Code Section 409A;

(b)

RSUs and Restricted Stock Awards are converted into a replacement Award covering a number of shares of the entity effecting the Change in Control (or a successor or parent corporation), as determined in a manner substantially similar to the treatment of an equal number of Shares covered by the Award; provided that to the extent that any portion of the consideration received by holders of Shares in the Change in Control transaction is not in the form of the common stock of such entity (or a successor or parent corporation), the number of shares covered by the replacement Award shall be based on the average of the high and low selling prices of the common stock of such entity (or a successor or parent corporation) on the established stock exchange on the trading day immediately preceding the date of the Change in Control;

(c)

the replacement Award contains provisions for scheduled vesting and treatment on Termination of Employment (including the definition of Cause and Good Reason) that are no less favorable to the Participant than the underlying Award being replaced, and all other terms of the replacement Award (other than the security and number of shares represented by the replacement Award) are substantially similar to the underlying Award; and

(d)	the security represented by the replacement Award is of a class that is publicly held and widely traded on an established stock exchange; and

(e)	vesting does not depend upon the satisfaction of one or more performance conditions.

17.3 Awards not Assumed by Successor

(a)

Upon the occurrence of a Change in Control, Awards under the Plan which are not Assumed by the person(s) or entity(s) effecting the Change in Control shall become fully vested and exercisable on the date of the Change in Control, any restrictions that apply to such Awards shall lapse, and any performance-based Award shall be deemed to be satisfied at the target level. Payment with respect to such Awards shall be made as follows:

(i) For each Option and Stock Appreciation Right, the Participant shall receive a payment equal to the difference between the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) received by holders of Shares in the Change in Control transaction and the exercise price of the applicable Option or Stock Appreciation Right, if such difference is positive. Such payment shall be made in the same form as the consideration received by holders of Shares. Any Options or Stock Appreciation Rights with an exercise price that is higher than the per share consideration received by holders of Shares in connection with the Change in Control shall be cancelled for no additional consideration.

(ii) For each Share of Restricted Stock, RSU, or Performance Stock Unit, the Participant shall receive the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) which such Participant would have received in the Change in Control transaction had he or she been, immediately prior to such transaction, a holder of the number of Shares equal to the number of Shares covered by the Restricted Stock, RSUs, or Performance Stock Units (based on target level performance).

(b)

The payments contemplated by clauses (a) (i) and (ii) of this Section 17.3 shall be made upon or as soon as practicable following the Change in Control, provided, however, that with respect to any Award that is subject to Code Section 409A, if the Change in Control is not also a “change in control event” within the meaning of Section 409A, the payment shall be made on the date payment would have been made had the Change in Control not occurred.

Article 18. Rights of Participants

18.1 Employment. Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment with the Company or any Subsidiary at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Subsidiary and, accordingly, subject to Articles 3 and 19, this Plan and the benefits hereunder may be amended or terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, any Subsidiary, the Committee or the Board.

18.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

18.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 19. Amendment and Termination

19.1 Amendment and Termination of the Plan and Awards.

(a)

Subject to subparagraphs (b) and (c) of this Section 19.1 and Section 19.3 of the Plan, the Board or the Committee may at any time amend or terminate the Plan or amend or terminate any outstanding Award.

(b)	Except as provided for in Section 4.5, the terms of an outstanding Award may not be amended, without prior shareholder approval, to:

(i) reduce the Option Price of an outstanding Option or to reduce the Grant Price of an outstanding SAR,

(ii) cancel an outstanding Option or SAR in exchange for other Options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Option or the Grant Price of the cancelled SAR, as applicable, or

(iii) cancel an outstanding Option with an Option Price that is less than the Fair Market Value of a Share on the date of cancellation or cancel an outstanding SAR with a Grant Price that is less than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.

(c)

Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

19.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 15.4, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.5) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 19.2 without further consideration or action.

19.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 19.2, 19.4 and 21.15, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

19.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board or Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 19.4 to the Plan and any Award without further consideration or action.

Article 20. Tax Withholding

20.1 Minimum Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of this Plan, but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements.

20.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, upon the settlement of Restricted Stock Units or Performance Stock Units, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”) the Committee may choose to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the withholding is to be determined equal to the minimum statutory withholding requirement, but in no event shall such withholding exceed the minimum statutory withholding requirement.

Article 21. General Provisions

21.1 Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.3 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.4 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.5 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)

Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.6 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.7 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.8 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees or Directors outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws;

(d)

Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 21.8 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.9 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.10 Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.11 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.12 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.13 Deferred Compensation. It is intended that any Award under this Plan shall either be exempt from Code Section 409A or shall comply, in form and operation, with Code Section 409A. If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period). Any Awards that are subject to Code Section 409A shall be interpreted in a manner that complies with Code Section 409A.

21.14 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.15 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary to take any action that such entity deems to be necessary or appropriate.

21.16 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Ohio excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

21.17 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participant’s to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

21.18 No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary or any action taken by the Company, Subsidiaries, or the Board with respect to any income tax, social insurance, payroll tax, or other tax, the acceptance of an Award under the Plan represents the Participant’s acknowledgement that the ultimate liability for any such tax owed by the Participant is and remains the Participant’s responsibility, and that the Company makes no representations or warranties about the tax treatment of any Award, and does not commit to structure any aspect of the Award to reduce or eliminate a Participant’s tax liability, including without limitation, Code Sections 409A and 457A.

21.19 Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Directions to Duke Energy Convention Center

Driving Directions

From the North via I-75 South (Dayton, Indianapolis)

From Southbound I-75, take Exit 1C for Fifth Street (this is a left-hand exit). Proceed east (straight) on Fifth Street and the convention center will be immediately on your left.

From the North via I-71 South (Columbus, Cleveland)

From Southbound I-71, take the exit for Downtown/Riverfront/Third Street (a left-hand exit). Merge onto Third Street and drive six blocks. Turn right onto Elm Street and the convention center will be on your left in two blocks.

From the South via I-71/I-75 North (CVG Airport, Lexington, Louisville, Nashville)

From Northbound I-75/I-71, follow the signs for Cincinnati and cross the Ohio River. Take Exit 1C for Fifth Street and proceed east on Fifth Street. The convention center will be immediately on your left.

From the South via I-471 North (Northern Kentucky, Newport)

Follow I-471 North over the yellow bridge and take Exit 6A for Sixth Street. Stay straight on Sixth Street and drive six blocks. At Elm Street the convention center will be on your left.

From the East or West via U.S. 50 (Columbia Parkway)

Eastbound: Take the Fifth Street exit. Continue straight on Fifth Street and the convention center will be immediately on your left.

Westbound: Take the exit for Third Street/Downtown/Riverfront. Merge onto Third Street and drive six blocks. Turn right onto Elm Street and the convention center will be on your left in two blocks.

0038-6007

THE PROCTER & GAMBLE COMPANY P.O. BOX 5572 CINCINNATI, OH 45201-5572

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THE PROCTER & GAMBLE COMPANY
Vote on Directors
The Board of Directors recommends you vote FOR the following action:
1. ELECTION OF DIRECTORS
Nominees:	For	Against	Abstain	Vote on Proposals

1a. Angela F. Braly	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

1b. Kenneth I. Chenault	☐	☐	☐	2. Ratify Appointment of the Independent Registered Public Accounting Firm	☐	☐	☐

1c. Scott D. Cook	☐	☐	☐	3. Approve The Procter & Gamble 2014 Stock and Incentive Compensation Plan	☐	☐	☐

1d. Susan Desmond-Hellmann	☐	☐	☐	4. Advisory Vote on Executive Compensation (The Say On Pay Vote)	☐	☐	☐

1e. A.G. Lafley	☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposals:	For	Against	Abstain

1f. Terry J. Lundgren	☐	☐	☐	5. Shareholder Proposal – Report on Unrecyclable Packaging	☐	☐	☐
1g. W. James McNerney, Jr.	☐	☐	☐	6. Shareholder Proposal – Report on Alignment Between Corporate Values and Political Contributions	☐	☐	☐

1h. Margaret C. Whitman	☐	☐	☐	NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.
1i. Mary Agnes Wilderotter	☐	☐	☐

1j. Patricia A. Woertz	☐	☐	☐

1k. Ernesto Zedillo	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTICE OF ANNUAL MEETING

OF

SHAREHOLDERS

This is notice of the annual meeting of shareholders of The Procter & Gamble Company to be held on Tuesday, October 14, 2014 at 9:00 a.m. in Grand Ballroom A at the Duke Energy Convention Center, 525 Elm Street, Cincinnati, Ohio.

In addition to reviewing the minutes of last year’s annual meeting and receiving reports of officers, the purposes of the meeting are listed on the voting portion of the proxy card, which is located on the reverse side of this notice.

NEW ADMISSION PROCEDURES: If you plan to attend the meeting in person, we encourage you to register for admission before 11:59 p.m. on Monday, October 13, 2014. You may register for admission for yourself and one guest by:

•	Visiting www.proxyvote.com and following the instructions provided, or calling 1-800-690-6903. You will need the 12-digit control number included on your proxy card, voter instruction form, or notice.
•	At the entrance to the meeting, you will need to present a form of government-issued photo identification, such as a driver’s license or passport. The Company will then verify your registration.

If you do not register in advance, the Company will request to see a form of government-issued photo identification at the entrance to the meeting. We will then determine if you owned common stock on the record date by:

•	Verifying your name and stock ownership against our list of registered shareholders; or
•

Asking to review evidence of your stock ownership as of August 15, 2014, such as your brokerage statement. You must bring such evidence with you in order to be admitted to the meeting. If you are acting as a proxy, we will need to review a valid written legal proxy signed by the owner of the common stock granting you the required authority to vote the owner’s shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M76871-P54907

THE PROCTER & GAMBLE COMPANY

SHAREHOLDER’S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD

Annual Meeting of Shareholders - Tuesday, October 14, 2014

The undersigned hereby appoints A.G. Lafley, W. James McNerney, Jr., and Ernesto Zedillo (the “Proxy Committee”), and each of them (with respect to any shares of Common Stock held by the undersigned directly or via the Company’s Shareholder Investment Program) as proxies to attend the annual meeting of shareholders of the Company to be held on Tuesday, October 14, 2014 at 9:00 a.m. in Cincinnati, Ohio and any adjournment thereof and vote all shares held by or for the benefit of the undersigned as indicated on the reverse side of this card for the election of Directors and on the Board of Directors and shareholder proposals listed; and, at their discretion, on such other matters as may properly come before the meeting. If you sign and return this card without marking, this proxy card will be treated as being FOR the election of Directors, FOR the recommendations of the Board of Directors on items 2, 3, and 4, and AGAINST the proposals listed as items 5 and 6.

                This proxy also provides voting instructions for shares held by the Trustees of the Retirement Trust and the Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan and The Procter & Gamble Savings Plan (as applicable, with respect to shares of Common Stock and Series A and B ESOP Convertible Class A Preferred Stock held for the benefit of the undersigned) and directs such Trustees to vote all shares held for the benefit of the undersigned, as indicated on the reverse side of this card for the election of Directors and on the Board of Directors and shareholder proposals listed; and with the Proxy Committee on such other matters as may properly come before the meeting. The Trustees will vote shares of the Company’s Stock held by them for which instructions are not received in direct proportion to the voting of shares for which instructions have been received, provided that such voting is not contrary to the Employee Retirement Income Security Act of 1974, as amended. The Trustees will vote unallocated shares in direct proportion to voting by allocated shares of the same Class in aggregate, for which instructions have been received.

This proxy/voting instruction card is solicited jointly by the Board of Directors of The Procter & Gamble Company and the Trustees listed above pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. Votes should be received by the Company’s proxy tabulator, Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. on Monday, October 13, 2014, for Common shares to be voted and 4:00 p.m. on Thursday, October 9, 2014 for the Trustees to vote the Plan shares. Broadridge will report separately to the Proxy Committee and to the Trustees as to proxies received and voting instructions provided, respectively. Individual proxy voting and voting instructions will be kept confidential by Broadridge and not provided to the Company.